Exhibit 10.7

MEZZANINE LOAN AND SECURITY AGREEMENT

(SECOND MEZZANINE)

Dated as of July 21, 2005

Between

MPO INTERMEDIATE HOLDINGS, LLC,

as Mezzanine Borrower

and

GERMAN AMERICAN CAPITAL CORPORATION,

as Mezzanine Lender

		2.5.5	Related Documents	44
		2.5.6	Delivery of Organizational Documents	44
		2.5.7	Opinions of Mezzanine Borrower’s Counsel	45
		2.5.8	Completion of Proceedings	45
		2.5.9	Payments	45
		2.5.10	Interest Rate Cap Agreement	45
		2.5.11	Account Agreement	45
		2.5.12	Ground Lessor Estoppels; Clean Borrower Estoppel Certificate	45
		2.5.13	Tenant Estoppels and SNDAs	45
		2.5.14	REAs	46
		2.5.15	Insolvency	46
		2.5.16	Independent Manager/Member Certificate	46
		2.5.17	Transaction Costs	46
		2.5.18	Material Adverse Effect	46
		2.5.19	Subleases	46
		2.5.20	Master Lease; Master Lease SNDA	46
		2.5.21	Tax Lot	46
		2.5.22	Condominium Estoppels	47
		2.5.23	Condominium Documents	47
		2.5.24	Appraisal	47
		2.5.25	Financial Statements	47
		2.5.26	Flood Certifications	47
		2.5.27	Intentionally Omitted	47
		2.5.28	Merger Agreement	47
		2.5.29	Intercreditor Agreements	47
		2.5.30	Equity and Real Property Transfer Documents	47
		2.5.31	Consents	48

III.	CASH MANAGEMENT			48

	3.1	Cash Management		48
		3.1.1	Establishment of Account	48
		3.1.2	Pledge of Account Collateral (Second Mezzanine)	48
		3.1.3	Maintenance of Mezzanine Account	49
		3.1.4	Eligible Accounts	49
		3.1.5	Deposits into Sub-Accounts	50
		3.1.6	Monthly Funding	50
		3.1.7	Cash Management Bank	51
		3.1.8	Mezzanine Borrower’s Account Representations, Warranties and Covenants	52
		3.1.9	Account Collateral (Second Mezzanine) and Remedies	52
		3.1.10	Transfers and Other Liens	53
		3.1.11	Reasonable Care	53
		3.1.12	Mezzanine Lender’s Liability	54
		3.1.13	Continuing Security Interest	54

IV.	REPRESENTATIONS AND WARRANTIES			54

	4.1	Borrower Representations		54
		4.1.1	Organization	54
		4.1.2	Proceedings	55
		4.1.3	No Conflicts	55
		4.1.4	Litigation	56
		4.1.5	Agreements	56
		4.1.6	Title to Assets	57
		4.1.7	No Bankruptcy Filing	58
		4.1.8	Full and Accurate Disclosure	58
		4.1.9	Ownership Interests	58
		4.1.10	No Plan Assets	58
		4.1.11	Compliance	59
		4.1.12	Financial Information	59
		4.1.13	Absence of UCC Financing Statements, Etc.	59
		4.1.14	Federal Reserve Regulations	60
		4.1.15	Setoff, Etc.	60
		4.1.16	Not a Foreign Person	60
		4.1.17	Enforceability	60
		4.1.18	Subdivision	60
		4.1.19	Insurance	60
		4.1.20	Physical Condition	60
		4.1.21	Subleases	61
		4.1.22	Single Purpose Entity/Separateness	61
		4.1.23	Subsidiaries	61
		4.1.24	Tax Filings	62
		4.1.25	Solvency/Fraudulent Conveyance	62
		4.1.26	Investment Company Act	62
		4.1.27	Interest Rate Cap Agreement	62
		4.1.28	Brokers	62
		4.1.29	No Other Debt	63
		4.1.30	Taxpayer Identification Number	63
		4.1.31	Merger Agreement	63
		4.1.32	Representations and Warranties in the Loan Documents (Mortgage)	63

	4.2	Survival of Representations		63

	4.3	Mezzanine Borrower’s Knowledge		64

V.	MEZZANINE BORROWER COVENANTS			64

	5.1	Affirmative Covenants		64
		5.1.1	Performance by Mezzanine Borrower	64
		5.1.2	Existence; Compliance with Legal Requirements; Insurance	64
		5.1.3	Litigation	65
		5.1.4	Single Purpose Entity	65
		5.1.5	Consents	66
		5.1.6	Notice of Default	67
		5.1.7	Cooperate in Legal Proceedings	67
		5.1.8	Perform Mezzanine Loan Documents	67

		5.1.9	Further Assurances; Separate Notes	67
		5.1.10	Business and Operations	69
		5.1.11	Title to the Collateral	69
		5.1.12	Costs of Enforcement	70
		5.1.13	Estoppel Statements	70
		5.1.14	Loan Proceeds	70
		5.1.15	No Joint Assessment	70
		5.1.16	No Further Encumbrances	71
		5.1.17	Article 8 “Opt In” Language	71
		5.1.18	Loan (Mortgage) Covenants	71
		5.1.19	Senior Mezzanine Loan Covenants	73
		5.1.20	Intentionally Omitted	75
		5.1.21	Impositions

	5.2	Negative Covenants		75
		5.2.1	Debt	75
		5.2.2	Encumbrances	76
		5.2.3	Engage in Different Business	76
		5.2.4	Make Advances	76
		5.2.5	Partition	76
		5.2.6	Commingle	76
		5.2.7	Guarantee Obligations	76
		5.2.8	Transfer Assets	76
		5.2.9	Amend Organizational Documents	76
		5.2.10	Dissolve	77
		5.2.11	Bankruptcy	77
		5.2.12	ERISA	77
		5.2.13	Distributions	77
		5.2.14	Modify REAs	77
		5.2.15	Modify Mezzanine Account Agreement	77
		5.2.16	Zoning Reclassification	77
		5.2.17	Change of Principal Place of Business	77
		5.2.18	Debt Cancellation	78
		5.2.19	Misapplication of Funds	78
		5.2.20	Single-Purpose Entity	78

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION			78

	6.1	Insurance Coverage Requirements		78

	6.2	Condemnation		79

	6.3	Certificates		80

VII.	RESERVED			80

VIII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS			80

	8.1	Restrictions on Transfers		80

	8.2	Sale of Building Equipments		81

	8.3	Immaterial Transfers and Easements, Etc.		81

	8.4	Indebtedness		81

	8.5	Permitted Equity Transfers		82

	8.6	Deliveries to Mezzanine Lender		84

	8.7	Loan Assumption		84

	8.8	Subleases		84
		8.8.1	New Subleases and Sublease Modifications	84
		8.8.2	Leasing Conditions	84
		8.8.3	Delivery of New Sublease or Sublease Modification	86
		8.8.4	Security Deposits	86
		8.8.5	No Default Under Subleases	87

IX.	INTEREST RATE CAP AGREEMENT			87

	9.1	Interest Rate Cap Agreement (Second Mezzanine)		87

	9.2	Pledge		87

	9.3	Covenants		88

	9.4	Powers of Mezzanine Borrower Prior to an Event of Default		89

	9.5	Representations and Warranties		89

	9.6	Payments		90

	9.7	Remedies		90

	9.8	Sales of Rate Cap Collateral		92

	9.9	Public Sales Not Possible		93

	9.10	Receipt of Sale Proceeds		93

	9.11	Replacement Interest Rate Cap Agreement		93

X.	RESERVED			94

XI.	BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION			94

	11.1	Books and Records		94

	11.2	Financial Statements		94
		11.2.1	Monthly Reports	94
		11.2.2	Quarterly Reports	95
		11.2.3	Annual Reports	95
		11.2.4	Disclosure Restrictions	96
		11.2.5	Capital Expenditures Summaries	96
		11.2.6	Master Lease	96
		11.2.7	Annual Budget; Operating Agreement	96
		11.2.8	Other Information	97

	11.3	Proprietary Information		97

v

XII.	RESERVED			98

XIII.	ENVIRONMENTAL MATTERS			98

	13.1	Representations		98

	13.2	Covenants		98
		13.2.1	Compliance with Environmental Laws	98

	13.3	Environmental Reports		99

	13.4	Environmental Indemnification		99

	13.5	Recourse Nature of Certain Indemnifications		100

XIV.	ASSIGNMENTS AND PARTICIPATIONS			100

	14.1	Assignment and Acceptance		100

	14.2	Effect of Assignment and Acceptance		100

	14.3	Content		101

	14.4	Register		102

	14.5	Substitute Mezzanine Notes		102

	14.6	Participations		102

	14.7	Disclosure of Information		103

	14.8	Security Interest in Favor of Federal Reserve Bank		103

XV.	INTENTIONALLY BLANK			103

XVI.	ADDITIONAL RIGHTS; COSTS			103

	16.1	Certain Additional Rights of Mezzanine Lender		103

	16.2	Costs		104

XVII.	RESERVED			104

XVIII.	DEFAULTS			104

	18.1	Event of Default		104

	18.2	Remedies		110

	18.3	Remedies Cumulative; Waivers		111

	18.4	Costs of Collection		111

	18.5	Distribution of Collateral Proceeds		112

XIX.	SPECIAL PROVISIONS			112

	19.1	Exculpation		112
		19.1.1	Exculpated Parties	112
		19.1.2	Carveouts From Non-Recourse Limitations	113

XX.	MISCELLANEOUS		115

	20.1	Survival	115

	20.2	Mezzanine Lender’s Discretion	116

	20.3	Governing Law	116

	20.4	Modification, Waiver in Writing	117

	20.5	Delay Not a Waiver	117

	20.6	Notices	118

	20.7	TRIAL BY JURY	120

	20.8	Headings	120

	20.9	Severability	120

	20.10	Preferences	121

	20.11	Waiver of Notice	121

	20.12	Expenses; Indemnity	121

	20.13	Exhibits and Schedules Incorporated	123

	20.14	Offsets, Counterclaims and Defenses	123

	20.15	Liability of Assignees of Mezzanine Lender	124

	20.16	No Joint Venture or Partnership; No Third Party Beneficiaries	124

	20.17	Publicity	124

	20.18	Waiver of Marshaling of Assets	125

	20.19	Waiver of Counterclaim and other Actions	125

	20.20	Conflict; Construction of Documents; Reliance	125

	20.21	Prior Agreements	125

	20.22	Counterparts	126

	20.23	Direction of Mortgage Borrower with Respect to the Property	126

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF COUNTERPARTY ACKNOWLEDGMENT
EXHIBIT B	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT C	FORM OF INDEPENDENT MEMBER/DIRECTOR CERTIFICATE
EXHIBIT D	FORM OF PLEDGOR ACKNOWLEDGMENT
EXHIBIT E	INTENTIONALLY DELETED
EXHIBIT F	INTENTIONALLY DELETED
EXHIBIT G	INTENTIONALLY DELETED
EXHIBIT H	INTENTIONALLY DELETED
EXHIBIT I	INTENTIONALLY DELETED
EXHIBIT J	MEZZANINE BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT K	LITIGATION SCHEDULE
EXHIBIT L	INTEREST RATE CAP AGREEMENT
EXHIBIT M	INTENTIONALLY DELETED
EXHIBIT N	FORM OF MEMBER POWER
EXHIBIT O	UCC ARTICLE 8 “OPT-IN” PROVISIONS

SCHEDULE I	SUBLEASES
SCHEDULE II	ALLOCATED LOAN AMOUNTS
SCHEDULE III	PRE-APPROVED TRANSFEREES

MEZZANINE LOAN AND SECURITY AGREEMENT (SECOND MEZZANINE)

THIS MEZZANINE LOAN AND SECURITY AGREEMENT (SECOND MEZZANINE) dated as of July 21, 2005 (as amended, restated, replaced, supplemented, or otherwise modified from time to time, this “Agreement”), between MPO INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Mezzanine Borrower”) having an office at c/o Toys “R” Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470 and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, on behalf of the holders of the Mezzanine Notes, having an address at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, “Mezzanine Lender”).

RECITALS:

WHEREAS, Mezzanine Borrower desires to obtain the Loan (as hereinafter defined) from Mezzanine Lender;

WHEREAS, Mezzanine Lender is willing to make the Loan to Mezzanine Borrower, subject to and in accordance with the terms of this Agreement and the other Mezzanine Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Mezzanine Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“ABL Intercreditor Agreement” shall mean an intercreditor agreement between Mortgage Lender, Mezzanine Lender, each Senior Mezzanine Lender, each Junior Mezzanine Lender, and the agent for the lenders under the ABL Loan.

“ABL Loan” shall have the meaning provided in the ABL Intercreditor Agreement.

“Account Agreement (Mortgage)” shall have the meaning set forth in the Loan Agreement (“Mortgage”).

“Account Collateral (Second Mezzanine)” shall have the meaning set forth in Section 3.1.2.

“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Approved Counterparty in the form of Exhibit A.

“Additional Non-Consolidation Opinion” shall have the meaning set forth in Section 4.1.22(b).

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, (ii) any record or beneficial owner of more than 20% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Aggregate Capped Debt Service” shall mean the aggregate amount of interest due and payable in accordance with the Mortgage Note and the Mezzanine Notes for any immediately preceding twelve (12) Payment Dates, assuming that interest on the aggregate outstanding principal balance of the Mortgage Notes and the Mezzanine Notes is accruing at a loan constant equal to the Capped Interest Rate.

“Aggregate Appraised Value” as of the date determined shall mean the sum of (a) the aggregate appraised values as of the Closing Date of all Properties which remain as of the date determined subject to the Lien of the Security Instrument (excluding the Replaced Properties, Release Properties and the Substitute Properties) and (b) the appraised value of the Substitute Property as of such date of determination.

“Agreement” shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” shall mean with respect to each Individual Property, the designated allocated portion of the Loan applicable to such Individual Property that is set forth on Schedule II attached hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Approved Bank” shall mean a bank or other financial institution which has a minimum long-term unsecured debt rating of at least “AA” and a minimum short-term unsecured debt rating of at least “A-1+” by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least “AA” and a minimum short-term unsecured debt rating of at least “A-1+”, or their respective equivalents, by two of the Rating Agencies, but in any event one of the two Rating Agencies shall be S&P, it being understood that the AA and A-1+ benchmark ratings and other benchmark ratings in this Agreement are intended to be the ratings, or the equivalent of ratings, issued by S&P.

“Approved Counterparty” shall mean a bank or other financial institution which has (a) either (i) a long-term unsecured debt rating of “A+” or higher by S&P or (ii) if the long-term unsecured debt rating is “A” or lower by S&P, a short-term rating of not less than “A-1” from S&P; (b) a long-term unsecured debt rating of not less than “Aa3” by Moody’s; and (c) if the counterparty is rated by Fitch, either a long-term unsecured debt rating of not less than “A” from Fitch or a short-term unsecured debt rating of not less than “F-1” from Fitch.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by Mezzanine Lender and an assignee, and accepted by Mezzanine Lender in accordance with Article XIV and in such form customarily used by Mezzanine Lender in connection with the participation or syndication of mortgage or mezzanine loans at the time of such assignment.

“Bankruptcy Code” shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

“Borrower” shall mean, collectively, Mortgage Borrower, Mezzanine Borrower, First Mezzanine Borrower, Third Mezzanine Borrower and Fourth Mezzanine Borrower.

“Building Equipment” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Capped Interest Rate” shall mean a rate per annum equal to the sum of (a) the LIBOR Cap Strike Rate and (b) the LIBOR Margin.

“Cash” shall mean the legal tender of the United States of America.

“Cash Management Bank (First Mezzanine)” shall mean Bank of America, N.A., as servicer, or any successor Approved Bank acting as Cash Management Bank (First Mezzanine) under the Mezzanine Account Agreement or other financial institution approved by the Mezzanine Lender.

“Cash Management Bank” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Certificate” shall have the meaning set forth in the Pledge.

“Clean Borrower Estoppel Certificate” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Clean Ground Lessor Estoppel Certificate” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

“Closing Date” shall mean the date of this Agreement set forth in the first paragraph hereof.

“Closing Date DSCR” shall mean 3.78x.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean collectively (i) all of the Pledged Collateral and all proceeds thereof, (ii) all Receipts, (iii) any stock certificates or other certificates, membership interest certificates or instruments evidencing any of the foregoing property described in clauses (i) and (ii) above, (iv) the Rate Cap Collateral, (v) the Account Collateral (Second Mezzanine) and (vi) all other rights appurtenant to the property described in clauses (i) through (v) above.

“Collateral Accounts” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Collateral Accounts (First Mezzanine)” shall have the meaning set forth in the First Mezzanine Loan Agreement.

“Collateral Accounts (Fourth Mezzanine)” shall have the meaning set forth in the Fourth Mezzanine Loan Agreement.

“Collateral Accounts (Second Mezzanine)” shall have the meaning set forth in Section 3.1.1.

“Collateral Accounts (Third Mezzanine)” shall have the meaning set forth in the Third Mezzanine Loan Agreement.

“Combined Principal Amount” shall mean the sum of each “Principal Amount” as defined in each of the Loan Agreement (Mortgage), Loan Agreement (Second Mezzanine), First Mezzanine Loan Agreement, Third Mezzanine Loan Agreement, and Fourth Mezzanine Loan Agreement.

“Condominium” shall mean, with respect to each Condominium Property, the condominium regime created by the Condominium Documents.

“Condominium Documents” shall mean, with respect to each Condominium Property, collectively, the Condominium Declaration, the by-laws of the Condominium, the floor plans attached to the Condominium Declaration, and any other similar written agreements among or otherwise binding upon any unit owners of the Condominium in their capacity as such and that govern or otherwise relate to the establishment, continuance, maintenance or operation of the Condominium, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condominium Properties” shall mean, collectively, all of the Individual Properties that are subject to a Condominium and “Condominium Property” shall mean each such Property.

“Control” shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Contemplated Transactions” shall mean, collectively, (i) the transactions consummated pursuant to the Merger Agreement, including but not limited to the change in control of the Toys ‘R’ Us, Inc. and the various equity transfers in connection with the related restructuring, (ii) the transfers of certain of the Properties to Master Lessee, (iii) the transfers of all of the Properties from Master Lessee to Borrower, (iv) the leasing or subleasing of all of the Properties from Mortgage Borrower to Master Lessee pursuant to the Master Lease, (v) the execution and delivery of the Loan Documents or the Mezzanine Loan Documents, Mortgage Borrower’s or Mezzanine Borrower’s performance thereunder, the recordation of the Security Instrument, and the exercise of any remedies by Mortgage Lender or Mezzanine Lender, and (vi) following Mortgage Lender’s or its designee’s succession in title to any Property, the transfer of any such Property by Mortgage Lender or such designee.

“Counterparty” shall mean, with respect to the Interest Rate Cap Agreement (Second Mezzanine), SMBC Derivative Products Limited, and with respect to any Replacement Interest Rate Cap Agreement (Second Mezzanine), any substitute Approved Counterparty.

“Counterparty Opinion” shall have the meaning set forth in Section 9.3(f).

“Debt” shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of

ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Debt Service (Second Mezzanine)” shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

“Default” shall mean the occurrence of any event hereunder or under any other Mezzanine Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning set forth in the Mezzanine Note.

“Deficient GL Properties” shall mean, collectively, each Ground Lease Property for which either (a) no Ground Lessor Estoppel Certificate or, as applicable, ground lessor consent is delivered or (b) a Ground Lessor Estoppel Certificate (including, but not limited to, a Disputed Sum GL Estoppel) or, as applicable, a ground lessor consent, is delivered which is unacceptable to Mezzanine Lender in its reasonable discretion, a list of which Deficient GL Properties is attached to the Loan Agreement (Mortgage); provided, however, that if at any time after the Closing Date any of the following shall occur with respect to any particular Deficient GL Properties, the term “Deficient GL Properties” shall no longer include (and the Recourse Guaranty (Mezzanine) shall no longer cover) the losses under Section 19.1.2(m) with respect to such Properties: (a) a Property Release, (b) a Substitution, (c) delivery of evidence reasonably acceptable to Mezzanine Lender that the Disputed Sum has been paid in full, if applicable or (d) delivery of a Clean Ground Lessor Estoppel Certificate and/or consent, as applicable.

“Disputed Sums” shall mean in the case of each Ground Lease Property (each a “Disputed Sum GL Property”) for which a Clean Ground Lessor Estoppel Certificate is delivered that is otherwise acceptable but which identifies a dispute that Mezzanine Lender reasonably determines can be cured by payment to the Fee Owner of a liquidated sum (each a “Disputed Sum GL Estoppel”), the liquidated sums, collectively.

“Disputed Sum GL Estoppel” shall have the meaning provided in the definition of the term “Disputed Sums.”

“Disputed Sum GL Property” shall have the meaning provided in the definition of the term “Disputed Sums.”

“Disqualified Transferee” shall mean any proposed transferee that, (i) has (within the past five (5) years) defaulted, or is now in default, beyond any applicable cure period,

of its material obligations, under any written agreement with Lender, any affiliate of Lender, any financial institution or other person providing or arranging financing; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (viii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

“Distributions” shall have the meaning set forth in the Pledge.

“DSCR” shall mean a ratio, as determined by Lender for the applicable period, in which:

(a) the numerator is Portfolio Four-Wall EBITDAR, applied consistently, as stated on Borrower’s or Master Lessee’s four most recent quarterly financial statements delivered to Lender pursuant to Section 11.2.2, for the trailing twelve (12) month period immediately prior to the applicable calculation date; and

(b) the denominator is the Aggregate Capped Debt Service.

“Eligible Account” shall mean (i) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit such as or similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity or (ii) a segregated account maintained at an Approved Bank. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Enforcement Costs” shall have the meaning set forth in Section 18.4.

“Environmental Certificate” shall have the meaning set forth in Section 13.2.1.

“Environmental Claim” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Environmental Event” shall have the meaning set forth in Section 13.2.1.

“Environmental Indemnity (Second Mezzanine)” shall mean the Environmental Indemnity (Second Mezzanine), dated as of the date hereof, made by Guarantor in favor of Mortgage Lender.

“Environmental Indemnity (Mortgage)” shall mean the Environmental Indemnity, dated as of the date hereof, made by Guarantor in favor of Mortgage Lender.

“Environmental Law” shall have the meaning provided in the Environmental Indemnity (Second Mezzanine).

“Environmental Reports” shall have the meaning set forth in Section 13.1.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 18.1(a).

“Excess Account Collateral” shall have the meaning set forth in Section 2.3.7.

“Excess Cash Flow” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Excess Proceeds” shall have the meaning set forth in Section 2.3.1(b).

“Excluded Personal Property” shall mean, collectively, (a) all of the personal property of Master Lessee (including, without limitation, all inventory and equipment, but excluding any items that constitute fixtures), (b) any licenses or other intellectual property relating to the trade names “Toys ‘R’ Us” or “Babies ‘R’ Us” and (c) any personal property of third-party Tenants under Subleases. For purposes of this definition, the terms “inventory”, “equipment” and “fixtures” shall have the meaning set forth in the Uniform Commercial Code in effect in the State of New York, except that the term “fixtures” shall specifically include, but not be limited to, and the terms “inventory” and “equipment” shall specifically exclude, all HVAC equipment, elevators, escalators and lighting together with all equipment, parts and supplies used to service, repair, maintain and equip the foregoing.

“Exculpated Parties” shall have the meaning set forth in Section 19.1.1.

“Excusable Delay” shall mean a delay solely due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Mezzanine Borrower or Mortgage Borrower, but Mezzanine Borrower’s or Mortgage Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Mezzanine Borrower or Mortgage Borrower, as applicable.

“Fee Owner” shall mean, collectively, the owner of the fee simple estate relating to each Ground Lease Property.

“First Mezzanine Account” shall have the meaning ascribed to “Mezzanine Account” in the First Mezzanine Loan Agreement.

“First Mezzanine Borrower” shall mean MPO Intermediate, LLC, a Delaware limited liability company.

“First Mezzanine Lender” shall mean German American Capital Corporation, a Maryland corporation, its successors and/or assigns, as the holder of the First Mezzanine Loan.

“First Mezzanine Lender Monthly Debt Service Notice” shall mean the written notice required to be delivered by First Mezzanine Lender pursuant to Section 3.1.6 of the First Mezzanine Loan Agreement to Mortgage Lender at least five (5) Business Days prior to each Payment Date setting forth the First Mezzanine Loan Debt Service Amount payable by First Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

“First Mezzanine Loan” shall mean that certain $18,000,000 mezzanine loan, made as of the date hereof, from First Mezzanine Lender to the First Mezzanine Borrower.

“First Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement (First Mezzanine), dated as of the date hereof, between First Mezzanine Borrower, as borrower, and First Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“First Mezzanine Loan Debt Service Amount” shall mean, with respect to any specified date or a particular period of time, interest payments under the First Mezzanine Note (excluding any default or accrued interest) due as of such date (as set forth in the First Mezzanine Lender Monthly Debt Service Notice delivered to Mortgage Lender) or payable during such period (including the last day thereof), as applicable and repayment in full of the principal balance of the First Mezzanine Note on the scheduled maturity of the First Mezzanine Loan (but excluding any principal payments on account of an acceleration of the First Mezzanine Loan or a default under any of the First Mezzanine Loan Documents).

“First Mezzanine Loan Default Notice” shall mean a notice from First Mezzanine Lender to Mezzanine Lender (upon which Mezzanine Lender may conclusively rely without any inquiry into the validity thereof) that an “Event of Default” has occurred and is continuing under any of the First Mezzanine Loan Documents.

“First Mezzanine Loan Default Revocation Notice” shall mean a notice from First Mezzanine Lender that an Event of Default which has occurred under the Senior Mezzanine Loan Documents is no longer continuing.

“First Mezzanine Loan Documents” shall mean the documents evidencing and securing the First Mezzanine Loan, as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“Fiscal Quarter” shall mean each quarter within a Fiscal Year in accordance with GAAP.

“Fiscal Year” shall mean each twelve (12) month period ending on the last Saturday closest to January 31 for such calendar year and commencing on the day following such Saturday on the preceding calendar year during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, or partially during, the term of the Loan, or such other 12-month fiscal accounting period as Borrower may establish from time to time.

“Fitch” shall mean Fitch Ratings Inc.

“Fourth Mezzanine Account” shall mean account number 1235465997 at Bank of America, N.A.

“Fourth Mezzanine Borrower” shall mean MPO Junior Holdings, LLC, a Delaware limited liability company.

“Fourth Mezzanine Lender” shall mean German American Capital Corporation, a Maryland corporation, and its successors and/or assigns, as the holder of the Fourth Mezzanine Loan.

“Fourth Mezzanine Loan” shall mean that certain $8,000,000 mezzanine loan, made as of the date hereof, from Fourth Mezzanine Lender to the Fourth Mezzanine Borrower.

“Fourth Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement (Fourth Mezzanine), dated as of the date hereof, between Fourth Mezzanine Borrower, as borrower, and Fourth Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Fourth Mezzanine Loan Documents” shall mean the documents evidencing and securing the Fourth Mezzanine Loan, as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“GAAP” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

“Go Dark” shall mean (a) with respect to any Individual Property other than a Go Dark Purchase Option Property, if such Individual Property is not open for business to the public for a period of ninety (90) consecutive days, unless such closure (i) is a result of a Taking of or casualty or other damage or injury to such Individual Property or (ii) is in connection with an Alteration permitted hereunder and (b) with respect to any Go Dark Purchase Option Property, if the Toys ‘R’ Us store or Babies ‘R’ Us store, or the Tenant under any Sublease, as applicable, at such Individual Property is not open for business to the public if such failure would commence the period after which a purchase right or option that would be triggered.

“Go Dark Purchase Option Property” means any Individual Property having an Operating Agreement which contains a purchase right, termination right, recapture right or option that would be triggered if the Toys ‘R’ Us store or Babies ‘R’ Us store, as applicable, at such Individual Property is not open for business to the public for a period designated in such Operating Agreement, including but not limited to the Individual Properties listed on Schedule VI which are specifically designated as having such a purchase right or option.

“Go Dark Limit” shall mean 20% of the Loan Amount.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease Property” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Guarantor” shall mean Toys ‘R’ Us Inc., a Delaware corporation, or any successor or assign permitted pursuant to the provisions set forth herein.

“Hazardous Materials” shall have the meaning provided in the Environmental Indemnity (Second Mezzanine).

“HoldCo” shall mean MPO Holdings, LLC, a Delaware limited liability company.

“Holding Account” shall mean the “Holding Account” and various sub-accounts to the Holding Account established pursuant to the Loan Agreement (Mortgage) as in effect on the date hereof.

“Impositions” shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of the Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom of any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

“Improvements” shall have the meaning set forth in the Security Instrument.

“Increased Costs” shall have the meaning set forth in Section 2.4.1.

“Indebtedness” shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with the other Mezzanine Loan Documents and all other amounts, sums and expenses paid by or payable to Mezzanine Lender hereunder or pursuant to the Mezzanine Note or the other Mezzanine Loan Documents.

“Indemnified Parties” shall have the meaning set forth in Section 20.12(a).

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any of their Affiliates, (ii) is not connected with any Borrower, or any of their Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Accountant” shall mean a firm or another firm of nationally recognized, certified public accountants which is Independent and which is selected by Mezzanine Borrower or Mortgage Borrower, as applicable, and reasonably acceptable to Mezzanine Lender.

“Independent Director”, “Independent Manager,” or “Independent Member” shall mean a Person who is not and will not be while serving and has never been (i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of any Borrower or its Affiliates (provided that Mezzanine Borrower may not have the same

Independent Directors, Independent Managers or Independent Members as Mortgage Borrower), (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with any Borrower or its Affiliates, (iii) a direct or indirect legal or beneficial owner in any entity referred to in (i) or (ii) above or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to in (i), (ii) or (iii) above or (v) a person Controlling or under the common Control of anyone listed in (i) through (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Mezzanine Borrower (other than an Independent Director or Independent Manager or Independent Member of Mortgage Borrower).

“Individual Property” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Insurance Requirements” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Interest Determination Date” shall have the meaning set forth in the Mezzanine Note.

“Interest Period” shall have the meaning set forth in the Mezzanine Note.

“Interest Rate Cap Agreement (Second Mezzanine)” shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto), dated on or about the date hereof, between the Counterparty and Mezzanine Borrower, obtained by Mezzanine Borrower and collaterally assigned to Mezzanine Lender pursuant to this Agreement. After delivery of a Replacement Interest Rate Cap Agreement (Second Mezzanine) to Mezzanine Lender, the term Interest Rate Cap Agreement (Second Mezzanine) shall be deemed to mean such Replacement Interest Rate Cap Agreement (Second Mezzanine).

“Jointly Assessed Ground Lease Properties” shall mean the Ground Lease Properties for which real estate taxes are jointly assessed with the larger underlying fee parcel of which the related Land forms a part, as provided for in the Loan Agreement (Mortgage).

“Junior Mezzanine Borrower” shall mean, collectively, Third Mezzanine Borrower and Fourth Mezzanine Borrower, as the context may require.

“Junior Mezzanine Lender” shall mean, collectively, Mezzanine Lender, Third Mezzanine Lender and Fourth Mezzanine Lender, as the context may require.

“Junior Mezzanine Loan” shall mean, collectively, the Third Mezzanine Loan and the Fourth Mezzanine Loan.

“Junior Mezzanine Loan Documents” shall mean, collectively, the Third Mezzanine Loan Documents and the Fourth Mezzanine Loan Documents, as the context may require.

“Late Payment Charge” shall have the meaning set forth in Section 2.2.3.

“Legal Requirements” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Lender” shall mean, collectively, Mortgage Lender, Mezzanine Lender, First Mezzanine Lender, Third Mezzanine Lender and Fourth Mezzanine Lender.

“LIBOR” shall have the meaning set forth in the Mezzanine Note.

“LIBOR Cap Strike Rate” shall mean 7% per annum.

“LIBOR Margin” shall have the meaning set forth in the Mezzanine Note.

“LIBOR Rate” shall have the meaning set forth in the Mezzanine Note.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, the Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances, in case, excluding any such items filed against and solely affecting the Excluded Personal Property.

“Loan” shall mean the loan in the amount of $21,000,000 made by Mezzanine Lender to Mezzanine Borrower pursuant to this Agreement.

“Loan (Mortgage)” or “Mortgage Loan” shall mean the loan in the amount of $145,000,000 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

“Loan Agreement (Mortgage)” shall mean the Loan and Security Agreement, dated as of the date hereof, between Mortgage Borrower, as borrower, and Mortgage Lender, as lender.

“Loan Documents (Mortgage)” shall mean, collectively, the Loan Agreement (Mortgage), the Mortgage Note, the Security Instrument, the Assignment of Leases (as defined in the Loan Agreement (Mortgage)), the Environmental Indemnity (Mortgage), the Account Agreement (Mortgage), the Recourse Guaranty (Mortgage), the Clean Borrower Estoppel Certificate, the Master Lease, the Master Lease SNDA, the Account Agreement and all other documents executed and/or delivered by Mortgage Borrower, Master Lessee or Guarantor in connection with the Loan (Mortgage) in favor of

Mortgage Lender, and in connection with any Property Substitution including any opinion certificates or other certifications or representations delivered by or on behalf of Mortgage Borrower, or any Affiliate of Borrower in favor of Mortgage Lender.

“LTV Ratio” shall mean the ratio, expressed as a percentage, of the Combined Principal Amount as of the date of determination, to the Aggregate Appraised Value as of the date of determination.

“Master Lease” shall mean that certain Master Lease Agreement for the Properties by and between Mortgage Borrower, as lessor, and Master Lessee, as lessee, dated the date hereof, as more particularly described in Section 5.1.19. Mezzanine Lender acknowledges that Mortgage Borrower does not own, and Mortgage Lender does not have a lien on, the Excluded Personal Property and that the term “Master Lease” shall not include the Excluded Personal Property or leases or licenses with respect to the Excluded Personal Property.

“Master Lease Variable Additional Rent” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Master Lessee” shall mean Toys ‘R’ Us-Delaware, Inc., a Delaware corporation, or any successor or assign permitted pursuant to the provisions set forth herein.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of any Individual Property, (iii) the business, profits, operations or financial condition of Mortgage Borrower and/or Mezzanine Borrower (taken as a whole), (iv) the ability of Mezzanine Borrower to repay the principal and/or interest of the Loan as it becomes due or to satisfy any of Mezzanine Borrower’s material obligations under the Mezzanine Loan Documents, (v) the ability of Mortgage Borrower or any Senior Mezzanine Borrower to repay the principal and interest of the Loan (Mortgage) or Senior Mezzanine Loan as it becomes due or to satisfy any of Mortgage Borrower’s material obligations under the Loan Documents (Mortgage) or Senior Mezzanine Borrower’s obligations under any Senior Mezzanine Loan, or (vi) the Collateral taken as a whole.

“Material Sublease” shall mean any Sublease to a single Tenant covering the lesser of (a) 40,000 or more or (b) more than 50% of the square feet of rentable area of any Individual Property, including, without limitation, the Material Sublease (including all amendments and supplements thereto) designated as such on Schedule I attached hereto and made a part hereof.

“Material Sublease Approval Threshold” shall mean Material Subleases with respect to Individual Properties having aggregate Allocated Loan Amounts equal to or greater than 5% of the Loan Amount.

“Maturity Date” shall have the meaning set forth in the Notes.

“Maturity Date Payment” shall have the meaning set forth in the Notes.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Note and as provided for herein or the other Mezzanine Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member/Stock Power” shall mean the member/stock power executed by Mezzanine Borrower and substantially in the form of Exhibit N.

“Merger Agreement” shall mean that certain Plan of Merger among Toys ‘R’ Us, Inc., Global Toys Acquisition, LLC and Global Toys Acquisition Merger Sub, Inc. dated as of March 17, 2005.

“Mezzanine Account” shall have the meaning set forth in Section 3.1.1.

“Mezzanine Account Agreement” shall mean (a) the side letter agreement dated the date hereof between Cash Management Bank (Second Mezzanine) and Mezzanine Lender or (b) at any time when Mezzanine Lender or Servicer is not the Cash Management Bank (Second Mezzanine), an Account and Control Agreement, in form reasonably acceptable to Mezzanine Lender among Mezzanine Lender, Mezzanine Borrower and Cash Management Bank (First Mezzanine).

“Mezzanine Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Mezzanine Borrower’s Account” shall mean an account or accounts maintained by Mezzanine Borrower for its own account at such bank and with such account number as may be designated in writing by Mezzanine Borrower to Mezzanine Lender and Cash Management Bank from time to time.

“Mezzanine Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Mezzanine Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Mezzanine Lender’s Expenses” shall mean all reasonable expenses incurred in connection with the origination of the Loan, including, without limitation, preparation of the Mezzanine Loan Documents, recording fees, underwriting costs, search fees, and other fees and out of pocket expenses (including reasonable attorneys’ fees and disbursements and other third party expenses) of the Mezzanine Lender.

“Mezzanine Loan Documents” shall mean, collectively, this Agreement, the Mezzanine Note, the Mezzanine Account Agreement, the Recourse Guaranty (Mezzanine), the Environmental Indemnity (Second Mezzanine) and the Pledge and any and all other agreements, instruments or documents executed by Mezzanine Borrower (or any of its Affiliates) evidencing, securing or delivered in connection with the Loan and the transactions contemplated thereby, including, without limitation, any certificates or representations delivered by or on behalf of Mezzanine Borrower, or any Affiliate of Mezzanine Borrower.

“Mezzanine Loan Default Notice” shall mean a notice from Mezzanine Lender that an Event of Default has occurred and is continuing under the Mezzanine Loan Documents.

“Mezzanine Loan Default Revocation Notice” shall mean a notice from Mezzanine Lender that an Event of Default which has occurred under the Mezzanine Loan Documents is no longer continuing.

“Mezzanine Note” shall mean that certain Mezzanine Note A-1 (Second Mezzanine), dated the date hereof, made by Mezzanine Borrower, as maker, in favor of Mezzanine Lender, as payee, in the principal amount of $21,000,000, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Borrower” shall have the meaning ascribed to the term “Borrower” in the Loan Agreement (Mortgage).

“Mortgage Default” shall have the meaning ascribed to “Default” in the Loan Agreement (Mortgage).

“Mortgage Event of Default” shall have the meaning ascribed to “Event of Default” in the Loan Agreement (Mortgage).

“Mortgage Lender” shall mean German American Capital Corporation, a Maryland corporation, its successors and assigns.

“Mortgage Loan” shall mean the loan in the amount of $145,000,000 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

“Mortgage Note” shall have the meaning ascribed to “Notes” in the Loan Agreement (Mortgage).

“New Sublease” shall have the meaning set forth in Section 8.8.1.

“Non-Consolidation Opinion” shall have the meaning provided in Section 2.5.7.

“Non-Disqualification Opinion” shall mean an opinion of outside tax counsel reasonably acceptable to the Lender or the Rating Agencies to whom such opinion is addressed that a contemplated action will neither cause any trust formed as a REMIC pursuant to a Securitization to fail to qualify as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code at any time that any “regular interests” in the REMIC are outstanding nor cause a “prohibited transaction” tax (within the meaning of Section 860F(a)(2) of the Code) or “prohibited contribution” tax (within the meaning of Section 860G(d) of the Code) to be imposed on any such REMIC.

“Obligations (Mortgage)” shall have the meaning ascribed to “Obligations” in the Loan Agreement (Mortgage).

“Obligations (First Mezzanine)” shall have the meaning ascribed thereto in the First Mezzanine Loan Agreement.

“Obligations (Second Mezzanine)” shall mean all indebtedness, obligations and liabilities of Mezzanine Borrower and Guarantor to Mezzanine Lender, under this Agreement or any of the other Mezzanine Loan Documents or in respect of the Loan or the Mezzanine Note, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

“Officer’s Certificate” shall mean a certificate executed by an authorized signatory of Mezzanine Borrower that is familiar with the financial condition of Mezzanine Borrower and Mortgage Borrower and the operation of the Property, or in the case of Officer’s Certificates required under Section 11, the Chief Financial Officer of Borrower.

“Operating Agreements” shall mean, collectively, the Master Lease, the Material Subleases, the REAs, and the Condominium Documents.

“Opinion of Counsel” shall mean an opinion of counsel of a law firm selected by Mezzanine Borrower and reasonably acceptable to Mezzanine Lender.

“Other Charges” shall mean, collectively, (i) Common Charges and any special assessments and other similar amounts charged to Mortgage Borrower under the Condominium Documents or otherwise payable with respect to the Condominium Properties pursuant to the Condominium Documents, (ii) all sums, charges, fees, costs, expenses, common area maintenance charges and other charges or assessments reserved in or payable under the REAs and (iii) maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Sublease.

“Other Taxes” shall have the meaning set forth in Section 2.4.3.

“Outside Date” shall mean September 15, 2005.

“Owner’s Title Policy Loss Payment Direction Letter” shall mean that certain letter of even date herewith from Mortgage Borrower to the Mezzanine Lender and other parties named therein and countersigned by the Title Companies, directing the Title Company to make certain loss payments under certain of Mortgage Borrower’s owner’s title insurance policies to Mezzanine Lender as more particularly set forth therein.

“Ownership Interest” shall mean the 100% membership interest in First Mezzanine Borrower and 100% indirect equity interest in Mortgage Borrower pledged to Mezzanine Lender by Mezzanine Borrower pursuant to the Pledge.

“Payment Date” shall have the meaning set forth in the Mezzanine Note.

“Permitted Debt” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Permitted Debt (Second Mezzanine)” shall mean the Mezzanine Note and other obligations, indebtedness, and liabilities specifically provided for in specifically provided for in any Mezzanine Loan Document and secured by this Agreement, the Pledge and/or the other Mezzanine Loan Documents, and the obligations, indebtedness, and liabilities specifically provided for under the Mortgage Loan, any Senior Mezzanine Loan and any Junior Mezzanine Loan.

“Permitted Encumbrances” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, and (ii) not subject to a bankruptcy proceeding.

“Permitted Mortgage Loan Amendment” shall have the meaning set forth in Section 5.1.19(b).

“Permitted Transferee” shall mean any entity that, together with its Close Affiliates (i) is experienced in owning and/or operating properties similar to the Properties, (ii) (a) has a net worth, as of a date no more than six (6) months prior to the date of the transfer of at least $1 Billion and (b) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion, (iii) owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 200 retail properties (excluding the Properties) containing not fewer than 4,000,000 rentable square feet in the aggregate and (iv) is not a Disqualified Transferee.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Plan” shall have the meaning set forth in Section 4.1.10.

“Pledge” shall mean that certain Pledge and Security Agreement (Second Mezzanine), dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender.

“Pledged Collateral” shall have the meaning set forth in the Pledge.

“Portfolio Four-Wall EBITDAR” shall mean earnings from store operations before interest expense/income, taxes, depreciation and amortization, any rental expense on real property, distribution expense, direct and allocated corporate overhead expense, regional office allocation, royalty charges from affiliates and restructuring expense plus any non-cash charges/less any non-cash income, including but not limited to losses on sales of assets and non cash compensation expense.

“Pre-approved Transferee” shall mean any of the entities set forth on Schedule III hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a “Pre-approved Transferee” if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Closing Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market, (ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Closing Date and (iii) such entity and its Close Affiliates together own, have under management or act as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 200 retail properties (excluding the Properties) containing not fewer than 4,000,000 rentable square feet in the aggregate.

“Prepayment Fee” shall have the meaning set forth in the Mezzanine Note.

“Principal Amount” shall have the meaning set forth in the Mezzanine Note.

“Proceeds” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Prohibited Mortgage Loan Amendment” shall have the meaning specified in Section 5.1.17.

“Property” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Property Release” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Protective Advances” shall mean sums advanced by Mezzanine Lender for the purposes of payment of items reasonably necessary to protect the Collateral.

“Rate Cap Collateral” shall have the meaning set forth in Section 9.2.

“Rating Agencies” shall mean (a) prior to a Securitization, each of S&P, Moody’s and Fitch and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion which may be satisfied by a Rating Agency declining to review the matter in question without adverse impact on the Securities. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

“REAs” shall mean, collectively, any “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting any Individual Property or portion thereof, including, without limitation, all REAs as defined in the Security Instrument.

“Receipts” shall mean with respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any member’s or partner’s interest, shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement of any member’s or partner’s interest, shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly; the return of capital by such Person to its members, shareholders or partners as such; or any other distribution of any nature whatsoever on or in respect of any member’s or partner’s interest, shares of any class of capital stock or other beneficial interest of such Person.

“Recourse Guaranty (Mezzanine)” shall mean that certain Guaranty of Recourse Obligations of Mezzanine Borrower, dated as of the date hereof, by Guarantor in favor of Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Recourse Guaranty (Mortgage)” shall mean that certain Guaranty of Recourse Obligations of Mortgage Borrower, dated as of the date hereof, by Guarantor in favor of Mortgage Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Register” shall have the meaning set forth in Section 14.4.

“Regulatory Change” shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Mezzanine Lender, or any Person Controlling Mezzanine Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

“Release Date” shall have the meaning provided in Section 2.3.4(a).

“Release Instruments” shall have the meaning provided in Section 2.3.4(c).

“Release Price” shall mean the product of (a) the Allocated Loan Amount for the Release Property and (b) the applicable Release Price Percentage.

“Release Price Percentage” shall mean, as of any Release Date, the percentage applicable to the range of Combined Principal Amounts that would be outstanding immediately following such Release, as set forth in the following table:

Range of Outstanding Combined Principal Amount Following Release	Release Price Percentage
From $200,000,000 to and including $170,000,000	100%
Less than $170,000,000 to and including $140,000,000	110%
Less than $140,000,000 to $0.00	115%

“Release Property” shall have the meaning provided in Section 2.3.4.

“Rents” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Replaced Property” shall have the meaning provided in Section 2.3.5(a).

“Replacement Interest Rate Cap Agreement (Second Mezzanine)” shall mean an interest rate cap agreement from an Approved Counterparty with terms that are the same in all material respects as the terms of the Interest Rate Cap Agreement (Second Mezzanine) except that the same shall be effective as of (i) in connection with a replacement following a downgrade, withdrawal or qualification of the rating of the Counterparty such that it ceases to qualify as an “Approved Counterparty”, the date required in Section 9.3(b) or (ii) in connection with a replacement related to an extension of the Maturity Date, the date required in Section 5(a)(ii) of the Mezzanine Note; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement (Second Mezzanine) shall be such interest rate cap agreement approved in writing by Mezzanine Lender, and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.

“Requesting Parties” shall have the meaning set forth in Section 11.3(b).

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scope” shall mean an amount equal the sum of (i) the aggregate amount of the Allocated Loan Amounts for all Deficient GL Properties that are not Disputed Sum GL Properties plus (ii) without duplication of any amounts described in (i), the aggregate Disputed Sums with respect to all Disputed Sum GL Properties. As of the Closing Date, the Scope is equal to $24,496,966.

“Scope Trigger” shall mean an amount equal to 10% of the Combined Principal Amount on the Outside Date.

“Securitization” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Security Instrument” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Senior Mezzanine Borrower” shall mean First Mezzanine Borrower.

“Senior Mezzanine Lender” shall mean First Mezzanine Lender.

“Senior Mezzanine Loan” shall mean the First Mezzanine Loan.

“Senior Mezzanine Loan Default Revocation Notice” shall mean a First Mezzanine Loan Default Revocation Notice.

“Senior Mezzanine Loan Default Notice” shall mean a First Mezzanine Loan Default Notice.

“Senior Mezzanine Loan Documents” shall mean the First Mezzanine Loan Documents.

“Servicer” shall mean such Person designated in writing with an address for such Person by Mezzanine Lender, in its sole discretion, to act as Mezzanine Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Mezzanine Lender, whether pursuant to the terms of this Agreement, the Mezzanine Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

“Single Purpose Entity” shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, holding, developing, using, operating and financing an ownership interest in the Collateral, (ii) does not engage in any business unrelated to the Collateral and the ownership, development, use, operation and financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Collateral or the operation, management and financing thereof or any indebtedness other than the Permitted Debt (Second Mezzanine), (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xviii) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (xix) maintains adequate capital in light of its contemplated business operations and (xx) has not and will not engage in, seek, or consent to the dissolution, winding up, liquidation, consolidation or merger and except as otherwise permitted in this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership, membership or shareholder interests, or amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity and (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations (First Mezzanine) are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (6) has and will maintain an arms-length relationship with its Affiliates, and (7) has not and will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party.

“Solvency Opinion” shall have the meaning provided in Section 2.57.

“Special Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Mezzanine Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Mezzanine Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Mezzanine Lender is organized or maintains a lending office.

“SPE Entity” shall mean Mezzanine Borrower and any other Person which is required by this Agreement to be, as long as the Loan is outstanding, a Single Purpose Entity.

“Sponsors” shall have the meaning set forth in Section 8.5(iii)(9).

“State” shall mean, with respect to each Individual Property, the State in which such Individual Property or any part thereof is located.

“Sub-Account(s)” shall have the meaning set forth in Section 3.1.1.

“Sublease” shall mean any lease (other than the Master Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted by the Borrower or the Master Lessee a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. Lender acknowledges that Borrower does not own, and Lender does not have a lien on, the Excluded Personal Property and that the term “Subleases” shall not include the Excluded Personal Property or leases or licenses with respect to the Excluded Personal Property.

“Sublease Modification” shall have the meaning set forth in Section 8.8.1.

“Substitute Property” shall have the meaning provided in Section 2.3.5(a).

“Substitute Property Mortgage Spreader Agreement” shall have the meaning provided in Section 2.3.5(a).

“Substitution” shall have the meaning provided in Section 2.3.5.

“Substitution Date” shall have the meaning provided in Section 2.3.5(a).

“Substitution Due Diligence Package” shall have the meaning provided in Section 2.3.5.

“Substitution Notice” shall have the meaning provided in Section 2.3.5(c).

“Survey” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Taking” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Tenant” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Third Mezzanine Borrower” shall mean Giraffe Junior, LLC, a Delaware limited liability company.

“Third Mezzanine Lender” shall mean German American Capital Corporation, a Maryland corporation, and its successors and/or assigns, as the holder of the Third Mezzanine Loan.

“Third Mezzanine Loan” shall mean that certain $8,000,000 mezzanine loan, made as of the date hereof, from Third Mezzanine Lender to Third Mezzanine Borrower.

“Third Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement (Third Mezzanine), dated as of the date hereof, between Third Mezzanine Borrower, as borrower, and Third Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Third Mezzanine Loan Documents” shall mean the documents evidencing and securing the Third Mezzanine Loan, as may be modified, amended, extended, supplemented, restated or replaced from time to time.

“Title Company” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Title Policy (Mortgage)” shall have the meaning ascribed to “Title Policy” in the Loan Agreement (Mortgage).

“Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

“True Lease Opinion” shall have the meaning provided in Section 2.5.7(b).

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Delaware or New York, as applicable.

“U.S. Government Obligations” shall have the meaning set forth in the Loan Agreement (Mortgage).

1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Mezzanine Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II.	GENERAL TERMS

2.1 Loan; Disbursement to Mezzanine Borrower.

2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Mezzanine Lender hereby agrees to make and Mezzanine Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Disbursement to Mezzanine Borrower. Mezzanine Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Mezzanine Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Mezzanine Lender to Mezzanine Borrower on the Closing Date.

2.1.3 Use of Proceeds. Mezzanine Borrower shall use the proceeds of the Loan to (a) as a distribution to Mortgage Borrower to acquire the Property, (b) pay all past-due operating expenses, if any, in respect of the Property, (c) fund any working capital requirements of the Property, (d) make deposits into the Sub-Accounts as required hereunder, (e) pay costs and expenses incurred in connection with the closing of the Loan, (f) distribute to its parent entities and (g) retain and/or distribute the balance, if any.

2.2 Interest; Loan Payments; Late Payment Charge; Payment of Principal and Interest.

2.2.1 Payment of Principal and Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Mezzanine Note.

(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date, if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by this Agreement and the Pledge. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Mezzanine Lender by reason of the occurrence of any Event of Default; and Mezzanine Lender retains its rights under the Mezzanine Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

2.2.2 Method and Place of Payment.

(a) On each Payment Date, Mezzanine Borrower shall pay to Mezzanine Lender interest accruing pursuant to the Mezzanine Note for the entire Interest Period during which said Payment Date shall occur.

(b) All amounts advanced by Mezzanine Lender pursuant to the applicable provisions of the Mezzanine Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Mezzanine Loan Documents. In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option, first apply any payments received under the Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Mezzanine Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

2.2.3 Late Payment Charge. If any principal, interest or any other sums due under the Mezzanine Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Mezzanine Borrower on or prior to the date on which it is due, Mezzanine Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the “Late Payment Charge”) in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Pledge and the other Mezzanine Loan Documents to the extent permitted by applicable law.

2.2.4 Usury Savings. This Agreement and the Mezzanine Note are subject to the express condition that at no time shall Mezzanine Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Mezzanine Loan Documents, Mezzanine Borrower is at any time required or obligated to pay interest on the principal balance due under the Mezzanine Note at a rate in excess of the Maximum Legal Rate, then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Mezzanine Note. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.3 Prepayments. No prepayments of the Indebtedness shall be permitted except as set forth in Section 2.3.1 hereof and Section 4 of the Mezzanine Note.

2.3.1 Mandatory Prepayment.

(a) Except as described in Section 2.3.1(b) below and subject to Article VIII, Mezzanine Borrower shall repay the Mezzanine Note, in full, together with the

Prepayment Fee (if applicable), in accordance with Section 4(b) and Section 4(d) (if applicable) of the Mezzanine Note upon the occurrence of any of the following events:

(i) if all or any portion of the Mortgage Borrower’s interest in the Property is Transferred except in a manner that does not violate the Loan Agreement (Mortgage) or as otherwise agreed to by Mezzanine Lender;

(ii) if all or any portion of the Mezzanine Borrower’s direct or indirect interest in Mortgage Borrower is Transferred except in a manner that does not violate this Agreement or is otherwise agreed to by Mezzanine Lender;

(iii) if a Transfer or series of Transfers of any direct or indirect ownership interests in the Mezzanine Borrower or any other SPE Entity shall occur which either individually or in the aggregate with all such Transfers violates the requirements of Article VIII; or

(iv) if either the Loan (Mortgage or First Mezzanine Loan) is repaid in full or refinanced.

(b) If there shall occur a casualty or Taking in respect of the Property and as a result thereof either the Loan (Mortgage) or any Senior Mezzanine Loan is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available following the application of the proceeds or awards to reconstruct or repair the Property or to the payment of all or any portion of the Loan (Mortgage) and such Senior Mezzanine Loan pursuant to the terms of the Loan Documents (Mortgage) and Senior Mezzanine Loan Documents (“Excess Proceeds”), Mezzanine Borrower shall repay the Mezzanine Note, or a portion thereof, in the amount of such available Excess Proceeds (excluding payment of any Prepayment Fee) in accordance with Section 4(b) of the Mezzanine Note. All Excess Proceeds shall be deposited directly into the Mezzanine Account.

2.3.2 Prepayments After Event of Default; Application of Amounts Paid. If, following an Event of Default, Mezzanine Lender shall accelerate the Indebtedness and Mezzanine Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is otherwise recovered by Mezzanine Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date), and all other fees and sums payable hereunder or under the Mezzanine Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Mezzanine Borrower, and (c) Mezzanine Borrower shall pay, in addition to the Indebtedness, an amount equal to the Prepayment Fee.

2.3.3 Release of Collateral. Mezzanine Lender shall, upon the written request, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Mezzanine Loan Documents in accordance with the terms and provisions of the Mezzanine Note and this Agreement, release the Lien of (i) this Agreement upon the Account Collateral (Second Mezzanine) and the Rate Cap Collateral and (ii) the Pledge on the Collateral or assign it (together with the Mezzanine Note), in whole or in part, to a new lender without representation, warranty or recourse, and without fee except for reasonable costs and expenses. In such event, Mezzanine Borrower shall submit to Mezzanine Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such Collateral for execution by Mezzanine Lender. Such release or assignment, as applicable, shall be in a form satisfactory to Mezzanine Lender in its reasonable discretion. In addition, Mezzanine Borrower shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such release or assignment, as applicable.

2.3.4 Release of Individual Property. In the event Mortgage Borrower requests the release of any Individual Property or Properties, subject to satisfaction of each of the conditions set forth below (collectively, the “General Release Conditions”), Mezzanine Lender shall consent to such release and to the other actions to be taken by Mortgage Lender in accordance with Section 2.3.4 of the Loan Agreement (Mortgage) with respect to such Individual Property or Properties (each a “Release Property”):

(a) Mezzanine Borrower delivers a written notice (a “Property Release Notice”) to Mezzanine Lender of its desire to effect such Property Release no later than thirty (30) days prior to the date of such desired Property Release, and setting forth the Business Day (the “Release Date”) on which Mezzanine Borrower desires that Mortgage Lender release its interest in such Release Property.

(b) Mezzanine Borrower, Mortgage Borrower and each Senior Mezzanine Borrower shall have paid (i) the “Release Price” (as such term is defined herein, in the Loan Agreement (Mortgage), and in each Senior Mezzanine Loan Agreement, (ii) the applicable Prepayment Fee (as such term is defined herein and in the Loan Agreement (Mortgage), and each Senior Mezzanine Loan Agreement, if any, (iii) all other sums due under the applicable loan in connection with such prepayment, for deposit into the Holding Account and disbursement by the Cash Management Bank in accordance with Section 3.1.6. Interest payable under the Mezzanine Note shall be calculated through the end of the Interest Period in which such payment is made on the Principal Amount (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date (i.e. without a deduction for the portion of the Principal Amount included in the Release Price)).

(c) Mezzanine Borrower shall submit to Mezzanine Lender not less than ten (10) Business Days prior to the Release Date (which must be on a Business Day), a release of Liens and related Mezzanine Loan Documents for each applicable Release Property (for execution by Mezzanine Lender) in a form appropriate in the applicable state and otherwise satisfactory to Mezzanine Lender in its reasonable discretion and all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such Property Release (collectively, “Release

Instruments”) (for execution by Mezzanine Lender) for each applicable Release Property together with an Officer’s Certificate certifying that (i) the Release Instruments are in compliance with all Legal Requirements, (ii) the release to be effected will not violate the terms of this Agreement, (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Mezzanine Lender under the Mezzanine Loan Documents not being released (or as to the Properties subject to the Mezzanine Loan Documents not being released), and (iv) the requirement described in paragraph (e) below is satisfied in connection with such Property Release (together with calculations and supporting documentation demonstrating the same in reasonable detail).

(d) With respect to any Property Release, after giving effect to such Property Release, the DSCR as of the Release Date for all of the Properties then remaining subject to the Liens of the Security Instrument shall not be less than the greater of (A) the Closing Date DSCR and (B) 80% of the DSCR for the Properties subject to the Lien of the Security Instrument immediately prior to the Release Date.

(e) No Event of Default shall have occurred and then be continuing on the date on which Borrower delivers the Property Release Notice and on the Release Date.

(f) The Release Property is simultaneously transferred to a party other than any Borrower or any SPE Entity.

(g) Mezzanine Borrower shall cause Mortgage Borrower to execute and deliver such other instruments, certificates, opinions of counsel and documentation as Mezzanine Lender and the Rating Agencies shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Mortgage Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents and partial release endorsements to the existing Title Policy.

(h) Mezzanine Borrower shall pay for any and all reasonable out-of-pocket costs and expenses incurred by Mezzanine Borrower or Mezzanine Lender in connection with any proposed Property Release, including Mezzanine Lender’s reasonable attorneys’ fees and disbursements and all title insurance premiums for any endorsements to any existing Title Policies reasonably required by Mezzanine Lender in connection with such proposed release.

(i) Prior to the Release Date, Mezzanine Borrower shall deliver to Mezzanine Lender evidence reasonably satisfactory to Mezzanine Lender that all amounts owing to any parties in connection with the transaction relating to the proposed Property Release have been paid in full, or will simultaneously be paid in full on the Release Date or adequate reserves therefor are established by Mezzanine Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction and for which Mezzanine Borrower is not adequately indemnified or insured against as reasonably determined by Mezzanine Lender.

(j) As a condition precedent to a Release but not as a direct covenant of the Borrower, on the Release Date, each Junior Mezzanine Borrower shall have paid to each

Lender (as applicable) the Release Price and any other sums required to be paid under each Junior Mezzanine Loan Agreement (as applicable). This Section 2.3.4(j) shall not create a debtor creditor relationship between Mezzanine Borrower and any other Lender.

(k) The transfer of the Release Property in connection with the Property Release does not trigger any rights of first refusal or purchase options in any Operating Agreements, including, but not limited to the rights or obligations set forth on Schedule VI of the Loan Agreement (Mortgage).

2.3.5 Substitution of Properties. (a) Generally. Mezzanine Borrower may cause Mortgage Borrower, subject to the conditions in this Section 2.3.5, to substitute one or more properties (each a “Substitute Property”) for one or more existing Individual Properties (each a “Replaced Property”) (each release and substitution a “Substitution”); provided, however, such right of Substitution shall be limited to Individual Properties whose aggregate Allocated Loan Amounts represent not greater than fifteen percent (15%) of the Loan Amount. From and after the Substitution of a Substitute Property in accordance herewith, such Substitute Property shall thereafter be deemed a Property, and shall have the Allocated Loan Amount applicable to the Replaced Property. Concurrently with the completion of all steps necessary to effect a Substitution as provided in this Section 2.3.5, Mezzanine Lender shall cause Mortgage Lender to release such Replaced Property from the Lien of the Security Instrument and related Loan Documents (or to the extent so requested by Mortgage Borrower, assign the Lien of the Security Instrument to a new lender without representation, warranty or recourse). In the event of a Substitution, the Mortgage Note shall remain in full force and effect, and the Lien of the Security Instrument shall be spread to encumber the Substitute Property (each a “Substitute Property Mortgage Spreader Agreement”).

(b) Certain Requirements. All Substitute Properties shall comply with this Section 2.3.5. To qualify as a Substitute Property, a property must, as of the Substitution Date (in addition to the other criteria set forth in this Section 2.3.5):

(i) be subject to the Master Lease;

(ii) be a property as to which Mortgage Borrower will hold insurable fee title or a valid and subsisting leasehold interest free and clear of any Lien or other encumbrance except for exceptions not materially impairing the value of such property, and have an appraised value at least equal to the Appraised Value of the Replaced Property;

(iii) be free and clear, as evidenced by the environmental report referred to in paragraph (c) below, of Hazardous Substances requiring remediation or other action under any Environmental Law the presence of which violates Environmental Laws and be in material compliance with all Environmental Laws;

(iv) in the case of Substitutions which occur after the Outside Date, be in good repair and condition, as evidenced by the engineering report referred to in clause (c) below; and

(v) be in compliance, in all material respects, with Legal Requirements and Insurance Requirements, as evidenced by diligence items required to be provided in paragraph (c) below.

(c) Diligence Process. The Mezzanine Borrower shall submit to the Mezzanine Lender written notice (a “Substitution Notice”) setting forth the Business Day no earlier than forty-five (45) days after the date of such Substitution Notice on which Mezzanine Borrower desires to effect such Substitution (the “Substitution Date”), together with the following materials (the “Substitution Due Diligence Package”) relating to the proposed Substitute Property: (i) a description of the proposed Substitute Property sufficient to obtain the Title Policy, (ii) two years of historical cash flow operating statements, if available, (iii) true, complete and correct copies of any Material Subleases affecting the proposed Substitute Property, (iv) a map and site plan, including an existing Survey of the property dated not more than six (6) months prior to such submission, (v) a copy of the proposed amendment to the Master Lease and Master Lease SNDA to include the Substitute Property, (vi) copies of all permits, licenses and approvals required with respect to operation of the Substitute Property, (vii) an environmental report issued by a recognized environmental consultant, (viii) copies of all REAs, condominium documents and ground leases, (ix) in the case of Substitutions which occur after the Outside Date, an engineer’s inspection report, (x) ground lessor, REA, condominium association and tenant (under Material Subleases) estoppel certificates and tenant (under Material Subleases) Non-Disturbance Agreements, in each case in the forms attached hereto and including such variations that are either immaterial or are reasonably acceptable to Mezzanine Lender, as applicable, together with any consents required with respect to the Contemplated Transactions, (xi) a commitment from the Title Company with respect to the issuance of a Title Policy, together with copies of all exceptions referenced therein and a copy of the recorded memorandum of ground lease if such Substitute Property will be a Ground Lease Property, (xii) upon the reasonable request of the Mezzanine Lender, a PML study, (xiii) a FIRREA appraisal conducted by Cushman & Wakefield (or another Independent appraiser engaged by Mortgage Lender and reasonably acceptable to Mezzanine Lender), (xiv) if such Substitute Property is not then owned by the Mortgage Borrower or its Affiliate, a duly executed copy of the purchase and sale agreement for such Substitute Property and copies of all proposed documentation transferring title to the Substitute Property to Mortgage Borrower including any interim transfers to its Affiliates, (xii) a copy of the flood certification, (xv) either (A) a letter or other evidence with respect to the proposed Substitute Property from the appropriate Governmental Authorities concerning compliance with applicable zoning and building laws, (B) an ALTA 3.1 zoning endorsement for the Title Policy or (C) a zoning report prepared by PZR indicating that the Substitute Property is in material compliance with applicable zoning and building laws, (xvi) a copy of the valid permanent certificate of occupancy (if required by applicable law), (xvii) calculations of the LTV Ratio and DSCR both before and after the proposed Substitution, (xviii) pro formas of the insurance certificates required under Article VI with respect to such Substitute Property, (xix) UCC, bankruptcy, state and federal tax lien, litigation and judgment searches conducted by a search firm reasonably acceptable to the Mezzanine Lender with respect to the title holder of such Substitute Property on the date immediately prior to acquisition thereof by Mortgage Borrower, in each of the locations reasonably specified by the Mezzanine Lender and not revealing any Liens other than Permitted Encumbrances. In addition, Mezzanine Borrower shall permit the Mezzanine Lender at all reasonable times and upon reasonable prior notice to make an inspection of such Substitute Property. Mezzanine Lender shall confirm Mezzanine Borrower’s compliance with this paragraph (c) with respect to each proposed Substitute Property within thirty (30) days after Mezzanine Lender’s receipt of the applicable Substitution Due Diligence Package and Mezzanine Lender’s failure to so confirm or deny Mezzanine Borrower’s compliance within such thirty (30) day period shall be deemed compliance by Mezzanine Borrower with this paragraph (c), provided that this sentence appears in bold capital letters on the envelope containing the Substitution Due Diligence Package.

(d) Additional Conditions Precedent. In addition to the conditions in paragraphs (a), (b) and (c) above, each Substitution shall be subject to the satisfaction of the following conditions precedent:

(i) Intentionally Omitted;

(ii) Release Conditions. Mezzanine Borrower’s compliance with the condition set forth in Section 2.3.4(c), (e), (f), (g) and (k) with respect to the release of the Replaced Property;

(iii) Financial and Other Tests.

(1) DSCR. After giving effect to such Substitution, as of the Substitution Date the DSCR for all of the Properties then remaining subject to the Liens of the Security Instrument (i.e., including the Substitute Property and excluding the Replaced Property), shall not be less than the greater of (A) the Closing Date DSCR and (B) 80% of the DSCR for the Properties subject to the Lien of the Security Instrument immediately prior to the Substitution Date;

(2) LTV Ratio. After giving effect to such Substitution, as of the Substitution Date the LTV Ratio for all of the Properties then remaining subject to the Liens of the Security Instrument (i.e. including the Substitute Property and excluding the Replaced Property), shall not be less than 79.8%.

(3) Geographic Diversity. The proposed Substitution does not (I) cause the aggregate Allocated Loan Amounts to exceed (A) sixty percent (60%) of the Principal Amount with respect to Individual Properties located in Pennsylvania, (B) forty percent (40%) of the Principal Amount with respect to Individual Properties located in Ohio, and (C) eighty percent (80%) of the Principal Amount with respect to Individual Properties located in Massachusetts, or (II) cause the sum of (A) the aggregate Allocated Loan Amounts with respect to Individual Properties located in Ohio plus (B) the aggregate Allocated Loan

Amounts with respect to Individual Properties located in Pennsylvania, to exceed ninety percent (90%) of the Principal Amount.

(iv) Mezzanine Lender’s Costs and Expenses. Mezzanine Borrower shall pay for any and all reasonable out-of-pocket costs and expenses of Mezzanine Lender incurred in connection with any proposed Substitution, including Mezzanine Lender’s reasonable attorneys’ fees and disbursements, all title insurance premiums for any endorsements to any existing Title Policies reasonably required by Mezzanine Lender in connection with such proposed Substitution, title premiums, mortgage recording taxes, transfer taxes and recording fees;

(v) Transaction Costs. Mezzanine Borrower shall deliver to Mezzanine Lender evidence reasonably satisfactory to Mezzanine Lender that all amounts owing to any parties in connection with the transactions relating to the proposed Substitution have been paid in full, or will simultaneously be paid in full on the Substitution Date or adequate reserves therefor are established by Mezzanine Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction and for which Mezzanine Borrower is not adequately indemnified or insured against as reasonably determined by Mezzanine Lender;

(vi) Opinions of Counsel. Delivery to Mezzanine Lender of the following favorable original Opinions of Counsel or updates thereto in connection with the Substitute Property similar in form and substance to the opinions which were delivered on the Closing Date in connection with the Replaced Property, reasonably satisfactory to Mezzanine Lender and addressed to the Mezzanine Lender on behalf of the holders of the Notes: (a) if requested by the Rating Agencies, a true lease opinion and a non-consolidation opinion, (b) a local counsel enforceability opinion, (c) an enforceability opinion under New York law, (d) an opinion to the effect that each of Mortgage Borrower, Master Lessee and Guarantor is duly organized and validly existing under the laws of the state of its formation and is qualified or licensed to do business in each jurisdiction where the nature of its business in which it is engaged makes such qualification or licensing necessary and (e) an opinion to the effect that the Mezzanine Loan Documents or amendments thereto have been duly authorized, executed and delivered by Mezzanine Borrower, Master Lessee and Guarantor and are the valid and binding obligations and agreements of such party, enforceable in accordance with their terms, in each case with the same exceptions as made on Closing Date;

(vii) No Event of Default. No Event of Default shall have occurred and then be continuing on the date on which Mezzanine Borrower delivers the Substitution Notice and on the Substitution Date;

(viii) Accuracy of Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct as to the Substitute Property on the Substitution Date in all material respects (subject to any additional items set forth on updated exhibits and schedules hereto provided by Mezzanine Borrower which do not violate the provisions of the Mezzanine Loan Documents and are not reasonably likely to have a Material Adverse Effect with respect to such Substitute Property);

(ix) Officer’s Certificate. Delivery to Mezzanine Lender of an Officer’s Certificate certifying to the truth and accuracy of the statements in clauses (vii) and (viii);

(x) Non-Disqualification Opinion. Delivery of a Non-Disqualification Opinion;

(xi) Organizational Documents. If required by the Rating Agencies, delivery of original updated organizational documents of the Mortgage Borrower, Mezzanine Borrower, Second Mezzanine Borrower, Third Mezzanine Borrower, Fourth Mezzanine Borrower, HoldCo, Master Lessee and Guarantor, including, but not limited to a current certificate of good standing. If the Substitute Property is located in a State not previously covered by the Security Instrument, evidence of Mortgage Borrower’s and Master Lessee’s qualification to do business in the State where the Substitute Property is located. Delivery of appropriate evidence of the authorization of the Mortgage Borrower, Master Lessee and Guarantor approving the execution, delivery and performance of the Loan Documents or amendments thereto being executed and delivered in connection with the Substitution, duly adopted by the Mortgage Borrower, Master Lessee and Guarantor as applicable and accompanied by an Officer’s Certificate stating that such authorizations have not been altered or repealed and are in full force and effect, and certifying as to the names of the Persons authorized to sign on behalf of such parties, together with the true signatures of each such Person;

(xii) Insurance Certificates. Delivery of the insurance certificates naming Mezzanine Lender with respect to the Substitute Property required by the Loan Agreement (Mortgage); and

(xiii) Loan Documents. Delivery to Mezzanine Lender of originals of the following Loan Documents or amendments thereto:

(1) a Substitute Property Mortgage Spreader Agreement, duly executed and acknowledged by Mortgage Borrower;

(2) a first priority Assignment of Master Lease, Subleases, Rents and Security Deposits, from Mortgage Borrower, as assignor, to Mortgage Lender, as assignee, assigning to Mortgage Lender all of Mortgage Borrower’s interest in and to the Master Lease, the Subleases, Rents and Security Deposits as security for the Mortgage Loan with respect to the Substitute Property, or a counterpart original of the Assignment of Leases, modified as necessary, duly executed and acknowledged by Mortgage Borrower (the “Assignment of Leases Counterpart”);

(3) UCC financing statements (Form UCC-1) (or other forms required in any jurisdiction), covering all fixtures, Building Equipment and other personal property (other than the Excluded Personal Property), and all proceeds thereof, naming Mortgage Borrower as debtor and Mortgage Lender as secured party (collectively, the “UCC Financing Statements”; together with the Assignment of Leases Counterpart and the Substitute Property Mortgage Spreader Agreement, the “Security Documents”);

(4) the Title Policy (Mortgage) or endorsements to the Title Policy (Mortgage), and related mezzanine endorsements thereto as applicable, issued by the Title Company in an amount equal to 125% of the Allocated Loan Amount for the Substitute Property, reflecting the addition of each such Substitute Property and containing such affirmative coverage similar in form and substance to the affirmative coverage provided in connection with the Replaced Property, insuring that the Substitute Property Mortgage Spreader Agreement creates a valid first lien on Mortgage Borrower’s fee or leasehold title in the Substitute Property subject to the Permitted Encumbrances, and insuring the perfected first priority interest of Mortgage Lender pursuant to the Substitute Property Mortgage Spreader Agreement, together with any title insurance premiums, fees or charges due in connection therewith, and the Mezzanine Borrower shall cause Mortgage Borrower to cooperate with the Mortgage Lender and execute such further instruments and documents and perform such further acts as the Mezzanine Lender, Mortgage Lender or the Title Company shall reasonably request to carry out the creation and perfection of the liens and security interests contemplated by the Security Documents and the release, discharge and removal of any encumbrances required for the issuance of the Title Policy;

(5) an amendment to the Master Lease and to the Master Lease SNDA incorporating the Substitute Property and eliminating the Replaced Property;

(6) updates to any Exhibits and Schedules to the Loan Documents (Mortgage) as applicable, without disclosing matters inconsistent with the requirements of this Section 2.3.5; and

(7) a Confirmation of Guaranty and Indemnity in customary form duly executed and delivered by Guarantor, adding the Substitute Property to and affirming its obligations under the Recourse Guaranty (Mezzanine) and the Environmental Indemnity.

(xiv) Mezzanine Loan Deliveries. The Second Mezzanine Lender, Third Mezzanine Lender and Fourth Mezzanine Lender shall have received all deliveries required under Section 2.3.5 of the Mezzanine Loan Agreement, including, but not limited to, insurance certificates naming Second Mezzanine Lender, Third Mezzanine Lender and Fourth Mezzanine Lender with respect to the Substitute Property, a copy of the owner’s title insurance policy and related mezzanine endorsement (if available in such State) and copies of the Substitution

Due Diligence Package and all final deliveries to Mortgage Lender under this Section 2.3.5.

(xv) Additional Deliveries. Mezzanine Lender shall have received such other deliveries reasonably requested by Mezzanine Lender, provided such requests are customary and are consistent with the deliveries required with respect to the Properties on the Closing Date.

2.3.6 Provisions Relating to Individual Properties That Go Dark. At any one time and from time to time, Mezzanine Borrower may cause Mortgage Borrower to allow Individual Properties (other than the Distribution Centers) to Go Dark provided that (i) the aggregate Allocated Loan Amount for all Individual Properties that Go Dark at any one time (excluding any Go Dark Purchase Option Properties) shall not exceed the Go Dark Limit and (ii) in no event may Mezzanine Borrower allow the Mortgage Borrower to allow any Go Dark Purchase Option Property to Go Dark. If the aggregate Allocated Loan Amount for all Individual Properties that Go Dark at any one time shall exceed (excluding any Go Dark Purchase Option Property) the Go Dark Limit, then within thirty (30) days of such property first closing for business to the general public, Mezzanine Borrower shall cause Mortgage Borrower to either:

(a) cause one or more Individual Properties to be released from the lien of the Security Instrument in accordance with Section 2.3.5 hereof such that the aggregate Allocated Loan Amount for all Individual Properties that Go Dark does not exceed the Go Dark Limit; or

(b) provide a Substitute Property, to be subject to the lien of the Security Instrument, in accordance with Section 2.3.6 hereof to the extent permitted under such Section such that the aggregate Allocated Loan Amount for all Individual Properties that Go Dark does not exceed the Go Dark Limit.

If any Individual Property shall Go Dark, Mezzanine Borrower shall cause Mortgage Borrower to promptly send written notice thereof to Mezzanine Lender. If an Individual Property shall Go Dark, the Master Lessee shall nonetheless be required to make into the Holding Account without reduction the full Master Lease Rent payment as and when required under the Master Lease and the Rent Payment Direction Letter with respect to all Individual Properties.

2.3.7 Excess Account Collateral. Upon the occurrence of any Property Release, provided no Low DSCR Cash Sweep Period exists and no Event of Default has occurred and is continuing, Mezzanine Lender shall promptly perform an analysis of the Account Collateral in order to reasonably determine the amount of the Account Collateral (including, but not limited to, Proceeds) attributable to the Release Property (the “Excess Account Collateral”), and shall promptly instruct Cash Management Bank to return to each Borrower, as applicable, the Excess Account Collateral, if any, except to the extent that Mezzanine Lender, Second Mezzanine Lender, Third Mezzanine Lender, Fourth Mezzanine Lender and Mortgage Lender reasonably determine that a shortfall exists in such Sub-Account with respect to the Property other than the Release Property.

2.3.8 Reserve Requirements. Upon the occurrence of a Property Release, provided no Low DSCR Cash Flow Sweep Period exists and no Event of Default has occurred and is continuing, Mezzanine Borrower shall promptly prepare a revised estimate of Impositions and Other Charges, insurance premiums, Ground Rent and Master Lease Rent with respect to the remaining Properties in accordance with the terms of the Loan Agreement (Mortgage), and shall promptly provide Mezzanine Borrower and Cash Management Bank with notice of the revised Monthly Tax Reserve Amount, Monthly Insurance Reserve Amount and Monthly Ground Rent Amount.

2.3.9 Deficient GL Properties. In the event that on the Outside Date the Scope is greater than the Scope Trigger, Mezzanine Borrower shall, at its option, either (a) pay a one-time fee to Mezzanine Lender on the Outside Date in an amount equal to the product of twenty-five (25) basis points and the Principal Amount on the Closing Date or (b) agree to increase the LIBOR Margin by fifteen (15) basis points effective as of the Outside Date.

2.4 Regulatory Change; Taxes.

2.4.1 Increased Costs. If as a result of any Regulatory Change or compliance of Mezzanine Lender therewith, the basis of taxation of payments to Mezzanine Lender or any company Controlling Mezzanine Lender of the principal of or interest on the Loan is changed or Mezzanine Lender or the company Controlling Mezzanine Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Lender or the company Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Mezzanine Lender or any company Controlling Mezzanine Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Mezzanine Lender or any company Controlling Mezzanine Lender and Mezzanine Lender determines that, by reason thereof, the cost to Mezzanine Lender or any company Controlling Mezzanine Lender of making, maintaining or extending the Loan to Mezzanine Borrower is increased, or any amount receivable by Mezzanine Lender or any company Controlling Mezzanine Lender hereunder in respect of any portion of the Loan to Mezzanine Borrower is reduced, in each case by an amount deemed by Mezzanine Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Mezzanine Lender shall provide notice thereof to Mezzanine Borrower and Mezzanine Borrower agrees that it will pay to Mezzanine Lender upon Mezzanine Lender’s written request such additional amount or amounts as will compensate Mezzanine Lender or any company Controlling Mezzanine Lender for such Increased Costs to the extent Mezzanine Lender reasonably determines that such Increased Costs are allocable to the Loan. If Mezzanine Lender requests compensation under this Section 2.4.1, Mezzanine Borrower may, by notice to Mezzanine Lender, require that Mezzanine Lender furnish to Mezzanine Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. In the event that Borrower is required to pay any Increased Costs in accordance with the terms hereof, Borrower shall have the right to prepay the Principal Amount

(together will all accrued but unpaid interest thereon calculated through the end of the then current Interest Period) without the imposition of any Prepayment Fee.

2.4.2 Special Taxes. Mezzanine Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Mezzanine Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Mezzanine Loan Document to Mezzanine Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Mezzanine Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Mezzanine Borrower shall make such deductions, and (iii) Mezzanine Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Notwithstanding anything to the contrary contained in this Section 2.4, Mezzanine Borrower shall not be liable for any amounts as a result of withholding for Special Taxes or additional costs incurred as a result of the assignment of all or any portion of the Loan by Lender to any Person that is subject to Special Taxes and which is organized under or has its principal place of business outside of the United States of America or any political subdivision thereof.

2.4.3 Other Taxes. In addition, Mezzanine Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Mezzanine Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).

2.4.4 Indemnity. Mezzanine Borrower shall indemnify Mezzanine Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Mezzanine Lender and any liability (including penalties, interest, and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Mezzanine Lender makes written demand therefor.

2.4.5 Change of Office. To the extent that changing the jurisdiction of Mezzanine Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Mezzanine Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Mezzanine Lender.

2.4.6 Survival. Without prejudice to the survival of any other agreement of Mezzanine Borrower hereunder, the agreements and obligations of Mezzanine Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

2.5 Conditions Precedent to Closing. The obligation of Mezzanine Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Mezzanine Borrower or waiver by Mezzanine Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Mezzanine Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

2.5.1 Representations and Warranties; Compliance with Conditions.

(a) The representations and warranties of Mezzanine Borrower contained in this Agreement and the other Mezzanine Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Mezzanine Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Mezzanine Loan Document on its part to be observed or performed; and

(b) The representations and warranties of (i) Mortgage Borrower contained in the Loan Agreement (Mortgage) and the other Loan Documents (Mortgage) and (ii) each Senior Mezzanine Borrower contained in the Senior Mezzanine Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Mortgage Default, Mortgage Event of Default or “Default” or “Event of Default” (as defined in each Senior Mezzanine Loan Agreement) shall have occurred and be continuing; and Mortgage Borrower, each Senior Mezzanine Borrower and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Agreement (Mortgage) and each Senior Mezzanine Loan Agreement, as applicable, and in each other Loan Document (Mortgage) and each Senior Mezzanine Loan Document, as applicable, on its part to be observed or performed.

2.5.2 Delivery of Mezzanine Loan Documents; Title Policy; Reports; Leases.

(a) Mezzanine Loan Documents. Mezzanine Lender shall have received an original copy of this Agreement, the Mezzanine Note and all of the other Mezzanine Loan Documents, in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Mezzanine Borrower and any other parties thereto;

(b) Certificates. Mezzanine Lender shall have received originals of the Certificates together with a Member Power endorsed in blank;

(c) UCC Financing Statements. The UCC financing statements relating to the Pledge and this Agreement shall have been delivered to Mezzanine Lender for filing in the applicable jurisdictions;

(d) Interest Rate Cap Agreement. Mezzanine Lender shall have received the original Interest Rate Cap Agreement (Second Mezzanine) which shall be in form and substance reasonably satisfactory to Mezzanine Lender and a counterpart of the Acknowledgment executed and delivered by the Counterparty;

(e) Mezzanine Account Agreement. Mezzanine Lender shall have received the original of the Mezzanine Account Agreement executed by each of Cash Management Bank (Second Mezzanine) and Mezzanine Borrower;

(f) Title Insurance.

(i) Mezzanine Lender shall have received a copy of the Title Policy (Mortgage) or a marked-up and signed commitment having the force and effect of a title policy, marked “paid” by an authorized representatives of the Title Company) issued by the Title Company with respect to the Loan (Mortgage) and dated as of the Closing Date, with a mezzanine loan endorsement in favor of Mezzanine Lender, it successors and assigns, dated as of the Closing Date and reinsurance and direct access agreements in form and substance acceptable to Mezzanine Lender. Mezzanine Lender shall also have received evidence that all premiums in respect of the Title Policy (Mortgage) have been paid; and

(ii) Mezzanine Lender shall have received an “Eagle 9” title policy in favor of Mezzanine Lender, its successors and assigns, dated as of the Closing Date. Mezzanine Lender also shall have received evidence that all premiums in respect of the “Eagle 9” title policy have been paid.

(g) Survey. Mezzanine Lender shall have received copies of the Surveys for the Property delivered under the Loan Agreement (Mortgage);

(h) Insurance. Mezzanine Lender shall have received valid certificates of insurance for the policies of insurance required by the Loan Agreement (Mortgage) naming Mezzanine Lender as an additional insured and containing a cross liability/severability endorsement, satisfactory to Mezzanine Lender in its sole discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period;

(i) Environmental Reports. Mezzanine Lender shall have received an Environmental Report or regulatory database search in respect of the Property reasonably satisfactory to Mezzanine Lender;

(j) Zoning. Unless otherwise agreed in writing between Mezzanine Lender and Mezzanine Borrower, Mezzanine Lender shall have received with respect to each Individual Property one of the following: (i) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning compliance with applicable zoning and building laws reasonably acceptable to Mezzanine Lender or (ii) an ALTA 3.1 zoning endorsement for the Title Policy (Mortgage); title policy or (iii) a zoning report reasonably acceptable to Mezzanine Lender prepared by PZR or another nationally recognized zoning due diligence firm reasonably acceptable to Lender.

(k) Certificate of Occupancy. Unless otherwise agreed in writing between Mezzanine Lender and Mezzanine Borrower, Mezzanine Lender shall have received a copy of the valid permanent certificate of occupancy for each Individual Property located in a jurisdiction that requires certificates of occupancy under applicable law, in each case reasonably acceptable to Mezzanine Lender.

(l) Encumbrances. Mezzanine Borrower shall have taken or caused to be taken such actions in such a manner so that Mezzanine Lender has a valid and perfected first Lien as of the Closing Date on the Collateral and Mezzanine Lender shall have received satisfactory evidence thereof;

(m) Intentionally Omitted.

(n) Intentionally Omitted.

(o) Pledgor Acknowledgments. Mezzanine Lender shall have received an original of the Acknowledgment in the form of Exhibit D executed by each of First Mezzanine Borrower and Mezzanine Borrower and dated as of the Closing Date.

2.5.3 Satisfactory Collateral. The Pledge and the other Mezzanine Loan Documents shall constitute a valid and perfected Lien on the Collateral for the full amount of the Principal Amount, free and clear of all Liens other than encumbrances specifically approved by Mezzanine Lender, in writing, in its sole discretion;

2.5.4 Loan (Mortgage). The Loan (Mortgage) shall have been made (or shall be made concurrently with the Loan) to the Mortgage Borrower in accordance with the terms of the Loan Documents (Mortgage) and no Mortgage Event of Default shall have occurred and be continuing under and as defined in the Loan Documents (Mortgage);

2.5.5 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Mezzanine Lender shall have received and approved copies thereof;

2.5.6 Delivery of Organizational Documents. On or before the Closing Date, Mezzanine Borrower shall deliver, or cause to be delivered, to Mezzanine Lender copies certified by an Officer’s Certificate, of all organizational documentation related to Mortgage Borrower, each Senior Mezzanine Borrower, Guarantor, each SPE Entity, HoldCo, Master Lessee, and Mezzanine Borrower as have been requested by Mezzanine Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Mortgage Borrower, each Senior Mezzanine Borrower, Guarantor, each SPE Entity, HoldCo, Master Lessee, and Mezzanine Borrower as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Mezzanine Lender. Each of the organizational documents of any SPE Entity shall contain single purpose entity provisions reasonably approved by Lender prior to the date hereof.

2.5.7 Opinions of Mezzanine Borrower’s Counsel.

(a) Mezzanine Lender shall have received a Non-Consolidation Opinion in such form approved by the Lender (the “Non-Consolidation Opinion”);

(b) Mezzanine Lender shall have received a True Lease Opinion with respect to the Master Lease in form and substance reasonably acceptable to the Mezzanine Lender and the Rating Agencies (the “True Lease Opinion”);

(c) Mezzanine Lender shall have received a Solvency Opinion in form and substance acceptable to the Rating Agencies (the “Solvency Opinion”); and

(d) Mezzanine Lender shall have received from Counterparty the Counterparty Opinion in such form approved by the Mezzanine Lender.

2.5.8 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Mezzanine Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Mezzanine Lender, and Mezzanine Lender shall have received all such counterpart originals or certified copies of such documents as Mezzanine Lender may reasonably request;

2.5.9 Payments. All payments, deposits or escrows, if any, required to be made or established by Mezzanine Borrower under this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents on or before the Closing Date shall have been paid.

2.5.10 Interest Rate Cap Agreement. Mezzanine Lender shall have received a copy of the Interest Rate Cap Agreement (Second Mezzanine) which shall be in form and substance reasonably satisfactory to Mezzanine Lender and an original counterpart of the Acknowledgment executed and delivered by the Counterparty.

2.5.11 Account Agreement. Mezzanine Lender shall have received the original of the Mezzanine Account Agreement executed by each of Cash Management Bank and Mezzanine Borrower.

2.5.12 Ground Lessor Estoppels; Clean Borrower Estoppel Certificate. Mezzanine Borrower shall have (a) requested and made commercially reasonable efforts to obtain prior to Closing, an executed estoppel letter from each Ground Lessor in the form required by the Loan Agreement (Mortgage), and shall have delivered to Mezzanine Lender all such estoppels received by Mezzanine Borrower and (b) delivered a Clean Borrower Estoppel Certificate with respect to all Deficient GL Properties.

2.5.13 Tenant Estoppels and SNDAs. Mezzanine Borrower shall have requested and made commercially reasonable efforts to obtain prior to Closing, an executed tenant estoppel letter, substantially in form required by the Loan Agreement (Mortgage) and a Non-Disturbance Agreement from each of the Tenants required by the Loan Agreement

(Mortgage), and shall have delivered to Mezzanine Lender all such estoppels and Non-Disturbance Agreements received by Mezzanine Borrower.

2.5.14 REAs. Mezzanine Lender shall have received copies of all of the REAs to which Mezzanine Borrower or its Affiliates is a party or is bound;

2.5.15 Insolvency. Neither Mezzanine Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding;

2.5.16 Independent Manager/Member Certificate. Mezzanine Lender shall have received an executed Independent Manager/Member certificate substantially in the form attached as Exhibit C from each Independent Manager/Member required pursuant to the terms hereof;

2.5.17 Transaction Costs. Mezzanine Borrower shall have paid or reimbursed Mezzanine Lender for all title insurance premiums, recording and filing fees, costs of Environmental Reports, seismic reports, zoning reports, searches, flood certifications, appraisals and other reports, the reasonable fees and costs of Mezzanine Lender’s counsel and all other reasonable third party out-of-pocket expenses incurred in connection with the origination of the Loan.

2.5.18 Material Adverse Effect. No change, circumstance, event or effect shall have occurred that would be materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries (as such terms are defined in the Merger Agreement) taken as a whole, other than any change, circumstance, event or effect resulting from (i) changes in general economic conditions, (ii) the announcement of the Merger Agreement and the transactions contemplated thereby, (iii) general changes or developments in the industries in which the Company and the Company Subsidiaries operate, (iv) any actions required under the Merger Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the transactions contemplated by the Merger Agreement or (v) changes in any Laws (as defined in the Merger Agreement) or applicable accounting regulations or principles, unless, in the case of the foregoing clauses (i) and (iii), such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole relative to other industry participants;

2.5.19 Subleases. Mezzanine Lender shall have received copies of all Subleases.

2.5.20 Master Lease; Master Lease SNDA. Mezzanine Lender shall have received a copy of the Master Lease and shall have received the duly executed Master Lease SNDA, each in form and substance required by the Loan Agreement (Mortgage) and acceptable to the Rating Agencies;

2.5.21 Tax Lot. Mezzanine Lender shall have received a tax lot endorsement to the Title Policy or other evidence that each Individual Property (or in the case of Jointly Assessed Ground Lease Properties, the underlying fee parcel) constitutes one (1) or more separate tax lots, which endorsement or other evidence shall be reasonably satisfactory in form and substance to Mezzanine Lender;

2.5.22 Condominium Estoppels. Mezzanine Borrower shall have requested and made commercially reasonable efforts to obtain prior to Closing, estoppel certificates from the Condominium Board of all Condominium Properties substantially in the form required by the Loan Agreement (Mortgage), and shall have delivered to Mezzanine Lender all such estoppels received by Mezzanine Borrower. Mezzanine Lender shall have received a condominium endorsement to the Title Policy for each Condominium Property in form and substance reasonably satisfactory to Lender;

2.5.23 Condominium Documents. Mezzanine Lender shall have received copies of all Condominium Documents;

2.5.24 Appraisal. Mezzanine Lender shall have received an Appraisal of the Property, which shall be satisfactory in form and substance to Mezzanine Lender;

2.5.25 Financial Statements. Lender shall have confirmed the accuracy of all financial statements and other financial information with respect to the Property delivered by Borrower to Lender.

2.5.26 Flood Certifications. Mezzanine Lender shall have received a flood zone certification with respect to each Property.

2.5.27 Intentionally Omitted.

2.5.28 Merger Agreement. Mezzanine Borrower shall have delivered to Mezzanine Lender a true, correct and complete copy of the Merger Agreement and, if requested by Mezzanine Lender, all deliveries made by any of the parties thereto or any of their respective Affiliates.

2.5.29 Intercreditor Agreements. Mezzanine Lender shall have received the ABL Intercreditor Agreement as well as the loan documents evidencing the ABL Loan (as defined in the ABL Intercreditor Agreement).

2.5.30 Equity and Real Property Transfer Documents. To the extent requested by Mezzanine Lender, Mezzanine Borrower shall have delivered to Mezzanine Lender true, correct and complete copies of all documentation pursuant to which the transactions contemplated by the Merger Agreement are consummated, including, but not limited to, all documents evidencing all stages of the restructuring of Toys ‘R’ Us, Inc. and all documents evidencing (i) all preliminary transfers of equity interests that resulted in the Mezzanine Borrower structure required by the Loan Agreement (Mortgage), (ii) any preliminary transfers of the Properties into Affiliates of Mezzanine Borrower and (iii) the preliminary transfers of all of the Properties from Affiliates of Mezzanine Borrower into Mezzanine Borrower.

2.5.31 Consents. Mezzanine Borrower shall have delivered all consents or approval of or notices to any party to any Operating Agreement required under such Operating Agreement in connection with any of the Contemplated Transactions.

III.	CASH MANAGEMENT

3.1 Cash Management.

3.1.1 Establishment of Account. Mezzanine Borrower hereby acknowledges that, simultaneously with the execution of this Agreement, pursuant to the Mezzanine Account Agreement, Mezzanine Borrower has established with Cash Management Bank (Second Mezzanine), in the name of “MPO Intermediate Holdings, LLC, Mezzanine Account in favor of Bank of America, N.A., as Agent” (the “Mezzanine Account”), which has been established as a non-interest bearing deposit account with interest-bearing sub-accounts. The Mezzanine Account and the funds deposited therein shall serve as additional security for the Loan. Pursuant to the Mezzanine Account Agreement, Mezzanine Borrower shall irrevocably instruct and authorize Cash Management Bank (Second Mezzanine) to disregard any and all orders for withdrawal from the Mezzanine Account made by, or at the direction of, Mezzanine Borrower. Mezzanine Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Mezzanine Account Agreement shall not be amended or modified in all material respect without the prior written consent of Mezzanine Lender (which consent Mezzanine Lender may grant or withhold in its sole discretion). In recognition of Mezzanine Lender’s security interest in the funds deposited into the Mezzanine Account, Mezzanine Borrower shall identify the Mezzanine Account with the name of MPO Intermediate Holdings, LLC, Mezzanine Account in favor of Bank of America, N.A., as Agent. Mezzanine Borrower confirms that it has established with Cash Management Bank (Second Mezzanine) the following sub-accounts of the Mezzanine Account (each, a “Sub-Account” and, collectively, the “Sub-Accounts” and together with the Mezzanine Account, the “Collateral Accounts (Second Mezzanine)”), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Mezzanine Account, (iii) shall each be a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC) and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

A sub-account for the retention of Account Collateral (Second Mezzanine) in respect of Debt Service (Second Mezzanine) on the Loan with the account number 1235465978 (the “Mezzanine Debt Service Reserve Account”).

3.1.2 Pledge of Account Collateral (Second Mezzanine). To secure the full and punctual payment and performance of the Obligations (Second Mezzanine), Mezzanine Borrower hereby collaterally assigns, grants a security interest in and pledges to Mezzanine Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Mezzanine Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral (Second Mezzanine)”):

(a) the Collateral Accounts (Second Mezzanine) and all cash, deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts (Second Mezzanine);

(b) all interest and cash from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts (Second Mezzanine); and

(c) to the extent not covered by clauses (a) or (b) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Mezzanine Lender shall have all of the rights and remedies with respect to the Account Collateral (Second Mezzanine) available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

3.1.3 Maintenance of Mezzanine Account. Mezzanine Borrower agrees that each of the Collateral Accounts (Second Mezzanine) is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Mezzanine Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Mezzanine Account and (iii) such that no Person other than Lender shall have any right of withdrawal from the Mezzanine Account Collateral and, except as provided herein and in the Account Agreement, no Account Collateral (First Mezzanine) shall be released to Mezzanine Borrower from the Collateral. Without limiting the Mezzanine Borrower’s obligations under the immediately preceding sentence, Mezzanine Borrower shall only establish and maintain the Mezzanine Account with a financial institution that has executed an agreement substantially in the form of the Mezzanine Account Agreement or in such other form acceptable to Mezzanine Lender in its sole discretion.

3.1.4 Eligible Accounts. The Collateral Accounts (Second Mezzanine) shall be Eligible Accounts. The Collateral Accounts (Second Mezzanine) shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts (Second Mezzanine) or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Mezzanine Account Agreement. Mezzanine Borrower shall be the beneficial owner of the Collateral Accounts (Second Mezzanine) for federal income tax purposes and shall report all income on the Collateral Accounts (Second Mezzanine).

3.1.5 Deposits into Sub-Accounts. On the date hereof, Mezzanine Borrower has deposited the following amounts into the Sub-Accounts:

(i) $0.00 into the Mezzanine Debt Service Reserve Account;

3.1.6 Monthly Funding.

(a) Mezzanine Borrower hereby irrevocably authorizes Mezzanine Lender to transfer (and pursuant to the Mezzanine Account Agreement shall irrevocably authorize Cash Management Bank (Second Mezzanine) to execute any corresponding instructions of Mezzanine Lender), and Mezzanine Lender shall transfer from the Mezzanine Account by 11:00 a.m. New York time on the date on which each payment of Master Lease Rent under the Master Lease is made to the Holding Account, or as soon thereafter as there shall be sufficient collected funds on deposit in the Mezzanine Account, and from time to time (but no less frequently than weekly thereafter) funds in an amount equal to the sum of any Protective Advances which may have been advanced by (and not previously reimbursed to) the Mezzanine Lender pursuant to the terms of the Mezzanine Loan Documents to cure any Default or Event of Default, any Mortgage Default or Mortgage Event of Default, or to protect the Collateral together with any interest payable on such amounts pursuant to the Mezzanine Loan Documents, plus (x) the unpaid Debt Service (Second Mezzanine) for the next occurring Payment Date, plus (y) an amount equal to such payments for any prior month(s), to the extent not previously paid, plus (z) an amount equal to the amount, if any, deducted from the Mezzanine Account in any preceding month to pay any other amounts then due under the Mezzanine Loan Documents (other than any Debt Service (Second Mezzanine)). Mezzanine Borrower acknowledges that Mezzanine Lender shall not be required to make such withdrawal and deposit until such time as Mezzanine Lender is able to calculate the amount of the Debt Service (Second Mezzanine) for the next occurring Payment Date.

(b) If for any reason there will be insufficient amounts in the Mezzanine Debt Service Reserve Account on any Payment Date to pay the Debt Service (Second Mezzanine) due on such Payment Date, Mezzanine Borrower shall immediately deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Debt Service Reserve Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. If Mezzanine Lender shall reasonably determine that there will be insufficient amounts in the Mezzanine Account to pay any Protective Advances as and when the same are due and payable, Mezzanine Lender shall provide written notice of same to Mezzanine Borrower setting forth the basis for such determination. Within five (5) Business Days of receipt of said notice, Mezzanine Borrower shall deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence within said five (5) Business Day period shall constitute an Event of Default hereunder.

(c) Mezzanine Lender agrees to deliver to Mortgage Lender a monthly notice letter (the Mezzanine Lender Monthly Debt Service Notice) at least five (5) Business

Days prior to each Payment Date setting forth the Debt Service (Second Mezzanine) payable by Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

(d) Mezzanine Borrower hereby acknowledges that, pursuant to Section 3.1.6 of the Loan Agreement (Mortgage), (i) to the extent Mortgage Lender has received a Senior Mezzanine Loan Default Notice and until such time as Mortgage Lender receives a Senior Mezzanine Loan Default Revocation Notice, the Mortgage Borrower and each Senior Mezzanine Borrower has irrevocably directed that Excess Cash Flow and any other payments to be made to Mezzanine Borrower, any Junior Mezzanine Borrower, Mezzanine Lender, or any Junior Mezzanine Lender are to be deposited directly into the such Senior Mezzanine Account for application as provided in such Senior Mezzanine Loan Agreement (in lieu of transferring such funds to such accounts of the Mezzanine Lender, any Junior Mezzanine Lender, or Mortgage Borrower as the Mortgage Borrower may have so directed if the Mortgage Lender had not received such notice from Senior Mezzanine Lender). Notwithstanding any provision herein to the contrary, provided no Event of Default has occurred or is continuing, there shall be disbursed to Mezzanine Borrower the Proceeds of a Condemnation or Casualty remaining after payment of all amounts to which Mortgage Lender and each Senior Mezzanine Lender are entitled. Mezzanine Borrower agrees that Mezzanine Lender shall not be required to deliver to Mortgage Lender a Mezzanine Loan Default Notice prior to the deposit of Proceeds into the Mezzanine Account.

3.1.7 Cash Management Bank.

(a) Mezzanine Lender shall have the right at Mezzanine Borrower’s sole cost and expense to replace the Cash Management Bank with a financial institution reasonably satisfactory to Mezzanine Borrower in the event that (i) the Cash Management Bank fails, in any material respect, to comply with the Account Agreement or (ii) the Cash Management Bank is no longer an Approved Bank. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right at Mezzanine Borrower’s sole cost and expense to replace Cash Management Bank (Second Mezzanine) at any time, without notice to Mezzanine Borrower. Mezzanine Borrower shall cooperate with Mezzanine Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank (Second Mezzanine) and the Mezzanine Borrower of an Mezzanine Account Agreement and delivery of same to Mezzanine Lender (with a copy to First Mezzanine Lender, Third Mezzanine Lender and Fourth Mezzanine Lender).

(b) So long as no Event of Default shall have occurred and be continuing, Mezzanine Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank (First Mezzanine) with a financial institution that is an Approved Bank provided that such financial institution and Mezzanine Borrower shall execute and deliver to Mezzanine Lender (with a copy to Third Mezzanine Lender and Fourth Mezzanine Lender an Mezzanine Account Agreement substantially similar to the Mezzanine Account Agreement executed as of the Closing Date with such changes therein as shall be reasonably acceptable to Mezzanine Lender.)

3.1.8 Mezzanine Borrower’s Account Representations, Warranties and Covenants. Mezzanine Borrower represents, warrants and covenants that:

(a) None of Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower nor any other Person will have any right, title or interest in or to any Excess Cash Flow during any period with respect to which the Mortgage Lender becomes obligated under the Loan Agreement (Mortgage) to transfer such Excess Cash Flow to the Mezzanine Account, except any rights Mezzanine Borrower shall have to allocations of such funds following the disbursement to Mezzanine Borrower of any Excess Cash Flow as provided in Section 3.1.6(d);

(b) There are no accounts other than the Collateral Accounts, Collateral Accounts (First Mezzanine), Collateral Accounts (Second Mezzanine), Collateral Accounts (Third Mezzanine) and Collateral Accounts (Fourth Mezzanine) maintained by Mortgage Borrower, Mezzanine Borrower or any other Person with respect to the collection of Mortgage Borrower’s, any Senior Mezzanine Borrower’s, or Mezzanine Borrower’s rents, revenues, proceeds or other income from the Property or for the collection of Mortgage Borrower’s or any Senior Mezzanine Borrower’s Receipts in respect of Mezzanine Borrower, any Senior Mezzanine Borrower’s, or Mortgage Borrower;

(c) Mezzanine Borrower shall cause Mortgage Borrower to deposit or cause to be deposited all Distributions into the Mezzanine Account as required by the Pledge and this Agreement or any other Mezzanine Loan Document; and

(d) so long as the Loan shall be outstanding, neither Mortgage Borrower, Mezzanine Borrower nor any other Person shall open any other accounts with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts in respect of Mortgage Borrower, any Senior Mezzanine Borrower’s or Mezzanine Borrower, except as provided in the Loan Agreement (Mortgage).

3.1.9 Account Collateral (Second Mezzanine) and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Mezzanine Lender to Mezzanine Borrower, (i) Mezzanine Lender may, in addition to and not in limitation of Mezzanine Lender’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts (Second Mezzanine) as Mezzanine Lender shall determine in its sole and absolute discretion to pay any Obligations, operating expenses and/or capital expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Mezzanine Account or applicable Sub-Accounts, and (iii) all payments to the Mezzanine Borrower’s Account pursuant to Section 3.1.6 shall immediately cease.

(b) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Borrower hereby irrevocably constitutes and appoints Mezzanine Lender as Mezzanine Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Mezzanine Borrower with respect to the Account Collateral (Second Mezzanine), and do in the name, place and stead of Mezzanine Borrower, all such acts, things and deeds for and on behalf of and in the name of Mezzanine Borrower, which Mezzanine Borrower could or might do or which Mezzanine Lender may deem necessary or desirable to more fully vest in Mezzanine Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may perform or cause performance of any such agreement, and any reasonable out-of-pocket expenses of Mezzanine Lender incurred in connection therewith shall be paid by Mezzanine Borrower as provided in Section 5.1.13.

(c) Mezzanine Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral (Second Mezzanine). Mezzanine Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral (Second Mezzanine) or any other intended disposition thereof shall be reasonable and sufficient notice to Mezzanine Borrower within the meaning of the UCC.

3.1.10 Transfers and Other Liens. Mezzanine Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral (Second Mezzanine) or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral (Second Mezzanine), except for the Lien granted to Mezzanine Lender under this Agreement.

3.1.11 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Mezzanine Lender shall have no duty as to any Account Collateral (Second Mezzanine) in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Mezzanine Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral (Second Mezzanine) in its possession if the Account Collateral (Second Mezzanine) is accorded treatment substantially equal to that which Mezzanine Lender accords its own property, it being understood that Mezzanine Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral (Second Mezzanine), or for any diminution in value thereof, by reason of the act or omission of Mezzanine Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Mezzanine Lender’s gross negligence or willful misconduct. In no event shall Mezzanine Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Mezzanine Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Mezzanine Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Mezzanine Borrower acknowledges and agrees that (i) Mezzanine Lender does not have custody of the Account Collateral (Second Mezzanine), (ii) Cash Management Bank (Second Mezzanine) has custody of the Account Collateral (Second Mezzanine), (iii) the initial Cash Management Bank (Second Mezzanine) was chosen by Mezzanine Borrower and (iv) Mezzanine Lender has no obligation or duty to supervise Cash Management Bank (Second Mezzanine) or to see to the safe custody of the Account Collateral (Second Mezzanine).

3.1.12 Mezzanine Lender’s Liability.

(a) Mezzanine Lender shall be responsible for the performance only of such duties with respect to the Account Collateral (Second Mezzanine) as are specifically set forth in this Section 3.1 or elsewhere in the Mezzanine Loan Documents, and no other duty shall be implied from any provision hereof. Mezzanine Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral (Second Mezzanine) which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Mezzanine Borrower shall indemnify and hold Mezzanine Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Mezzanine Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (Second Mezzanine) except as such may be caused by the gross negligence or willful misconduct of Mezzanine Lender, its employees, officers or agents.

(b) Mezzanine Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Mezzanine Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.1.13 Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral (Second Mezzanine) and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Mezzanine Borrower shall be entitled to the return, upon its request, of such of the Account Collateral (Second Mezzanine) as shall not have been sold or otherwise applied pursuant to the terms hereof and Mezzanine Lender shall execute such instruments and documents as may be reasonably requested by Mezzanine Borrower to evidence such termination and the release of the Account Collateral (Second Mezzanine).

IV.	REPRESENTATIONS AND WARRANTIES

4.1 Borrower Representations. Mezzanine Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each of Mortgage Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower and Mezzanine Borrower is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Master Lessee is a corporation and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Mortgage Borrower, each Senior Mezzanine Borrower, Mezzanine Borrower and Master Lessee have each duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, or, in the case of qualifications in the various States (a) an application for such qualification has been duly filed with the applicable Governmental Authority and all fees required in order to obtain such qualification have been paid in full, (b) all conditions to obtaining such qualification have been satisfied under applicable law and the issuance of such qualification is a ministerial act of the applicable Governmental Authority, (c) Mortgage Borrower has agreed to so qualify and cause Master Lessee to qualify in accordance with a post-closing side letter entered into on the date hereof, and (d) no such failure to qualify would be reasonably likely to have a Material Adverse Effect. Each of Mortgage Borrower, each Senior Mezzanine Borrower, Mezzanine Borrower, HoldCo, Master Lessee and Guarantor possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Mezzanine Borrower is the ownership of the Ownership Interests. The organizational structure of each Borrower and Master Lessee is accurately depicted by the schematic diagram attached hereto as Exhibit J, and Mezzanine Borrower shall not change its name, identity, corporate form or jurisdiction of organization unless it shall have given Mezzanine Lender thirty (30) days prior written notice of any such change and shall have taken all steps reasonably requested by Mezzanine Lender to grant, perfect, protect and/or preserve the liens and security interest granted to Mezzanine Lender under the Mezzanine Loan Documents.

4.1.2 Proceedings. Each of Mortgage Borrower, each Senior Mezzanine Borrower, Mezzanine Borrower, Guarantor and Master Lessee has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Mezzanine Loan Documents to which it is a party. The Mezzanine Loan Documents which such Person is a party have been duly executed and delivered by, or on behalf of, Mortgage Borrower, each Senior Mezzanine Borrower, Mezzanine Borrower, Guarantor and Master Lessee, as applicable, and constitute legal, valid and binding obligations of such Persons, as applicable, enforceable against such Persons, as applicable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Mezzanine Loan Documents by Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, Guarantor and Master Lessee, as applicable, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Mezzanine Loan Documents) upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which any such Person is a party or by which any of such Person’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), except for any conflict that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any material consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, Guarantor and Master Lessee of this Agreement, except for any violation that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, or any other Mezzanine Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. Except as set forth on Exhibit K attached hereto, there are no arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Mezzanine Borrower’s knowledge, threatened against or affecting Mortgage Borrower, any Junior Mezzanine Borrower, Mezzanine Borrower, HoldCo, Guarantor, Master Lessee or any Individual Property (other than claims (A)(i) which are being covered by insurance, (ii) which are being defended by the relevant insurance company and (iii) as to which Mezzanine Borrower has not received a notice from such insurance company that the claim exceeds the total amount of insurance coverage with respect to such claim; (B) which are covered by the self insurance limit permitted pursuant to the Mezzanine Loan Documents and Loan Documents (Mortgage) and are being diligently defended by Mezzanine Borrower, any other Borrower, Mortgage Borrower, HoldCo, Guarantor Master Lessee or their respective Affiliates; or (C) which relate to employment claims for which liability in the event any such matter is adversely determined could not reasonably be expected to exceed $1,000,000 or provided that none of such unscheduled claims could reasonably be expected to individually or in the aggregate to have in a Material Adverse Effect if adversely determined). The actions, suits or proceedings identified on Exhibit K, if determined against Mortgage Borrower, Mezzanine Borrower, any Senior Mezzanine Borrower, Guarantor, Master Lessee or the Property, would not materially and adversely affect the condition (financial or otherwise) or business of any such Person or the condition or operation of any Individual Property.

4.1.5 Agreements. Mezzanine Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Mezzanine Borrower or Mezzanine Borrower’s business, properties or assets, operations or condition, financial or otherwise. Mezzanine Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Mezzanine Borrower or the Property is bound. Mezzanine Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which Mezzanine Borrower is a party or by which Mezzanine Borrower or the Property is otherwise bound, other than (a) obligations constituting Permitted Debt (Second Mezzanine) which are incurred in the ordinary course of the ownership and operation of the Property and (b) obligations under the Mezzanine Loan Documents.

4.1.6 Title to Assets. Mezzanine Borrower owns all of the Collateral as of the date hereof, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for the Permitted Encumbrances and other Liens permitted hereunder.

(b) Mortgage Borrower has good, marketable and insurable (i) leasehold title to the Land and Improvements relating to the Ground Leased Properties and (ii) fee simple title to the Land and the Improvements relating to the Properties, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower has good and marketable title to the remainder of the Property (excluding the Excluded Personal Property), free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first mortgage lien on the Land and the Improvements or the leasehold estate therein, as applicable, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty other than the Excluded Personal Property (including the Subleases) or any leases of equipment from third parties, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents (Mortgage) other than the Permitted Encumbrances. Borrower represents and warrants that none of the Permitted Encumbrances would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect as of the Closing Date and thereafter. Mezzanine Borrower shall cause Mortgage Borrower to preserve its right, title and interest in and to the Property for so long as the Mezzanine Note and Mortgage Note remain outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

(c) with respect to any Individual Property for which no current survey has been prepared in connection with this transaction, to the actual knowledge of Mezzanine Borrower:

(i) there are no title defects that would be disclosed by an accurate survey as of this date that would interfere with the continued use and operation of such Individual Property as used as of this date, and

(ii) the Improvements and parking at such Individual Property and purported to be owned by Mortgage Borrower and appraised pursuant to the Appraisal are wholly located on the Land related to such Individual Property.

(d) with respect to any parcel of land burdened by an REA, (1) the appurtenant rights purported to be granted pursuant to such REA to benefit the Individual Property are not subject to any title defect and (2) there are no liens or encumbrances affecting such burdened parcel that, in either case, would interfere with the continued use and operation of such Individual Property or such appurtenant rights as used as of the date of this Agreement.

4.1.7 No Bankruptcy Filing. None of Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, Guarantor or Master Lessee is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Mezzanine Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Mortgage Borrower, any Senior Mezzanine Borrower, Mezzanine Borrower, Guarantor or Master Lessee.

4.1.8 Full and Accurate Disclosure. To Mezzanine Borrower’s knowledge no statement of material fact made by Mezzanine Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading as of the date made which in any such case could reasonably be expected to have a Material Adverse Effect. There is no fact presently known to Mezzanine Borrower which has not been disclosed which could reasonably be expected to have a Material Adverse Effect.

4.1.9 Ownership Interests. The Ownership Interests constitute all of the Ownership Interests currently owned by Mezzanine Borrower.

4.1.10 No Plan Assets.

(a) Mezzanine Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA and Mezzanine Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Mezzanine Borrower which is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, or any “plan,” within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Mezzanine Borrower or by any entity that is under common control with Mezzanine Borrower within the meaning of ERISA Section 4001(a)(14) (a “Plan”) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been and will be administered in material compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) None of Mortgage Borrower, any Senior Mezzanine Borrower, or Mezzanine Borrower is an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of Mortgage Borrower, any Senior Mezzanine Borrower, or Mezzanine Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and Mortgage Borrower, any Senior Mezzanine Borrower, or Mezzanine Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA and transactions by or with Mortgage Borrower, any Senior Mezzanine Borrower, or Mezzanine Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.11 Compliance. Mortgage Borrower, each Senior Mezzanine Borrower, Mezzanine Borrower, and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes (except for any non-compliance that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect). To the best of Mezzanine Borrower’s knowledge, none of Mortgage Borrower, any Senior Mezzanine Borrower, or Mezzanine Borrower is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Mezzanine Borrower’s knowledge, there has not been committed by any Senior Mezzanine Borrower, Mezzanine Borrower or Mortgage Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Mezzanine Borrower’s obligations under any of the Mezzanine Loan Documents.

4.1.12 Financial Information. The information set forth in the certificate of Mezzanine Borrower regarding financial information dated of even date herewith (i) is true, complete and correct in all material respects and (ii) fairly represents the financial condition of the Property as of the Closing Date. Neither Mortgage Borrower, any Senior Mezzanine Borrower, nor Mezzanine Borrower has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mezzanine Borrower and could reasonably be expected to have a Material Adverse Effect.

4.1.13 Absence of UCC Financing Statements, Etc. Except with respect to the Permitted Encumbrances, the Loan Documents (Mortgage), the Senior Mezzanine Loan Documents, the Junior Mezzanine Loan Documents, and the Mezzanine Loan Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Property or any of the Collateral.

4.1.14 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X, which in any such case would cause the Mezzanine Loan, the Mezzanine Borrower, or the Mezzanine Lender to be in violation of Regulation U. As of the Closing Date, Mezzanine Borrower does not own any “margin stock.”

4.1.15 Setoff, Etc. The Collateral and the rights of Mezzanine Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

4.1.16 Not a Foreign Person. None of Mezzanine Borrower, any Senior Mezzanine Borrower or Mortgage Borrower is a foreign person within the meaning of § 1445(f)(3) of the Code.

4.1.17 Enforceability. This Agreement and the other Mezzanine Loan Documents are the legal, valid and binding obligations of Mezzanine Borrower, enforceable against Mezzanine Borrower in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditor’s rights.

4.1.18 Subdivision. The Individual Properties located in Florida, New York, Oregon and Texas comply in all material respects with all applicable subdivision laws, ordinances and regulations.

4.1.19 Insurance. Mezzanine Borrower has obtained and has delivered to Mezzanine Lender certified copies or originals of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Mezzanine Borrower has not and to the best of Mezzanine Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

4.1.20 Physical Condition. To the best of Mezzanine Borrower’s knowledge, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Mezzanine Borrower’s knowledge, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Mezzanine Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.21 Subleases. The Property is not subject to any leases other than the Master Lease and the Subleases (as defined in the Loan Agreement (Mortgage) set forth on Schedule I attached hereto). No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Master Lease, the Subleases and the REAs. The current Subleases are in full force and effect and to Mezzanine Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed in the Loan Agreement (Mortgage), Schedule I or in the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan). No rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan or as set forth in the Loan Agreement (Mortgage) on Schedule I. There has been no prior sale, transfer or assignment, hypothecation or pledge by Mortgage Borrower or Master Lessee of the Master Lease or any Sublease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Mortgage Lender concurrently herewith.

4.1.22 Single Purpose Entity/Separateness.

(a) Until the Indebtedness has been paid in full, Mezzanine Borrower hereby represents, warrants and covenants that Mezzanine Borrower, Mortgage Borrower and each SPE Entity is, shall be, and shall continue to be, a Single Purpose Entity.

(b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Mezzanine Loan Documents (an “Additional Non-Consolidation Opinion”), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects. Mezzanine Borrower, Mortgage Borrower and each SPE Entity have complied and will comply in all material respects with all of the assumptions made with respect to it in the Non-Consolidation Opinion in all material respects. Mezzanine Borrower, Mortgage Borrower and each SPE Entity will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Mortgage Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

4.1.23 Subsidiaries. Mezzanine Borrower has no subsidiaries other than Mortgage Borrower and each Senior Mezzanine Borrower.

(a) All of the assumptions made in the True Lease Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects.

(b) All of the assumptions made in the Solvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects. Mortgage

Borrower, Mezzanine Borrower, each Senior Mezzanine Borrower, and Master Lessee have complied and will comply with all of the assumptions made with respect to it in the Solvency Opinion.

4.1.24 Tax Filings. Mezzanine Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mezzanine Borrower.

4.1.25 Solvency/Fraudulent Conveyance. Mezzanine Borrower (a) has not entered into the transaction contemplated by this Agreement or any Mezzanine Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Mezzanine Loan Documents. After giving effect to the Loan, the fair saleable value of Mezzanine Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Mezzanine Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mezzanine Borrower’s assets is and will, immediately following the making of the Loan, be greater than Mezzanine Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Mezzanine Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Mezzanine Borrower and the amounts to be payable on or in respect of obligations of Mezzanine Borrower).

4.1.26 Investment Company Act. Mezzanine Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.27 Interest Rate Cap Agreement. A complete and correct copy of the Interest Rate Cap Agreement (Second Mezzanine) is attached hereto as Exhibit L. The Interest Rate Cap Agreement (Second Mezzanine) is in full force and effect and enforceable against Mezzanine Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.28 Brokers. Neither Mezzanine Borrower nor Mezzanine Lender has dealt with any broker or finder with respect to the transactions contemplated by the Mezzanine Loan Documents (except that Credit Suisse First Boston acted in connection with certain of the Contemplated Transactions and is either not owed a fee in connection with the Loan or any such fee shall be paid by Borrower) neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Mezzanine Loan Documents. Mezzanine Borrower and Mezzanine Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.28. The provisions of this Section 4.1.28 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

4.1.29 No Other Debt. Mezzanine Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt (Second Mezzanine).

4.1.30 Taxpayer Identification Number. Mezzanine Borrower’s Federal taxpayer identification number is 37-1512923.

4.1.31 Merger Agreement. Mezzanine Borrower has delivered to Mezzanine Lender true complete and correct copies of the Merger Agreement and all deliveries made by any party thereto or any of their respective Affiliates.

4.1.32 Representations and Warranties in the Loan Documents (Mortgage).

Mezzanine Borrower hereby represents and warrants that each of the representations and warranties contained in the Loan Documents (Mortgage) (which are hereby incorporated by reference as if fully set forth herein) is true and correct in all material respects, as of the Closing Date and to the best of its knowledge, after reasonable inquiry, there is no Mortgage Event of Default thereunder.

4.2 Survival of Representations. Mezzanine Borrower agrees that all of the representations and warranties of Mezzanine Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Mezzanine Loan Documents shall be deemed given and made as of the date hereof and survive for so long as any amount remains owing to Mezzanine Lender under this Agreement or any of the other Mezzanine Loan Documents by Mezzanine Borrower or Guarantor unless a longer survival period is expressly stated in a Mezzanine Loan Document with respect to a specific representation or warranty, in which case, for such longer period. Notwithstanding the foregoing, the representations and warranties set forth in Section 4.1.6(c) and (d) shall survive until repayment of the Indebtedness in full without regard to extinguishment thereof by reason of bankruptcy, anti-deficiency and or other similar laws relating to enforcement actions. All representations, warranties, covenants and agreements made in this Agreement or in the other Mezzanine Loan Documents by Mezzanine Borrower shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

4.3 Mezzanine Borrower’s Knowledge. Whenever a representation or warranty is made “to Mezzanine Borrower’s knowledge,” or a term of similar import, such term shall mean the actual knowledge of Mezzanine Borrower or Master Lessee, as applicable, or their respective officers or directors who would be likely to have actual knowledge of the relevant subject matter.

V.	MEZZANINE BORROWER COVENANTS

5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Mezzanine Borrower under the Mezzanine Loan Documents, Mezzanine Borrower (as to itself, each Senior Mezzanine Borrower, Mortgage Borrower and the Property) hereby covenants and agrees with Mezzanine Lender that:

5.1.1 Performance by Mezzanine Borrower.

(a) Mezzanine Borrower shall in a timely manner observe, perform and fulfill in all material respects each and every covenant, term and provision of each Mezzanine Loan Document executed and delivered by, or applicable to, Mezzanine Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mezzanine Loan Document executed and delivered by, or applicable to, Mezzanine Borrower, as applicable, without the prior written consent of Mezzanine Lender.

(b) Mezzanine Borrower shall cause each Senior Mezzanine Borrower and Mortgage Borrower in a timely manner to observe, perform and fulfill each and every covenant, term and provision of each Senior Mezzanine Loan Document or Loan Document (Mortgage) executed and delivered by, or applicable to, each Senior Mezzanine Borrower or Mortgage Borrower. Mezzanine Borrower shall not suffer or permit any Senior Mezzanine Borrower or Mortgage Borrower to enter into any amendment, waiver, supplement, termination or other modification of any Senior Mezzanine Loan Document or Loan Document (Mortgage) executed and delivered by, or applicable to, any Senior Mezzanine Borrower or Mortgage Borrower without the prior written consent of Mezzanine Lender.

5.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Mortgage Borrower’s right of contest pursuant to Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower shall at all times comply and cause the Mortgage Borrower and the Property to be in compliance in all material respects with all Legal Requirements applicable to the Mezzanine Borrower, any Senior Mezzanine Borrower, Mortgage Borrower, any SPE Entity and the Property and the uses permitted upon the Property. Mezzanine Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Mezzanine Borrower, and Mezzanine Borrower shall not knowingly permit Mortgage Borrower, any Senior Mezzanine Borrower, or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mezzanine Borrower’s obligations under any of the Mezzanine Loan Documents. Mezzanine Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Mezzanine Borrower shall at all times maintain, preserve and protect (and shall cause Mortgage Borrower to at all times maintain, preserve and protect) all franchises and trade names where the failure to so preserve and protect would be reasonably likely to have a Material Adverse Effect, and preserve all the remainder of its property used in and necessary for the conduct of its business and shall keep the Property (or shall cause Mortgage Borrower to keep the Property) in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto as required by the Loan Agreement (Mortgage). Mezzanine Borrower shall keep or shall cause each Senior Mezzanine Borrower and Mortgage Borrower to keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement and the Loan Agreement (Mortgage).

5.1.3 Litigation. Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened in writing against Mezzanine Borrower, any Senior Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property which, if determined adversely to such party, the Collateral or the Property would reasonably be expected to have a Material Adverse Effect.

5.1.4 Single Purpose Entity. Each of Mezzanine Borrower and each SPE Entity has been since the date of its formation and shall remain a Single Purpose Entity.

(a) Each of Mezzanine Borrower and each SPE Entity shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Mezzanine Borrower or any SPE Entity will be diverted to any other Person or for other than business uses of Mezzanine Borrower or any SPE Entity, as applicable, nor (ii) will such funds be commingled with the funds of any other Affiliate.

(b) To the extent that Mezzanine Borrower or any SPE Entity shares the same officers or other employees as Mezzanine Borrower, any SPE Entity or their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(c) To the extent that any Mezzanine Borrower or any SPE Entity jointly contracts with any other Mezzanine Borrower, any SPE Entity or either of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that

Mezzanine Borrower or any SPE Entity contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Mezzanine Borrower, any SPE Entity and/or any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Mezzanine Borrower or such SPE Entity, as applicable) as would be conducted with third parties.

(d) To the extent that Mezzanine Borrower, any SPE Entity or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(e) Mezzanine Borrower and each SPE Entity shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members’ consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(f) In addition, Mezzanine Borrower and each SPE Entity shall each: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns (unless part of a consolidated group) and financial statements (unless part of a consolidated group), or if part of a consolidated group, it will be shown as a separate member of such group or such consolidated tax returns or financial statements will contain a note indicating that it and its Affiliate are separate legal entities and maintain records, books of account and accounts separate and apart from any other Person; (vi) transact all business with its Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

5.1.5 Consents. If Mezzanine Borrower, or any SPE Entity is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If Mezzanine Borrower or any SPE Entity is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, Mezzanine Borrower and any SPE Entity shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Mezzanine Borrower or any SPE Entity to do so or (ii) file an involuntary bankruptcy petition against any Affiliate. Furthermore, Mezzanine Borrower’s and each SPE Entity’s formation documents shall expressly state that for so long as the Loan is outstanding, neither Mezzanine Borrower nor any SPE Entity shall be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower’s, Mortgage Borrower’s, or any SPE Entity’s assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

5.1.6 Notice of Default. Mezzanine Borrower shall promptly advise Mezzanine Lender (a) of any event or condition that has or is likely to have a Material Adverse Effect and (b) of the occurrence of any Event of Default of which Mezzanine Borrower has knowledge.

5.1.7 Cooperate in Legal Proceedings. Mezzanine Borrower shall, and shall cause each Senior Mezzanine Borrower and Mortgage Borrower to cooperate fully with Mezzanine Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Mezzanine Lender hereunder or under any of the other Mezzanine Loan Documents and, in connection therewith, permit Mezzanine Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

5.1.8 Perform Mezzanine Loan Documents. Mezzanine Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Mezzanine Loan Documents executed and delivered by, or applicable to, Mezzanine Borrower.

5.1.9 Further Assurances; Separate Notes. Mezzanine Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Mezzanine Lender all documents, and take all actions, reasonably required by Mezzanine Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Mezzanine Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Mezzanine Loan Documents, to subject to the Mezzanine Loan Documents any property of Mezzanine Borrower intended by the terms of any one or more of the Mezzanine Loan Documents to be encumbered by the Mezzanine Loan Documents, or otherwise carry out the purposes of the Mezzanine

Loan Documents and the transactions contemplated thereunder. Mezzanine Borrower agrees that it shall, upon request, reasonably cooperate with Mezzanine Lender in connection with any request by Mezzanine Lender to sever one or more of the Mezzanine Notes into two (2) or more separate substitute notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Mezzanine Lender new substitute notes to replace the Mezzanine Note, amendments to or replacements of existing Mezzanine Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, provided that Mezzanine Borrower shall bear no costs or expenses in connection therewith (other than internal administrative costs and expenses of Mezzanine Borrower). Any such substitute notes may have varying principal amounts and economic terms, provided, however, that (i) the maturity date of any such substitute note shall be the same as the scheduled Maturity Date of the Mezzanine Note immediately prior to the issuance of such substitute notes, (ii) the initial weighted average LIBOR Margin for the term of the substitute notes shall not exceed the LIBOR Margin under the Mezzanine Note being substituted immediately prior to the issuance of such substitute notes; and (iii) the economics of the Loan, shall not change in a manner which is adverse to Mezzanine Borrower. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may apply payment of all sums due under such substitute notes in such order and priority as Mezzanine Lender shall elect in its sole and absolute discretion.

(b) It is acknowledged that the entering of the Loan, the Mortgage Loan, and each Senior Mezzanine Loan and Junior Mezzanine Loan concurrently is beneficial to Mezzanine Borrower, Mortgage Borrower, each Senior Mezzanine Borrower, and each Junior Mezzanine Borrower, and accordingly, Mezzanine Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an “investment grade” rating unless the principal amount of the Mortgage Loan were to be decreased and, as a result, the principal amount of the Mortgage Loan is decreased, then (i) the Mezzanine Borrower shall cooperate (and cause each Senior Mezzanine Borrower and Mortgage Borrower to cooperate) with Lender’s “resizing” of the Loan and the Mezzanine Loan and (ii) Lender shall on the date of the “resizing” of the Loan lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Mortgage Loan and the Loan) such additional amount equal to the amount of the principal reduction of the Mortgage Loan provided that each Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents (Mortgage), Mezzanine Loan Documents, Senior Mezzanine Loan Documents, or Junior Mezzanine Loan Documents, as applicable. In addition, Mezzanine Borrower and Mezzanine Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Loan were to be decreased and, as a result the principal amount of the Mortgage Loan were increased, more “investment grade” rated securities could be issued, then (i) if “resizing” to decrease the size of the Mezzanine Loan and increase the size of the Mortgage Loan is provided for in the Mezzanine Loan Documents, Mezzanine Borrower shall cooperate (and cause each Senior Mezzanine Borrower and Mortgage Borrower to cooperate) with Lender’s “resizing” of the Loan, the Mezzanine Loan, and any Senior

Mezzanine Loan or Junior Mezzanine Loan, and (ii) Lender shall on the date of the “resizing” of the Loan lend to the Mortgage Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) an additional amount equal to the amount of principal reduction of the Loan, provided that Mortgage Borrower, Mezzanine Borrower, and each Senior Mezzanine Borrower and Junior Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents (Mortgage) and Mezzanine Loan Documents. In connection with the foregoing, Mezzanine Borrower agrees, at Mezzanine Lender’s sole cost and expense, to execute and deliver such documents and other agreements reasonably required by Mortgage Lender and/or Mezzanine Lender to “re-size” the Loan and the Mortgage Loan, including, without limitation, an amendment to this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Mortgage) and, if the principal amount of the Mortgage Loan is increased, a fully paid endorsement to the Title Policy reflecting an increase in the insured amount thereunder. Notwithstanding the foregoing, Mezzanine Lender agrees that any “resizing” of the Mortgage Loan and the Loan shall not change the economics of the Mortgage Loan and the Mezzanine Loan shall not change the economics of the Loan and the Mezzanine Loan taken as a whole in a manner which is adverse to Borrower and no amendment of any of the Loan Documents (Mezzanine) in connection with such “resizing” shall (taken as a whole with the Loan Documents (Mortgage)) increase in any material respect the obligations or liabilities of, or decrease the rights of, Mezzanine Borrower other than to a de minimis extent. Mezzanine Borrower shall cause Mortgage Borrower to pay the title charges and the mortgage and mortgage recording taxes resulting only from the first “resizing” of the Mortgage Loan and Mezzanine Loan, with such charges and taxes being the responsibility of Mortgage Lender in connection with any subsequent “resizings” of the Loan.

5.1.10 Business and Operations. Mezzanine Borrower shall continue to and shall cause each Senior Mezzanine Borrower and Mortgage Borrower to continue to engage in the businesses presently conducted by each of them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property and the Collateral, as applicable. Mezzanine Borrower shall and shall cause each Senior Mezzanine Borrower and Mortgage Borrower to, qualify to do business and shall remain in good standing under the laws of all applicable jurisdictions as and to the extent required for the Mortgage Borrower’s ownership, maintenance, management and operation of the Property and, as applicable, the Mezzanine Borrower’s ownership of the Collateral.

5.1.11 Title to the Collateral. Mezzanine Borrower shall warrant and defend (a) its title to the Collateral and every part thereof, subject to the Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Pledge and this Agreement on the Collateral, subject to the Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Mezzanine Borrower shall reimburse Mezzanine Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Mezzanine Lender if an interest in the Collateral is claimed by another Person.

5.1.12 Costs of Enforcement. In the event (a) that this Agreement or the Pledge is foreclosed upon in whole or in part or that by reason of Mezzanine Borrower’s default hereunder this Agreement or the Pledge is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement or the Pledge in which proceeding Mezzanine Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mezzanine Borrower or any of its constituent Persons or an assignment by Mezzanine Borrower or any of its constituent Persons for the benefit of its creditors, Mezzanine Borrower, its successors or assigns, shall be chargeable with and agrees to pay all reasonable out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Mezzanine Lender or Mezzanine Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statements. Mezzanine Borrower shall, from time to time, upon thirty (30) days’ prior written request from Mezzanine Lender, execute, acknowledge and deliver to the Mezzanine Lender (and shall cause each Senior Mezzanine Borrower and Mortgage Borrower to execute, acknowledge and deliver to Mezzanine Lender), an Officer’s Certificate, stating that this Agreement and the other Mezzanine Loan Documents (or as applicable, the Senior Mezzanine Loan Documents and the Loan Documents (Mortgage)) are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Mezzanine Loan Documents or, as applicable, the Senior Mezzanine Loan Documents or Loan Documents (Mortgage) are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Mezzanine Note (or, as applicable, the Senior Mezzanine Note or Mortgage Note) and containing such other information with respect to the Mezzanine Borrower, Senior Mezzanine Borrower, Mortgage Borrower, the Property, the Loan, the Senior Mezzanine Loan, and the Loan (Mortgage) as Mezzanine Lender shall reasonably request. Mezzanine Lender shall, from time to time, but no more often than once annually, upon thirty (30) days’ prior written request from Mezzanine Borrower, execute, acknowledge and deliver to Mezzanine Borrower, a certificate signed by an officer of Mezzanine Lender, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications). The estoppel certificate from Mezzanine Borrower shall also state either that, to Mezzanine Borrower knowledge, no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and the steps being taken to cure such Default and the estoppel certificate from Mezzanine Lender shall state whether Mezzanine Lender has delivered notice of a Default or an Event of Default.

5.1.14 Loan Proceeds. Mezzanine Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.3.

5.1.15 No Joint Assessment. Mezzanine Borrower shall not suffer or permit (except with respect to the Jointly Assessed Ground Lease Properties) or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.16 No Further Encumbrances. Subject to Section 8.3. Mezzanine Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and the Collateral and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Mezzanine Loan Documents or the Loan Documents (Mortgage), (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) the Subleases.

5.1.17 Article 8 “Opt In” Language. Each organizational document of Mortgage Borrower, each Senior Mezzanine Borrower and Mezzanine Borrower shall be modified to include, the language set forth on Exhibit O.

5.1.18 Loan (Mortgage) Covenants. Mezzanine Borrower hereby covenants that it shall cause Mortgage Borrower, to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in the Loan Agreement (Mortgage) and the Security Instrument, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender (other than a Permitted Mortgage Loan Amendment). Mezzanine Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Mortgage Borrower under the Loan Documents (Mortgage).

(a) Mezzanine Borrower shall not, and shall cause Mortgage Borrower to, (i) amend or modify (by agreement on the part of the Mortgage Borrower or Mezzanine Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) the Loan Documents (Mortgage) in effect as of the Closing Date except for those amendments or modifications (“Permitted Mortgage Loan Amendments”) that are (i) required under the Loan Documents (Mortgage) or that Mortgage Borrower is required to consent to thereunder pursuant to the express terms of the Loan Documents (Mortgage), (ii) which do not constitute a Prohibited Mortgage Loan Amendment, or (iii) are otherwise consented to by Mezzanine Lender. As used herein, a “Prohibited Mortgage Loan Amendment” shall mean an amendment or modification to the Loan Documents (Mortgage) that (A) is reasonably likely to have a Material Adverse Effect, or (B) which (1) increases the principal amount of the Loan (Mortgage) (exclusive of protective advances), (2) increases the interest rate payable under the Loan (Mortgage), (3) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases the amount payable under the Loan (Mortgage) or other payments required under the Loan, (4) increases the frequency or payment amount of the periodic principal installments under the Loan (Mortgage), (5) modifies the recourse carveout obligations under the Loan Documents (Mortgage) in a manner which increases or expands recourse liability, (6) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the Loan Documents (Mortgage), (7) modifies the provisions governing requirements with respect to the Independent Directors under the Loan Documents (Mortgage) in a manner materially adverse to Mezzanine Lender, (8) adds material additional obligations, liabilities or indemnities on the part of Mortgage Borrower, Guarantor or Mezzanine Borrower, (9) shortens any default cure periods or adds any additional defaults under the Loan Documents (Mortgage), (10) extends the maturity date of the Loan (Mortgage) beyond the initially scheduled maturity date (except pursuant to the extension option in the Loan Documents (Mortgage) or in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Loan (Mortgage)), (11) modifies any provisions related to the Master Lease in a manner materially adverse to Mezzanine Lender, (12) waives or modifies any provisions related to the use of proceeds under the Loan Documents (Mortgage), (13) modifies any provisions of the Loan Documents (Mortgage) related to the funding of escrows or cash management or any provision of the Account Agreement (Mortgage) or (14) materially decreases or materially modifies any insurance requirements under the Loan Documents (Mortgage). Any amendment or modification to the Loan Documents (Mortgage) in violation of this Section shall be ineffective as between Mezzanine Borrower and Mezzanine Lender, and, if not cured by Mezzanine Borrower within thirty (30) days after written notice from Mezzanine Lender shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its sole discretion.

(b) In the event the Loan (Mortgage) shall at any time be repaid, or the Liens securing the Loan (Mortgage) at any time be released in full, then unless and until the Mezzanine Note shall have been repaid in full and all obligations of Mezzanine Borrower to Mezzanine Lender hereunder and under the other Mezzanine Loan Documents shall have been satisfied, then Mezzanine Borrower shall nevertheless comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (other than payment of principal, interest and premium (if any)) and the Loan Documents (Mortgage) shall nevertheless be deemed to remain in full force and effect as between Mezzanine Borrower and Mezzanine Lender with Mezzanine Lender being deemed in such context to possess exclusively all of the rights and remedies of the Mortgage Lender thereunder including without limitation, all rights of consent and approval, rights to receive and control the disposition of casualty insurance proceeds and condemnation awards, and the right to collect rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Loan Documents (Mortgage) and evidenced by the Mortgage Note and Mezzanine Borrower shall nevertheless comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (and any Permitted Mortgage Loan Amendments or amendment or modification consented to in writing by Mezzanine Lender) (other than the payment of principal, interest and premium, if any). Mezzanine Borrower shall, and shall cause Mortgage Borrower to, execute any and all documents reasonably requested by Mezzanine Lender for the implementation or furtherance of the foregoing provided that the same shall be at Mezzanine Lender’s sole cost and expense. Mezzanine Borrower shall deliver to Mezzanine Lender copies of any and all modifications to the Loan Documents (Mortgage) within five (5) Business Days after execution thereof.

(c) Mezzanine Borrower covenants and agrees to cause Mortgage Borrower to deliver any and all financial information delivered or required to be delivered to Mortgage Lender pursuant to the terms of the Loan Documents (Mortgage) to be delivered simultaneously to Mezzanine Lender.

5.1.19 Senior Mezzanine Loan Covenants. Mezzanine Borrower hereby covenants that it shall cause each Senior Mezzanine Borrower to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in each Senior Mezzanine Loan Agreement and the Senior Mezzanine Loan Documents, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Senior Mezzanine Lender (other than a Permitted Senior Mezzanine Loan Amendment). Mezzanine Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Senior Mezzanine Borrower under the Senior Mezzanine Loan Documents.

(a) Mezzanine Borrower shall not, and shall cause each Senior Mezzanine Borrower not to, (i) amend or modify (by agreement on the part of each Senior Mezzanine Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) the Senior Mezzanine Loan Documents in effect as of the Closing Date except for those amendments or modifications or waivers (“Permitted Senior Mezzanine Loan Amendments”) that are (i) required under the Senior Mezzanine Loan Documents or that Senior Mezzanine Borrower is required to consent to thereunder pursuant to the express terms of the Senior Mezzanine Loan Documents, (ii) which do not constitute a Prohibited Senior Mezzanine Loan Amendment, or (iii) are otherwise consented to by Mezzanine Lender, in its reasonable discretion. As used herein, a “Prohibited Senior Mezzanine Loan Amendment” shall mean an amendment or modification to the Senior Mezzanine Loan Documents that (A) is reasonably likely to have a Material Adverse Effect, or (B) which (1) increases the principal amount of a Senior Mezzanine Loan (exclusive of protective advances), (2) increases the interest rate payable under the Senior Mezzanine Loan, (3) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases the amount payable under the Senior Mezzanine Loan, other than reserves for Debt Service (Second Mezzanine) or other payments required under the Loan, (4) increases the frequency or payment amount of the periodic principal installments under the Senior Mezzanine Loan, (5) modifies the recourse carveout obligations under the Senior Mezzanine Loan Documents in a manner which increases or expands recourse liability, (6) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the Senior Mezzanine Loan Documents in a manner materially adverse to Mezzanine Lender, (7) modifies the provisions governing requirements with respect to the Independent Directors under the Senior Mezzanine Loan Documents in a manner materially adverse to Mezzanine Lender, (8) adds material additional obligations, liabilities or indemnities on the part of the Senior Mezzanine Borrower, Indemnitor or Mezzanine Borrower,

(9) shortens any default cure periods or adds any additional defaults under the Senior Mezzanine Loan Documents, (10) extends the maturity date of the Senior Mezzanine Loan beyond the initially scheduled maturity date (except in connection with any extension permitted under the Senior Mezzanine Loan Documents or any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Senior Mezzanine Loan in a manner materially adverse to Mezzanine Lender, (11) modifies any provisions related to the Management Agreement in a manner materially adverse to Mezzanine Lender, (12) waives or modifies any provisions related to the use of proceeds under the Senior Mezzanine Loan Documents in a manner materially adverse to Mezzanine Lender, (13) modifies any provisions of the Senior Mezzanine Loan Documents related to the funding of escrows or cash management or any provision of the account agreement related to such Senior Mezzanine Loan in a manner materially adverse to Mezzanine Lender or (14) decreases or materially modifies any insurance requirements under the Senior Mezzanine Loan Documents in a manner materially adverse to Mezzanine Lender. Any amendment or modification to the Senior Mezzanine Loan Documents in violation of this Section shall be ineffective as between Mezzanine Borrower and Mezzanine Lender, and, if not cured by Mezzanine Borrower within thirty (30) days after written notice from Mezzanine Lender shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its reasonable discretion.

(b) In the event each Senior Mezzanine Loan shall at any time be repaid, or the Liens securing the Senior Mezzanine Loan at any time be released in full, then unless and until the Mezzanine Note shall have been repaid in full and all obligations of Mezzanine Borrower to Mezzanine Lender hereunder and under the other Mezzanine Loan Documents shall have been satisfied, then Mezzanine Borrower and Manager shall nevertheless comply or cause each Senior Mezzanine Borrower to comply with each of the terms and provisions of the Senior Mezzanine Loan Documents) (other than payment of principal, interest and premium (if any)) and the Senior Mezzanine Loan Documents shall nevertheless be deemed to remain in full force and effect as between Mezzanine Borrower and Mezzanine Lender with Mezzanine Lender being deemed in such context to possess exclusively all of the rights and remedies of the Senior Mezzanine Lender thereunder including without limitation, all rights of consent and approval, rights to receive and control the disposition of casualty insurance proceeds and condemnation awards, and the right to collect rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Senior Mezzanine Loan Documents and evidenced by the Senior Mezzanine Note and Mezzanine Borrower shall nevertheless comply or cause the Senior Mezzanine Borrower to comply with each of the terms and provisions of the Senior Mezzanine Loan Documents (and any Permitted Senior Mezzanine Loan Amendments or amendment or modification consented to in writing by Mezzanine Lender) (other than the payment of principal, interest and premium, if any). Mezzanine Borrower shall, and shall cause Senior Mezzanine Borrower to, execute any and all documents reasonably requested by Mezzanine Lender for the implementation or furtherance of the foregoing provided that the same shall be at Mezzanine Lender’s sole cost and expense. Mezzanine Borrower shall deliver to Mezzanine Lender copies of any and all modifications to the First Mezzanine Loan Documents within five (5) Business Days after execution thereof.

(c) Mezzanine Borrower covenants and agrees to cause each Senior Mezzanine Borrower to deliver any and all financial information delivered or required to be delivered to each Senior Mezzanine Lender pursuant to the terms of the Senior Mezzanine Loan Documents to be delivered simultaneously to Mezzanine Lender.

5.1.20 Intentionally Omitted. Impositions. Mezzanine Borrower shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower to pay all Impositions, to timely pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Property), and to keep the Property free from any Lien (other than the lien of the Loan Documents (Mortgage) and the Permitted Encumbrances), and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed upon the Property or any portion thereof within forty-five (45) days after receiving written notice (whether from Mezzanine Lender, the lienholder or any other Person) of the filing thereof; subject in each case to Mortgage Borrower’s or Master Lessee’s right to contest the same as permitted in but subject to the conditions set forth in the Loan Agreement (Mortgage) so long as no Event of Default has occurred and is continuing. In the event that Mortgage Borrower elects to commence any contest or similar proceeding with respect to any such Imposition, Lien or other claim described herein, Mezzanine Borrower shall provide prompt written notice thereof to Mezzanine Lender together with such evidence as Mezzanine Lender may reasonably require showing Mortgage Borrower’s satisfaction of the requirements set forth in Section 7.3 of the Loan Agreement (Mortgage) to Mortgage Borrower conducting such contest. Notwithstanding the foregoing, Mezzanine Borrower shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower promptly to pay any contested Imposition, Lien or claim and the payment thereof shall not be deferred, if Mezzanine Lender or Mortgage Borrower may be subject to criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgage Borrower, then Mezzanine Borrower shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower to deliver to Mezzanine Lender reasonable evidence of payment of such contested Imposition or Lien.

5.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Mezzanine Borrower under the Mezzanine Loan Documents or the earlier release of the Lien of this Agreement or the Pledge in accordance with the terms of this Agreement and the other Mezzanine Loan Documents, Mezzanine Borrower covenants and agrees with Mezzanine Lender that it will not do (and will not permit Mortgage Borrower to do), or permit to be done, directly or indirectly, any of the following:

5.2.1 Debt. Without the prior written consent of Mezzanine Lender, such consent to be made in Mezzanine Lender’s sole determination, incur, create, assume or be liable with respect to any additional Debt (including, but not limited to, any secondary or junior financing or any preferred equity investment), or create or permit to be created or to remain, any Lien on, or conditional sale or other title retention agreement with respect to the Collateral or any part thereof or income therefrom, other than the Mezzanine Loan Documents or except as permitted therein (it being acknowledged and agreed that any refinancing of such Debt in connection with an assignment and restatement of the Loan Documents (Mortgage) shall be in violation of this Section 5.2.1).

5.2.2 Encumbrances. Other than in connection with or as permitted under the Mezzanine Loan Documents and the Loan Documents (Mortgage), Mezzanine Borrower, any Senior Mezzanine Borrower, or Mortgage Borrower shall not (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (other than endorsements of checks and negotiable instruments in the ordinary course); or (f) incur or maintain any obligation to any holder of Debt which prohibits the creation or maintenance of any lien securing the Obligations (First Mezzanine).

5.2.3 Engage in Different Business. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Mezzanine Loan Documents to which Mezzanine Borrower is a party and ownership of the direct and indirect interests in each Senior Mezzanine Borrower and Mortgage Borrower and activities related thereto;

5.2.4 Make Advances. Make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Mezzanine Loan Document;

5.2.5 Partition. Partition any Individual Property;

5.2.6 Commingle. Commingle its assets with the assets of any of its Affiliates;

5.2.7 Guarantee Obligations. Guarantee any obligations of any Person;

5.2.8 Transfer Assets. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except in each case (including in connection with a Release or Substitution) as may be permitted hereby or in the other Mezzanine Loan Documents;

5.2.9 Amend Organizational Documents. Amend or modify any of its organizational documents without Mezzanine Lender’s consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that Mezzanine Borrower remains and each SPE Entity each remain a Single Purpose Entity;

5.2.10 Dissolve. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;

5.2.11 Bankruptcy. (i) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower’s assets other than in connection with the repayment of the Loan or (iii) file or solicit the filing of an involuntary bankruptcy petition against any Borrower, HoldCo, Master Lessee, Guarantor or any Affiliate of Mezzanine Borrower or any such Person, without obtaining the prior consent of all of the directors, members or managers, as applicable, of Mezzanine Borrower;

5.2.12 ERISA. Engage in any activity that would subject Mezzanine Borrower to material liability under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower’s assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

5.2.13 Distributions. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates;

5.2.14 Modify REAs. Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower shall not permit Mortgage Borrower to execute any material modifications to the REAs;

5.2.15 Modify Mezzanine Account Agreement. Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower shall not execute any modification to the Mezzanine Account Agreement;

5.2.16 Zoning Reclassification. Without the prior written consent of Mezzanine Lender (which in the case of a clause (a) shall not be unreasonably withheld), permit Mortgage Borrower to (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

5.2.17 Change of Principal Place of Business. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Mezzanine Lender thirty (30) days’ prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Mezzanine Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Mezzanine Lender hereunder in the Account Collateral (Second Mezzanine) and the Rate Cap Collateral at all times;

5.2.18 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Sublease as permitted by Section 8.8;

5.2.19 Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Mezzanine Account, as required by Section 3.1.1 or the Pledge, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.3; or

5.2.20 Single-Purpose Entity. Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or any SPE Entity to cease to be a Single-Purpose Entity.

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

6.1 Insurance Coverage Requirements.

(a) Mezzanine Borrower will cause Mortgage Borrower, at its expense, to procure and maintain the insurance policies required by the Loan Documents (Mortgage). Each commercial general liability or umbrella liability policy with respect to the Property shall name Mezzanine Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Mezzanine Lender.

(b) In the event of any loss or damage to the Property, Mezzanine Borrower shall give prompt written notice to the insurance carrier and Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower’s rights to any insurance proceeds are subject to the terms of the Loan Agreement (Mortgage). Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle, adjust or compromise any claim under such insurance policies without the prior written consent of Mezzanine Lender which shall not be unreasonably withheld, delayed or denied; provided, further, that Mortgage Borrower may make proof of loss and adjust and compromise any claim under casualty insurance policies which does not exceed forty percent (40%) of the Allocated Loan Amount of the affected Individual Property so long as no Event of Default has occurred and is continuing. Any proceeds of such claim which are not used to reconstruct or repair the Property or applied to Mortgage Borrower’s costs in connection therewith, or applied to the balance of the loan evidenced by the Loan Documents (Mortgage), shall be deposited into the accounts established pursuant to the Loan Agreement (Mortgage) to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Second Mezzanine) whether or not then due.

(c) In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to terms of the Loan Agreement (Mortgage) to elect to not reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

(d) Mezzanine Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Properties or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.1 of the Loan Agreement (Mortgage).

(e) Mezzanine Lender hereby confirms and acknowledges that Mezzanine Borrower has delivered to Mezzanine Lender certificates of insurance with respect to Master Lessee’s insurance program, in amount, form and content so as to satisfy the requirements of this Section 6.1 in all material respects as of the Closing Date other than with respect to Section 6.1.9 of the Loan Agreement (Mortgage), and that any renewals or modifications that comply with Section 6.1.11 of the Loan Agreement (Mortgage) and are otherwise not, in substance, materially different from the approved program in place on the Closing Date shall be deemed to be in compliance.

6.2 Condemnation. In the event that all or any portion of the Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, Mezzanine Borrower shall give prompt written notice to Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower’s rights to any condemnation award is subject to the terms of the Loan Agreement (Mortgage). Notwithstanding the foregoing, Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or denied; provided, further, that Mortgage Borrower may settle, adjust and compromise any such claim, action or proceeding which does not exceed forty percent (40%) of the Allocated Loan Amount of the affected Individual Property so long as no Monetary Default or Event of Default has occurred and is continuing. Any Excess Proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Second Mezzanine) whether or not then due pursuant to Section 2.3.1(b). In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to elect not to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

6.3 Certificates. Mezzanine Borrower shall deliver (or cause Mortgage Borrower to deliver) to Mezzanine Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Mezzanine Borrower’s and Mortgage Borrower’s insurance agent stating that the insurance policies required to be delivered to Mezzanine Lender pursuant to Section 6.1 are maintained with insurers who comply with the terms of Section 6.1.9 of the Loan Agreement (Mortgage) (as modified by the final sentence of Section 6.1.12 of the Loan Agreement (Mortgage)), setting forth a schedule describing all premiums required to be paid by Mezzanine Borrower or Mortgage Borrower, as applicable, to maintain the policies of insurance required under Section 6.1 and stating that either Mezzanine Borrower or Mortgage Borrower, as applicable, has paid such premiums. Certificates of insurance with respect to all replacement policies shall be delivered to Mezzanine Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Mezzanine Borrower shall deliver to Mezzanine Lender originals (or certified copies) of such replacement insurance policies on or before the earlier to occur of (i) thirty (30) days after the effective date thereof and (ii) five (5) Business Days after Mezzanine Borrower’s receipt thereof. If Mezzanine Borrower fails to (i) maintain and deliver to Mezzanine Lender the certificates of insurance and certified copies or originals required by this Agreement upon five (5) Business Days’ prior notice to Mezzanine Borrower, Mezzanine Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Mezzanine Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mezzanine Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect such matters.

VII.	RESERVED

VIII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

8.1 Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII, Mezzanine Borrower shall not, and shall not permit any other Person holding any direct or indirect ownership interest in Mortgage Borrower, any Senior Mezzanine Borrower, any Junior Mezzanine Borrower, HoldCo, Master Lessee, any SPE Entity or the Property to, except with the prior written consent of Mezzanine

Lender, (i) Transfer all or any part of the Property, (ii) incur any Debt, other than Permitted Debt (Second Mezzanine) or Permitted Encumbrances, or (iii) except in connection with the Mezzanine Loan, permit any Transfer (directly or indirectly) of any interest in Borrower, any Senior Mezzanine Borrower, any Junior Mezzanine Borrower, HoldCo, Master Lessee or any SPE Entity. Notwithstanding the foregoing, the grant of a Lien by Master Lessee on the Excluded Personal Property (other than Master Lessee’s equity interest in HoldCo) shall not be prohibited pursuant to this Section 8.1.

8.2 Sale of Building Equipments. Mezzanine Borrower may cause Mortgage Borrower to Transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under the Master Lease or any Sublease, in either case as a result thereof, and provided further that any new Building Equipment acquired by Mortgage Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument.

8.3 Immaterial Transfers and Easements, Etc.. Mezzanine Borrower may cause Mortgage Borrower, without the consent of Mezzanine Lender, to (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole.

8.4 Indebtedness. Notwithstanding anything to the contrary contained in Section 8.1, Master Lessee, Guarantor and any other Person holding any direct or indirect ownership interest in Master Lessee or Guarantor shall be permitted to incur Debt without the consent of the Mezzanine Lender or a Rating Agency Confirmation. Without limiting the foregoing, nothing herein or in the other Mezzanine Loan Documents shall be deemed to prohibit the borrowing and repayment of the loans being made on the date hereof to Guarantor pursuant to, or Guarantor’s execution and delivery of, that certain Bridge Loan Agreement, entered into as of the date hereof, by Guarantor, each lender from time to time party thereto, Banc of America Bridge LLC, as administrative agent for the lenders, Deutsche Bank AG Cayman Islands Branch, as joint-administrative agent, and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Credit Suisse, as joint lead arrangers and joint bookrunning managers, and Citigroup Global Markets Inc. as co-arranger (the “Bridge Loan Agreement”) and the other Loan Documents (as defined in the Bridge Loan Agreement). In addition, holders of direct and indirect interests in HoldCo, shall, provided that such interests in HoldCo do not constitute more than 25% of such holder’s net worth, be permitted to incur Debt without the consent of the Mezzanine Lender or a Rating Agency Confirmation.

8.5 Permitted Equity Transfers.

(a) A Transfer (but not a pledge or encumbrance) of an indirect beneficial interest in Mezzanine Borrower that is otherwise prohibited hereunder shall nevertheless be permitted without Mezzanine Lender’s prior written consent or a Rating Agency Confirmation if (i) Mezzanine Lender receives thirty (30) days prior written notice thereof, (ii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing, (iii) no more than forty-nine percent (49%) of the direct or indirect ownership interests in Mortgage Borrower, Mezzanine Borrower, any Senior Mezzanine Borrower, any Junior Mezzanine Borrower, HoldCo, or any SPE Entity is being Transferred (in the aggregate of all such Transfers), (iv) the transferee is not a Disqualified Transferee, (v) HoldCo continues to own 100% of the ownership interests in Mezzanine Borrower and Mezzanine Borrower continues to own 100% of the ownership interests in Borrower, (vi) Guarantor retains Control of Mortgage Borrower, Master Lessee, HoldCo, Mezzanine Borrower, and each Junior Mezzanine Borrower, and Mortgage Borrower and continues to own, directly and/or indirectly, at least fifty-one percent (51%) of the equity interests in Master Lessee, (vii) Master Lessee (or its successor by merger or acquisition of all or substantially all of Master Lessee’s assets) remains the master lessee under the Master Lease, and (viii) except as otherwise permitted under clause (b) below, no more than forty-nine percent (49%) of the direct or indirect ownership interests in Master Lessee or Guarantor is being Transferred (in the aggregate of all such Transfers).

(b) Notwithstanding anything herein to the contrary, the following Transfers shall not require the prior written consent of Mezzanine Lender:

(i) a Transfer of interests in any Sponsor,

(ii) a Transfer of interests in Guarantor or Master Lessee as a result of a merger or a Transfer of all or substantially all of the assets of a direct or indirect owner of Guarantor or Master Lessee to a Permitted Transferee or Pre-Approved Transferee and provided Borrower complies with Section 8.5(a) and (b) (and thereafter Transfers of interests in any such transferee if it is publicly traded);

(iii) a Transfer (but not a pledge or encumbrance in the case of any Transfer of interests in HoldCo) of any interests in Guarantor, Master Lessee or HoldCo, provided that subsequent to any such Transfer, more than fifty-one percent (51%) percent of HoldCo is owned by any one or more of the following:

(1) Bain Capital Partners, LLC;

(2) Kohlberg Kravis Roberts & Co.;

(3) Vornado Realty, L.P.;

(4) a Permitted Transferee;

(5) a Pre-Approved Transferee

(6) any Person that has been previously approved in writing by Lender and the Rating Agencies,

(7) a transferee described in clause (iv) or (v) below; and

(8) an investment fund, limited liability company, limited partnership or general partnership with committed capital of at least $1,000,000,000 where a Permitted Fund Manager acts as the general partner, managing partner, managing member or fund manager and at least 51% of the equity interests in such Permitted Fund Manager are owned, directly or indirectly, by any of the Persons listed above; and

(9) any successor by merger with respect to, or transferee of all or substantially all of the assets of, any of the foregoing (each of the foregoing Persons described in clauses (1) through (8), a “Sponsor”);

(iv) a pledge or encumbrance of interests in Guarantor or Master Lessee and any Transfer of such interests in realization upon such pledge or encumbrance, provided not less than fifty-one percent (51%) of such transferee is owned by a Sponsor;

(v) a pledge or encumbrance of interests in HoldCo as security for a loan secured by all or substantially all of the assets of Master Lessee and any Transfer of such interests in realization upon such pledge or encumbrance;

(vi) a pledge or encumbrance of direct or indirect interests in the Person (“HoldCo Parent”) that owns the direct interests in HoldCo as security for a loan secured by all or substantially all of the assets of the owner of the interests in HoldCo Parent (provided that such interests in HoldCo Parent do not constitute more than 25% of such owner’s net worth) and any Transfer of such interests in realization upon such pledge or encumbrance, provided such Transfer does not result in less than fifty-one percent (51%) percent of the direct or indirect interests in HoldCo being owned by a Sponsor; and

(vii) a Transfer of direct or indirect interests in any Person that holds an indirect interest in HoldCo that is either (A) publicly traded or (B) an “umbrella partnership” in which a publicly traded REIT is the general partner (eg, Vornado Realty Trust).

(c) Notwithstanding the foregoing, Mezzanine Borrower shall not, and shall not permit or suffer any person to, pledge, hypothecate, encumber or grant a security interest in or lien on any direct or, except as set forth in this Section 8.5, indirect, interest in Mortgage Borrower, Senior Mezzanine Borrower, Mezzanine Borrower, any Junior Mezzanine Borrower or any SPE Entities.

8.6 Deliveries to Mezzanine Lender. Not less than thirty (30) days prior to (or, in the case of the transactions described in Section 8.5 (other than clause (b)(vii)), promptly following) the closing of any transaction that requires consent of Mezzanine Lender under the provisions of Section 8.1, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer’s Certificate is based. In addition, Mezzanine Borrower shall provide Lender with copies of executed deeds or other similar closing documents within ten (10) Business Days after such closing.

8.7 Loan Assumption. Provided no Event of Default is then continuing, Mortgage Borrower shall have the one time right to sell, assign, convey or transfer (but not mortgage, hypothecate or otherwise encumber or grant a security interest in) legal or equitable title to all (but not fewer than all) of the Properties only if after giving effect to the proposed transaction (i) the Properties will be owned by one or more Single Purpose Entities wholly owned by a Permitted Transferee or a Pre-approved Transferee which shall have executed and delivered to Mezzanine Lender an assumption agreement in form and substance acceptable to Mezzanine Lender. Any such assumption of the Loan shall be conditioned upon, among other things, (i) the delivery of financial information, including, without limitation, audited financial statements, for such purchaser and the direct and indirect owners such purchaser, (ii) the delivery of evidence that the purchaser is a Single Purpose Entity and is not a Disqualified Transferee, (iii) the execution and delivery of all documentation reasonably requested by Mezzanine Lender, (iv) the delivery of Opinions of Counsel requested by Mezzanine Lender, including, without limitation, a Non-Consolidation Opinion with respect to the purchaser and other entities identified by Mezzanine Lender or requested by the Rating Agencies and opinions with respect to the valid formation, due authority and good standing of the purchaser and any additional pledgors and the continued enforceability of the Loan Documents (Mezzanine) and any other matters requested by Mezzanine Lender, (v) the delivery of a mezzanine endorsement to the Title Policy in form and substance acceptable to Mezzanine Lender, insuring the lien of the Security Instrument, as assumed, subject only to the Permitted Encumbrances and (vi) the payment of all of Mezzanine Lender’s reasonable out-of-pocket fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, actually incurred by Mezzanine Lender in connection with such assumption.

8.8 Subleases.

8.8.1 New Subleases and Sublease Modifications. Mezzanine Borrower represents and warrants that each Individual Property is currently leased to Master Lessee pursuant to the Master Lease, and substantially occupied by a Toys ‘R’ Us, a Babies ‘R’ Us or a related distribution facility, and with respect to the Individual Properties constituting retail properties, occupied in part by other subtenants under the applicable Subleases.

8.8.2 Leasing Conditions. Except as otherwise provided in this Section 8.8, Mezzanine Borrower shall not, and shall not permit Master Lessee to (x) enter into any Sublease (a “New Sublease”) or (y) modify any Sublease (including, without limitation, accept a surrender of any portion of the Property subject to a Sublease (unless otherwise permitted or required by law), allow a reduction in the term of any Sublease or a reduction in the Rent payable under any Sublease, change any renewal provisions of any Sublease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Sublease unless the Tenant under such Lease is in default (any such action referred to in clauses (y) and (z) being referred to herein as a “Sublease Modification”) without the prior written consent of Mezzanine Lender which consent shall not be unreasonably withheld or delayed, provided, however, that Mezzanine Borrower shall have the right to cause Mortgage Borrower or allow Master Lessee to terminate a Sublease (x) to replace it with another Sublease, (y) to use the property formerly subleased for itself as a Toys “R” Us or a Babies “R” Us or (z) subject to Section 2.3.6 of the Loan Agreement (Mortgage), in connection with the decision to have the store Go Dark. Any New Sublease or Sublease Modification that requires Lender’s consent shall be delivered to Mezzanine Lender for approval not less than ten (10) Business Days prior to the effective date of such New Sublease or Sublease Modification. If Mezzanine Lender fails to respond to a request for Lender’s consent pursuant to this Section 8.8.2 within ten (10) Business Days of Mezzanine Lender’s receipt of Mezzanine Borrower’s request therefor, Mezzanine Borrower may deliver to Mezzanine Lender a second request in an envelope or under cover of a letter marked “URGENT” and including a legend in bold typeface that Mezzanine Lender’s failure to grant or deny the requested consent within ten (10) Business Days of the receipt thereof will result in the requested consent being deemed to have been granted. If Mezzanine Lender fails to respond to such second request within ten (10) Business Days of its receipt thereof, Mezzanine Lender’s consent shall be deemed granted. Notwithstanding the foregoing, provided no Event of Default shall have occurred and be continuing, Mezzanine Borrower may permit Mortgage Borrower to permit Master Lessee to enter into a New Sublease or Sublease Modification, without Mezzanine Lender’s prior written consent, that satisfies each of the following conditions:

(a) with respect to a New Sublease or Sublease Modification the premises demised thereunder is not a Material Sublease that, when taken together with all other Material Subleases, exceeds the Material Sublease Approval Threshold;

(b) the term of such Sublease Modification that modifies the term or New Sublease, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals) provided that such lease, including the rental rate, is on market terms;

(c) the rental rate under such Sublease Modification that modifies the rent or New Sublease, as applicable, is at least equal to the then prevailing market rate for the entire term of such lease (except for the option periods as set forth in the preceding clause (c));

(d) “fixed” or “base” rent under such New Sublease or, if the rent is modified, under such Sublease Modification, as applicable, is at a substantially consistent or rising level throughout the term of the lease, other than for (x) market-rate “free rent” periods or (y) tenant improvement and tenant inducements that exceed current market conditions but are amortized over a shorter time period than the entire initial term of such New Sublease or Sublease Modification, as applicable;

(e) such New Sublease or Sublease (as Modified by the Sublease Modification), as applicable, provides that the premises demised thereby cannot be used for any of the following uses (it being agreed and understood that book stores and “Best Buy” type operations shall be considered acceptable uses); any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, obscene materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

(f) the Tenant under such New Sublease or Sublease Modification, as applicable, is not an Affiliate of Mortgage Borrower (or, if such Tenant is an Affiliate of Mortgage Borrower, such Tenant does not have the benefit of the Master Lease SNDA or any Non-Disturbance Agreement and such New Sublease or Sublease Modification, as applicable, is by its terms terminable by the Mortgage Lender upon an Event of Default or transfer of the applicable Individual Property to Mortgage Lender or its designee upon a foreclosure of the Security Instrument or deed in lieu thereof) and by the Mezzanine Lender upon an event of default under the Mezzanine Loan or foreclosure of the related pledge of the ownership interests in Mortgage Borrower);

(g) the New Sublease or Sublease Modification, as applicable, does not prevent Proceeds from being held and disbursed by Mezzanine Lender in accordance with the terms hereof;

(h) the New Sublease or Sublease Modification, as applicable, shall not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; provided, however, that if the Tenant is responsible for maintaining casualty insurance on the Property pursuant to the terms of such New Sublease or Sublease Modification, such Tenant shall be entitled to receive and use the proceeds of such insurance for restoration of the Property on the same terms and conditions as Mortgage Borrower may use Proceeds hereunder; and

(i) the New Sublease or Sublease Modification, as applicable, does not trigger any of the rights or obligations set forth on Schedule VI of the Loan Agreement (Mortgage).

8.8.3 Delivery of New Sublease or Sublease Modification. Upon the execution of any New Sublease or Sublease Modification, as applicable, Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender an executed copy of the Sublease.

8.8.4 Security Deposits. All security or other deposits of Tenants of the Property shall be treated as trust funds and shall not be commingled with any other funds of Mortgage Borrower, and such deposits shall be deposited, upon receipt of the same by

Mortgage Borrower in a separate trust account maintained by Mortgage Borrower expressly for such purpose. Within ten (10) Business Days after written request by Mezzanine Lender, Mezzanine Borrower shall cause Mortgage Borrower to furnish to Mezzanine Lender reasonably satisfactory evidence of compliance with this Section 8.8.4, together with a statement of all lease securities deposited with Mortgage Borrower by the Tenants and the location and account number of the account in which such security deposits are held.

8.8.5 No Default Under Subleases. Mezzanine Borrower shall cause Mortgage Borrower or Master Lessee to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgage Borrower under the Subleases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Mezzanine Lender, any right to request from the Tenant under any Sublease a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Mortgage Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Sublease).

IX.	INTEREST RATE CAP AGREEMENT.

9.1 Interest Rate Cap Agreement (Second Mezzanine). Prior to or contemporaneously with the Closing Date, Mezzanine Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement satisfying the requirements set forth in the definition of “Interest Rate Cap Agreement “ herein. The notional amount of the Interest Rate Cap Agreement (Second Mezzanine) may be reduced from time to time (and Lender shall authorize such reduction) in amounts equal to any mandatory prepayment of the principal of the Loan made in accordance with Section 5(b) of the Mezzanine Note.

9.2 Pledge. As security for the full and punctual payment and performance of the Obligations (Second Mezzanine) when due (whether upon stated maturity, by acceleration, early termination or otherwise), Mezzanine Borrower, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to Mezzanine Lender as collateral and hereby grants to Mezzanine Lender a continuing first priority lien on and security interest in, to and under all of the following whether now owned or hereafter acquired and whether now existing or hereafter arising (the “Rate Cap Collateral”): all of the right, title and interest of Mezzanine Borrower in and to (i) the Interest Rate Cap Agreement (Second Mezzanine); (ii) all payments distributions, disbursements or proceeds due, owing, payable or required to be delivered to Borrower in respect of the Interest Rate Cap Agreement (Second Mezzanine) or arising out of the Interest Rate Cap Agreement (Second Mezzanine), whether as contractual obligations, damages or otherwise; and (iii) all of Mezzanine Borrower’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (Second Mezzanine), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any or all of the foregoing.

9.3 Covenants. Mezzanine Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement (Second Mezzanine). All amounts paid by the Counterparty under the Interest Rate Cap Agreement (Second Mezzanine) to Mezzanine Borrower or Mezzanine Lender shall be deposited immediately into the Mezzanine Account pursuant to Section 3.1. Subject to terms hereof, provided no Event of Default has occurred and is continuing, Mezzanine Borrower shall be entitled to exercise all rights, powers and privileges of Mezzanine Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement (Second Mezzanine) and the other Rate Cap Collateral. Mezzanine Borrower shall take all actions reasonably requested by Mezzanine Lender to enforce Mezzanine Borrower’s rights under the Interest Rate Cap Agreement (Second Mezzanine) in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(a) Mezzanine Borrower shall defend Mezzanine Lender’s right, title and interest in and to the Rate Cap Collateral pledged by Mezzanine Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(b) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty such that it ceases to qualify as an “Approved Counterparty”, unless the Counterparty shall have posted collateral on terms acceptable to each Rating Agency, Borrower shall replace the Interest Rate Cap Agreement (Second Mezzanine) with a Replacement Interest Rate Cap Agreement (Second Mezzanine) not later than ten (10) Business Days following receipt of notice from Mezzanine Lender, Servicer or any other Person of such downgrade, withdrawal or qualification. In the event that the Counterparty is downgraded to A2 or lower by Moody’s, a Replacement Interest Rate Cap Agreement (Second Mezzanine) shall be required regardless of the posting of collateral.

(c) In the event that Mezzanine Borrower fails to purchase and deliver to Mezzanine Lender the Interest Rate Cap Agreement (Second Mezzanine) as and when required hereunder, Mezzanine Lender may upon written notice to Borrower purchase the Interest Rate Cap Agreement (Second Mezzanine) and the actual cost incurred by Mezzanine Lender in purchasing the Interest Rate Cap Agreement shall upon written demand be paid by Mezzanine Borrower to Mezzanine Lender with interest thereon at the Default Rate from the date such cost was incurred by Mezzanine Lender and demand made until such cost is paid by Mezzanine Borrower to Mezzanine Lender.

(d) Mezzanine Borrower shall not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Mezzanine Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

(e) Mezzanine Borrower shall not (i) without the prior written consent of Mezzanine Lender, modify, amend or supplement the terms of the Interest Rate Cap

Agreement (Second Mezzanine), (ii) without the prior written consent of Mezzanine Lender, except in accordance with the terms of the Interest Rate Cap Agreement (Second Mezzanine), cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date, (iii) without the prior written consent of Mezzanine Lender, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Second Mezzanine)) under the Interest Rate Cap Agreement (Second Mezzanine), (iv) without the prior written consent of Mezzanine Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Second Mezzanine)), which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement (Second Mezzanine), (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement (Second Mezzanine), (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement (Second Mezzanine) or any defense by the Counterparty (or any successor or substitute counterparty to the Interest Rate Cap Agreement (Second Mezzanine)) to payment or (vii) fail to give prompt notice to Mezzanine Lender of any notice of default given by or to Mezzanine Borrower under or with respect to the Interest Rate Cap Agreement (Second Mezzanine), together with a complete copy of such notice.

(f) In connection with an Interest Rate Cap Agreement (Second Mezzanine), Mezzanine Borrower shall obtain and deliver to Mezzanine Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Mezzanine Lender and its successors and assigns may rely (the “Counterparty Opinion”) under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law in such form approved by the Mezzanine Lender.

9.4 Powers of Mezzanine Borrower Prior to an Event of Default. Subject to the provisions of Section 9.3, provided no Event of Default has occurred and is continuing, Mezzanine Borrower shall be entitled to exercise all rights, powers and privileges of Mezzanine Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement (Second Mezzanine) and the other Rate Cap Collateral.

9.5 Representations and Warranties. Mezzanine Borrower hereby covenants with, and represents and warrants to, Mezzanine Lender as follows:

(a) The Interest Rate Cap Agreement (Second Mezzanine) constitutes the legal, valid and binding obligation of Mezzanine Borrower, enforceable against Mezzanine Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting the enforcement of creditors’ rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Mezzanine Loan Documents, and Mezzanine Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(c) The Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

(d) Giving effect to the aforesaid grant and assignment to Mezzanine Lender, Mezzanine Lender has, as of the date of this Agreement, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Mezzanine Lender in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

(e) Except for financing statements filed or to be filed in favor of Mezzanine Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral and Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, until payment in full of all of the Obligations (Second Mezzanine), execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Mezzanine Lender as secured party.

9.6 Payments. If Mezzanine Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement (Second Mezzanine), such amounts shall, immediately upon becoming payable to Mezzanine Borrower, be deposited by Counterparty into the Mezzanine Account.

9.7 Remedies. Subject to the provisions of the Interest Rate Cap Agreement (Second Mezzanine), if an Event of Default shall occur and then be continuing:

(a) Mezzanine Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Mezzanine Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, Mezzanine Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral is sold by Mezzanine Lender upon credit or for future delivery, Mezzanine Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Mezzanine Lender may resell such Rate Cap Collateral. It is expressly agreed that Mezzanine Lender may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Mezzanine Lender’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

(b) Mezzanine Lender may exercise, either by itself or by its nominee or designee, in the name of Mezzanine Borrower, all of Mezzanine Lender’s rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

(c) Mezzanine Borrower hereby irrevocably, in the name of Mezzanine Borrower or otherwise, authorizes and empowers Mezzanine Lender and assigns and transfers unto Mezzanine Lender, and constitutes and appoints Mezzanine Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Mezzanine Borrower under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Mezzanine Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Mezzanine Lender in this Agreement, and Mezzanine Borrower further authorizes and empowers Mezzanine Lender, as Mezzanine Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Mezzanine Borrower which in the opinion of Mezzanine Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Mezzanine Borrower thereunder or to enforce any of the rights of Mezzanine Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Mezzanine Borrower in respect of the Rate Cap Collateral to any other Person are hereby revoked.

(d) Mezzanine Lender may, without notice to, or assent by, Mezzanine Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations (Second Mezzanine), in the name of Mezzanine Borrower or in the name of Mezzanine Lender, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement, to make payment and performance directly to Mezzanine Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Mezzanine Borrower, or claims of Mezzanine Borrower, under the Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Mezzanine Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by Mezzanine Lender to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

(e) Pursuant to the powers-of-attorney provided for above, Mezzanine Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Mezzanine Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Mezzanine Lender’s rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, Mezzanine Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Mezzanine Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (ii) interest accruing on any of the Rate Cap Collateral or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Mezzanine Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

(f) Mezzanine Lender may exercise all of the rights and remedies of a secured party under the UCC.

(g) Without limiting any other provision of this Agreement or any of Mezzanine Borrower’s rights hereunder, and without waiving or releasing Mezzanine Borrower from any obligation or default hereunder, Mezzanine Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement to be performed or observed by Mezzanine Borrower to be promptly performed or observed on behalf of Mezzanine Borrower. All amounts advanced by, or on behalf of, Mezzanine Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by this Agreement.

9.8 Sales of Rate Cap Collateral. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Mezzanine Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral following and during the continuance of an Event of Default, except that Mezzanine Lender shall give Mezzanine Borrower at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Mezzanine Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Mezzanine Lender shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Mezzanine Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Mezzanine Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Mezzanine Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations (Second Mezzanine) in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, Mezzanine Borrower shall pay all reasonable out-of-pocket costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Mezzanine Lender shall apply any residue to the payment of the Obligations (Second Mezzanine) in the order of priority as set forth in Section 11 of the Security Instrument.

9.9 Public Sales Not Possible. Mezzanine Borrower acknowledges that the terms of the Interest Rate Cap Agreement (Second Mezzanine) may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. As a result, Borrower agrees that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

9.10 Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Mezzanine Lender or the officer making the sale of the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

9.11 Replacement Interest Rate Cap Agreement. If, in connection with Mezzanine Borrower’s exercise of any extension option pursuant to Section 5 of the Mezzanine Note, Mezzanine Borrower delivers a Replacement Interest Rate Cap Agreement (Second Mezzanine), all the provisions of this Article IX applicable to the Interest Rate Cap Agreement (Second Mezzanine) delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement (Second Mezzanine).

X.	RESERVED.

XI.	BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

11.1 Books and Records. Mezzanine Borrower shall cause Mortgage Borrower to keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Mortgage Note, the Mezzanine Note, the Property and the business and affairs of Borrower and Mezzanine Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Subject to Section 11.3, Mezzanine Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgage Borrower and Mezzanine Borrower relating to the operation of the Property and to make such copies or extracts thereof as Mezzanine Lender may reasonably require.

11.2 Financial Statements.

11.2.1 Monthly Reports. Commencing in January 2006 (or, in the case of sales reports, commencing October 2005), not later than thirty (30) days following the end of each calendar month, Mezzanine Borrower shall cause Mortgage Borrower to cause Master Lessee, pursuant to the Master Lease, to deliver to Mezzanine Lender monthly sales reports in respect of the Property for such month, for the corresponding month of the previous Fiscal Year and for the year to date, and financial statements, internally prepared on an accrual basis for such month, reporting Portfolio Four-Wall EBITDAR as of the end of such month, for the corresponding month of the previous Fiscal Year and for the Fiscal Year to date and a comparison of the year to date results with (i) the results for the same period of the previous year, (ii) the results that had been projected by Mezzanine Borrower, Mortgage Borrower and Master Lessee for such period and (iii) the Annual Budget for such period and the Fiscal Year, and a calculation of the DSCR, LTV Ratio, Master Lease Variable Additional Rent and Master Lease Recurrent Additional Rent for such period. Such statements for each month shall be accompanied by an Officer’s Certificate (or in the case of the sales reports a Master Lessee Officer’s Certificate) certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Mezzanine Borrower, Mortgage Borrower and Master Lessee, as applicable, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Notes or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Mezzanine Borrower, Mortgage Borrower or proposed to be taken to remedy such Event of Default and (C) that as of the date of each Officer’s Certificate, no litigation exists involving Mezzanine Borrower, Mortgage Borrower, Master Lessee or the Property in which the amount involved is $2,000,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Mezzanine Lender for purposes of calculations to be made by Mezzanine Lender pursuant to the terms hereof. Notwithstanding the foregoing, Mezzanine Borrower shall cause Mortgage Borrower to deliver promptly to Mezzanine Lender reports detailing any non recurring charges of Mezzanine Mortgage Borrower or Master Lessee including, among other things, any charges assessed under any Operation Agreement. Sales reports and Portfolio Four-Wall EBITDAR shall each be prepared on an aggregate basis for all of the Individual Properties.

11.2.2 Quarterly Reports. Commencing not later than forty-five (45) days following the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending in January 2006), Mezzanine Borrower shall cause Mortgage Borrower to cause Master Lessee pursuant to the Master Lease, to deliver to Mezzanine Lender quarterly sales reports in respect of the Property and unaudited financial statements, internally prepared on an accrual basis, reporting Portfolio Four-Wall EBITDAR as of the end of such Fiscal Quarter and for the corresponding Fiscal Quarter of the previous year, including a statement of net operating income for the year to date and a statement of revenues and expenses for such Fiscal Quarter, and a comparison of the year to date results with (i) the results for the same period of the previous year, (ii) the results that had been projected by Mortgage Borrower and Master Lessee for such period and (iii) the Annual Budget for such period and the Fiscal Year, and a calculation of the DSCR, LTV Ratio, Master Lease Variable Additional Rent and Master Lease Recurrent Additional Rent for such period. Such statements for each Fiscal Quarter shall be accompanied by an Officer’s Certificate (or in the case of the sales reports a Master Lessee Officer’s Certificate) certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Mortgage Borrower and Master Lessee, (B) that as of the date of such Officer’s Certificate, no Event of Default exists under this Agreement, the Mezzanine Note or any other Mezzanine Loan Document or Loan Document (Mortgage) or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Mortgage Borrower or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Officer’s Certificate, no litigation exists involving Mezzanine Borrower, Master Lease or the Property in which the amount involved is $2,000,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual operating expenses were greater than or less than the operating expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Mezzanine Lender for purposes of calculations to be made by Mezzanine Lender pursuant to the terms hereof.

11.2.3 Annual Reports. Concurrently with the public filings of any financial statements of Mortgage Borrower and in any event not later than one-hundred twenty (120) days after the end of each Fiscal Year of Mortgage Borrower’s operations (commencing with the Fiscal Year ending in January 2006), Mezzanine Borrower shall cause Mortgage Borrower to cause Master Lessee, pursuant to the Master Lease, to deliver to Mezzanine Lender annual sales reports in respect of the Property, audited financial statements for both Mortgage Borrower and audited financial statements for Master Lessee certified by an Independent Accountant in accordance with GAAP, which shall contain unaudited schedules as follows: a statement of Mortgage Borrower’s net income for the Fiscal Year and for the fourth Fiscal Quarter thereof and a statement of Mortgage Borrower’s revenues and expenses for such year, and stating in comparative form the figures for the previous fiscal year, and a calculation of the DSCR, LTV Ratio, Master Lease Variable Additional Rent and Master Lease Recurrent Additional Rent for such period and copies of all federal income tax returns to be filed. Such annual financial statements shall also be accompanied by an Officer’s Certificate (or in the case of the sales reports a Master Lessee Officer’s Certificate) in the form required pursuant to Section 11.2.1.

11.2.4 Disclosure Restrictions. Notwithstanding anything to the contrary contained in this Article XI, unless such information is otherwise disclosed publicly by Mezzanine Borrower, Mezzanine Borrower shall not be required to deliver financial information hereunder to Mezzanine Lender to the limited extent and only during any such period that any applicable federal or state securities laws or regulations promulgated thereunder (a) expressly prohibit such delivery or (b) permit such delivery to be made to Mezzanine Lender only when also disclosed publicly.

11.2.5 Capital Expenditures Summaries. Without duplication of any other provision of this Agreement or any other Loan Documents, Mezzanine Borrower shall, or shall cause Mortgage Borrower, to cause Master Lessee to, within ninety (90) days after the end of each calendar year during the term of the Note, to deliver to Mezzanine Lender an annual summary of any and all capital expenditures made at the Property during the prior twelve (12) month period.

11.2.6 Master Lease. Without duplication of any other provision of this Agreement or any other Loan Documents, Mezzanine Borrower shall cause Mortgage Borrower, to deliver to Mezzanine Lender, within ten (10) Business Days of the receipt thereof by Mortgage Borrower, a copy of all reports prepared by Master Lessee pursuant to the Master Lease, including, without limitation, the Annual Budget and any inspection reports.

11.2.7 Annual Budget; Operating Agreement.

Mezzanine Borrower shall or shall cause Mortgage Borrower to cause Master Lessee to deliver to Mezzanine Lender the Annual Budget for Mezzanine Lender’s review, but not approval, not more than ninety (90) days after the end of each Fiscal Year. Any proposed modifications to such Annual Budget shall be delivered to Mezzanine Lender for its review, but not approval. Mezzanine Borrower shall or shall cause Mortgage Borrower to cause Master Lessee to deliver to Mezzanine Lender the annual budget and any modifications thereto under any Operating Agreement for Mezzanine Lender’s review, but not approval, prior to Mortgage Borrower’s or Master Lessee’s approval of any such annual budget or modification. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default and if there is a Master Lease Tenant Default, Mezzanine Lender shall have the right to exercise any right of approval that Borrower may have to approve the annual budgets and any amendments thereto under any Operating Agreements subject to any constraints in the Operating Agreement in question, in its sole and absolute discretion.

11.2.8 Other Information.

Mezzanine Borrower shall cause Mortgage Borrower to, promptly after written request by Mezzanine Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Mezzanine Lender, in such manner and in such detail as may be reasonably requested by Mezzanine Lender, such reasonable additional information as may be reasonably requested with respect to the Property, Mortgage Borrower, Master Lessee or Guarantor.

11.3 Proprietary Information.

(a) The Mezzanine Lender shall keep confidential all sales reports and any other proprietary information delivered to Mezzanine Lender pursuant to this Agreement (provided any such other proprietary information is clearly marked by Mortgage Borrower as confidential) (collectively, “Proprietary Information”), including specifically, but not limited to, any financial information provided pursuant to this Article XI and any information provided in connection with a securitization pursuant to Article XIV. Notwithstanding the foregoing, Mezzanine Lender shall be permitted to freely deliver Proprietary Information to Rating Agencies, Servicer and securitization trustees, to prospective participants and purchasers of the Mortgage Loan and interests therein and to prospective holders of securities backed by the Mortgage Loan, and to its and their respective agents and representatives provided that Mezzanine Lender shall inform such parties of the confidential nature of such information.

(b) Notwithstanding anything to the contrary contained herein, Mezzanine Borrower shall not cause Mortgage Borrower to identify any specific property to which any Proprietary Information relates (“Asset-Specific Proprietary Information”) (and shall not be required to permit inspection property-specific information contained in its books and records) unless requested by holders or prospective holders of (a) the Mezzanine Loan or any interest therein or (b) the unrated or lower-rated securities backed by the Mortgage Loan (collectively, “Requesting Parties”). Mezzanine Lender shall be permitted to deliver Asset-Specific Proprietary Information to Requesting Parties that request such information (and such Requesting Parties shall be permitted to inspect property-specific information contained in Mezzanine Borrower’s or Mortgage Borrower’s books and records), provided that each such Person (i) executes a commercially reasonable confidentiality agreement with respect to such information for the benefit of Mezzanine Borrower, Mortgage Borrower, and Master Lessee and (ii) is not a business competitor of Mortgage Borrower, Mezzanine Borrower, Master Lessee or any Sponsor.

XII.	RESERVED

XIII.	ENVIRONMENTAL MATTERS.

13.1 Representations. Mezzanine Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Mezzanine Lender (the “Environmental Reports”), (i) Mezzanine Borrower, Senior Mezzanine Borrower, and Mortgage Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Mezzanine Borrower’s knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Mezzanine Borrower’s knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mezzanine Borrower, any Senior Mezzanine Borrower or Mortgage Borrower; and (v) to Mezzanine Borrower’s knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Mezzanine Borrower, any Senior Mezzanine Borrower or Mortgage Borrower.

13.2 Covenants.

13.2.1 Compliance with Environmental Laws. Subject to Mortgage Borrower’s right to contest under Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it shall comply and shall cause each Senior Mezzanine Borrower and Mortgage Borrower to comply in all material respects with all Environmental Laws. If at any time prior to the repayment in full of the Obligations (Second Mezzanine), a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an “Environmental Event”), Mezzanine Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Mezzanine Lender. Within thirty (30) days after Mezzanine Borrower has knowledge of the occurrence of an Environmental Event, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer’s Certificate (an “Environmental Certificate”) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Mezzanine Borrower shall promptly provide Mezzanine Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mezzanine Borrower in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Mezzanine Borrower with such Environmental Laws. If the Pledge is foreclosed, Mezzanine Borrower shall cause Mortgage Borrower to deliver the Property in compliance with all applicable Environmental Laws.

13.3 Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or any Event of Default, Mezzanine Lender shall have the right to have its consultants perform an environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Mezzanine Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Mezzanine Lender may reasonably require due to the results obtained from the foregoing. Mezzanine Borrower grants (and shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower to grant) to Mezzanine Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by the Lien of this Agreement and the Pledge. Mezzanine Lender shall not unreasonably interfere with (and shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower not to unreasonably interfere with), and Mezzanine Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower’s, Master Lessee’s, any Tenant’s, or other occupant’s upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 13.3, Mezzanine Lender shall not be deemed to be exercising any control over the operations of Mezzanine Borrower or Mortgage Borrower or the handling of any environmental matter or hazardous wastes or substances of Mezzanine Borrower or Mortgage Borrower for purposes of incurring or being subject to liability therefor.

13.4 Environmental Indemnification. Mezzanine Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or out-of-pocket expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Mezzanine Borrower; provided that, in each case,

Mezzanine Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to the foreclosure of the Pledge or transfer in lieu thereof. If any such action or other proceeding shall be brought against Mezzanine Lender, upon written notice from Mezzanine Borrower to Mezzanine Lender (given reasonably promptly following Mezzanine Lender’s notice to Mezzanine Borrower of such action or proceeding), Mezzanine Borrower shall be entitled to assume the defense thereof, at Mezzanine Borrower’s expense, with counsel reasonably acceptable to Mezzanine Lender; provided, however, Mezzanine Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mezzanine Lender a right to control such defense, which right Mezzanine Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Mezzanine Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Mezzanine Borrower that would make such separate representation advisable. Mezzanine Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from any Indemnified Party’s gross negligence or willful misconduct.

13.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Mezzanine Loan Document, the indemnification provided in Section 13.4 shall be fully recourse to Mezzanine Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Liens created by this Agreement and the Pledge, and/or the conveyance of title to the Collateral to Mezzanine Lender or any purchaser or designee in connection with a foreclosure of this Agreement and the Pledge or conveyance in lieu of foreclosure.

XIV.	ASSIGNMENTS AND PARTICIPATIONS.

14.1 Assignment and Acceptance. Mezzanine Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Mezzanine Loan Documents (including, without limitation, all or a portion of one or more of the Mezzanine Notes); provided that the parties to each such assignment shall execute and deliver to Mezzanine Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, Mezzanine Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Mezzanine Loan Documents (including without limitation, all or a portion of one or more of the Mezzanine Notes) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Mezzanine Lender, in its sole discretion, shall elect.

14.2 Effect of Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Mezzanine Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Mezzanine Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Mezzanine Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Mezzanine Lender’s rights and obligations under this Agreement and the other Mezzanine Loan Documents, Mezzanine Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Mezzanine Borrower to Mezzanine Lender pursuant to the terms of the Mezzanine Loan Documents after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Liens of this Agreement and the Pledge and the other Mezzanine Loan Documents) delivered to or for the benefit of or deposited with German American Capital Corporation, on behalf of the holders of the Mezzanine Notes, as Mezzanine Lender, for which German American Capital Corporation, as Mezzanine Lender, on behalf of the holders of the Mezzanine Notes, shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

14.3 Content. By executing and delivering an Assignment and Acceptance, Mezzanine Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Mezzanine Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Mezzanine Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Mezzanine Borrower or the performance or observance by Mezzanine Borrower of any of its obligations under any Mezzanine Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Mezzanine Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Mezzanine Loan Documents; (v) such assignee appoints and authorizes Mezzanine Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Mezzanine Loan Documents as are delegated to Mezzanine Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Mezzanine Loan Documents are required to be performed by Mezzanine Lender.

14.4 Register. Mezzanine Lender shall on behalf of Mezzanine Borrower, maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Mezzanine Lender and each assignee pursuant to this Article XIV and the principal amount of the Loan owing to each such assignee from time to time (the “Register”). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Mezzanine Borrower or any assignee pursuant to this Article XIV at any reasonable time and from time to time upon reasonable prior written notice.

14.5 Substitute Mezzanine Notes. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Mezzanine Note or Mezzanine Notes subject to such assignment, Mezzanine Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Mezzanine Borrower. Within five (5) Business Days after its receipt of such notice, Mezzanine Borrower, at Mezzanine Lender’s own expense, shall execute and deliver to Mezzanine Lender in exchange and substitution for the surrendered Mezzanine Note or Mezzanine Notes a new Mezzanine Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Mezzanine Note to the order of Mezzanine Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Mezzanine Note or Mezzanine Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Mezzanine Note or Mezzanine Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Mezzanine Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Mezzanine Borrower and to delete obligations previously satisfied by Mezzanine Borrower). Notwithstanding the provisions of this Article XIV, Mezzanine Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan (except as provided in Article XIV) or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Mezzanine Note contemplated by this Section 14.5, including, without limitation, any mortgage tax. Mezzanine Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Mezzanine Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Mezzanine Borrower may rely.

14.6 Participations. Each assignee pursuant to this Article XIV may sell participations to one or more Persons (other than Mezzanine Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Mezzanine Loan Documents (including, without limitation, all or a portion of the Mezzanine Note held by it); provided, however, that (i) such assignee’s obligations under this Agreement and the other Mezzanine Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such

Mezzanine Note for all purposes of this Agreement and the other Mezzanine Loan Documents, (iv) Mezzanine Borrower, Mezzanine Lender and the assignees pursuant to this Article XIV shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations under this Agreement and the other Mezzanine Loan Documents. In the event that more than one (1) party comprises Mezzanine Lender, Mezzanine Lender shall designate one party to act on the behalf of all parties comprising Mezzanine Lender in providing approvals and all other necessary consents under the Mezzanine Loan Documents and on whose statements Mezzanine Borrower may rely.

14.7 Disclosure of Information. Any assignee pursuant to this Article XIV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XIV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Mezzanine Borrower furnished to such assignee by or on behalf of Mezzanine Borrower; provided, however, that, prior to any such disclosure, (a) the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Mezzanine Borrower to preserve the confidentiality of any confidential information received by it, and (b) with respect to any Asset-Specific Proprietary Information, the terms of Section 11.3 shall be complied with.

14.8 Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Mezzanine Loan Document, any assignee pursuant to this Article XIV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Mezzanine Loan Documents (including, without limitation, the amounts owing to it and the Mezzanine Note or Mezzanine Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

XV.	INTENTIONALLY BLANK

XVI.	ADDITIONAL RIGHTS; COSTS

16.1 Certain Additional Rights of Mezzanine Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Mezzanine Lender shall have:

(a) the right, upon not less than fifteen (15) Business Days’ prior written notice to Mezzanine Borrower, to request and to hold a meeting, no more often than once during each fiscal year of Mezzanine Borrower, and only in conjunction with all any other Lender that wishes any such meeting, at Mezzanine Borrower’s office in New York, New York, with the president and chief operating officer or the executive vice president and chief financial officer of Mezzanine Borrower, to discuss such significant business activities and business and financial developments of Mezzanine Borrower as are specified by Lender in writing in the request for such meeting;

(b) the right, in accordance with the terms of Section 11.1, to examine the books and records of Mezzanine Borrower;

(c) the right, in accordance with the terms of Section 11.2, to receive such financial data and information set forth therein;

(d) the right, without restricting any other rights of Mezzanine Lender under this Agreement (including any similar right), to approve any acquisition by Mezzanine Borrower of any other significant property (other than personal property required for the day to day operation of the Property);

(e) the right, in accordance with the Pledge, during the continuance of an Event of Default, to vote Mezzanine Borrower’s interests in Mortgage Borrower; and

(f) the right, in accordance with this Agreement and the Pledge, including, without limitation, the provisions of Article VIII, to restrict the Transfer of interests in Mortgage Borrower, it being understood that no such restrictions can be made on such Transfers to the extent such Transfers are permitted by the terms hereof or the Pledge.

The rights described above may be exercised by Mezzanine Lender until the Principal Amount and all other Obligations (Second Mezzanine) hereunder have been repaid in full.

16.2 Costs. Mezzanine Lender shall reimburse Mezzanine Borrower for all reasonable out-of-pocket expenses incurred by Mezzanine Borrower in connection with Mezzanine Borrower’s compliance with the provisions of Section 16.1 unless Mezzanine Borrower would otherwise have incurred such costs pursuant to any other provision of this Agreement or the other Mezzanine Loan Documents.

XVII.	RESERVED.

XVIII.	DEFAULTS.

18.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under the Mezzanine Note is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Mezzanine Note is not paid when due, (D) the Prepayment Fee is not paid when due, (E) any deposit to the Mezzanine Account is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D), (E), and/or (F) of this clause (i) or in clause (ii), any other amount payable pursuant to this Agreement, the Mezzanine Note or any other Mezzanine Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Mezzanine Loan Document, with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(ii) subject to Mortgage Borrower’s right to contest as set forth in Section 7.3 of the Loan Agreement (Mortgage), if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof; provided, that Mezzanine Borrower shall not be deemed to be in default hereunder in the event funds sufficient for a required payment of such Imposition or Other Charge under are held in the Tax Reserve Account (as defined in the Loan Agreement (Mortgage) and Mortgage Lender or Cash Management Bank (Mortgage) fails to timely make payment from such account as contemplated by the Loan Agreement (Mortgage) unless due to the negligence or willful misconduct of Mortgage Borrower;

(iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if Mezzanine Borrower fails to deliver to Mezzanine Lender evidence of the insurance required by Section 6.1 at the times required in such Section with such failure continuing for five (5) Business Days after the Mezzanine Lender delivers written notice thereof to Mezzanine Borrower; provided, that Mezzanine Borrower shall not be deemed to be in default hereunder in the event funds sufficient for a required payment of the premiums required to keep the insurance policies in full force and effect are held in the Insurance Reserve Account (as defined in the Loan Agreement (Mortgage) and Mortgage Lender or Cash Management Bank (Mortgage) fails to timely make payment from such account as contemplated by the Loan Agreement (Mortgage) unless due to the negligence or willful misconduct of Mortgage Borrower;

(iv) if, except as expressly permitted pursuant to Article VIII, or the other provisions hereof, any of the following shall occur: (a) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Property, (b) any Transfer of any direct or indirect interest in Mortgage Borrower, Mezzanine Borrower, any Senior Mezzanine Borrower, Junior Mezzanine Borrower, Master Lessee, Guarantor or any SPE Entity, (c) the Mezzanine Borrower permits Mortgage Borrower to grant any Lien or encumbrance against all or any portion of the Property, (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in any Borrower, Master Lessee, Guarantor or any SPE Entity, or (e) Mortgage Borrower’s filing of a declaration of condominium with respect to the Property other than the Condominium Properties;

(v) if (i) any representation or warranty made by Mortgage Borrower in Section 4.1.24 of the Loan Agreement (Mortgage) shall have been false or misleading in any material respect as of the date the representation or warranty was made which incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Mezzanine Borrower of notice from Mezzanine Lender in writing of such breach or a longer period of time not to exceed thirty (30) additional days if Borrower has commenced to cure but cannot cure within the initial thirty (30) day period or (ii) if any, representation or warranty made by Mezzanine Borrower herein or by Mortgage Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower, Guarantor or any Affiliate of Mezzanine

Borrower in any other Mezzanine Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Mezzanine Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the best of Mezzanine Borrower’s knowledge, false or misleading in any material respect when made, then same shall not constitute an Event of Default unless Mezzanine Borrower has not cured same within ten (10) days after receipt by Mezzanine Borrower of notice from Mezzanine Lender in writing of such breach;

(vi) if Mezzanine Borrower, any Senior Mezzanine Borrower, Mortgage Borrower, Master Lessee, Guarantor or any SPE Entity shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Mezzanine Borrower, Mortgage Borrower, Master Lessee, Guarantor or any SPE Entity or Mortgage Borrower, Senior Mezzanine Borrower, Mezzanine Borrower, Master Lessee, Guarantor or any SPE Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mezzanine Borrower, any Senior Mezzanine Borrower, Mortgage Borrower, Master Lessee, Guarantor or any SPE Entity, or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, any Senior Mezzanine Borrower, Mortgage Borrower, Master Lessee, Guarantor or any SPE Entity shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgage Borrower, any Senior Mezzanine Borrower, Master Lessee, Guarantor or any SPE Entity upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) if Mortgage Borrower, Mezzanine Borrower, any Senior Mezzanine Borrower, Guarantor or any SPE Entity, as applicable, attempts to assign its rights under this Agreement or any of the other Mezzanine Loan Documents or any interest herein or therein in contravention of the Mezzanine Loan Documents;

(ix) Intentionally Omitted;

(x) the occurrence of a Mortgage Event of Default or the occurrence of an “Event of Default” (as defined in such Senior Mezzanine Loan Agreement) under any Senior Mezzanine Loan;

(xi) if any of the assumptions contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Mezzanine Lender in connection with the

Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is untrue in any material respect;

(xii) if any of the assumptions contained in the True Lease Opinion is untrue in any material respect;

(xiii) if Mezzanine Borrower, having notified Mezzanine Lender of its election to extend the Maturity Date as set forth in Section 5 of the Mezzanine Note, fails to deliver the Replacement Interest Rate Cap Agreement to Mezzanine Lender not later than one (1) Business Day prior to the first day of the extended term of the Loan and Mezzanine Borrower has not prepaid the Loan pursuant to the terms of the Mezzanine Note prior to such first day of the extended term;

(xiv) if Mezzanine Borrower shall fail to comply in any material respect with any covenants set forth in Sections 5.1.4, 5.2.9 and 5.2.22;

(xv) except as provided in clause (xiv) above, if Mezzanine Borrower shall fail to comply with any covenants set forth in Article V or Article XI with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(xvi) Mezzanine Borrower shall fail to deposit any sums required to be deposited in the Mezzanine Account pursuant to Section 3.1.5 when due (solely with respect to deposits that are made by third parties that are not Affiliates of Mortgage Borrower, with such failure continuing for three (3) days after Mezzanine Lender delivers notice thereof to Mezzanine Borrower;

(xvii) if this Agreement or any other Mezzanine Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Mezzanine Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Mezzanine Loan Document or by reason of any affirmative act of Mezzanine Lender);

(xviii) except as expressly permitted pursuant to the Mezzanine Loan Documents, if Mezzanine Borrower allows the Mortgage Borrower to grant any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;

(xix) if Mezzanine Borrower allows the Senior Mezzanine Borrower to allow Mortgage Borrower or Mortgage Borrower allows the Master Lessee to permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Mortgage Borrower or Master Lessee; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any material term of any REA shall be modified or supplemented (other than in accordance with its terms) and such modification or supplementation is reasonably likely to have a Material Adverse Effect; or Borrower shall fail or shall permit Master Lessee to shall fail, within ten (10) Business Days after demand by Mezzanine Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA, in all cases where such surrender, termination, cancellation, modification, supplement or failure to renew or extend is reasonably expected to have a Material Adverse Effect;

(xx) if Mezzanine Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Mezzanine Loan Document not specified in subsection (i) above, for thirty (30) days after notice from Mezzanine Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Mezzanine Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above in respect of Mezzanine Borrower) Mezzanine Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Mezzanine Loan Documents or at law or in equity, take such action that Mezzanine Lender deems advisable to protect and enforce its rights against Mezzanine Borrower and in the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Mezzanine Borrower under the Mezzanine Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Mezzanine Lender elects to accelerate the Mezzanine Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Mezzanine Loan Documents against Mezzanine Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi), (vii) or (viii) above in respect of Mezzanine Borrower, the Indebtedness and all other obligations of Mezzanine Borrower hereunder and under the other Mezzanine Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Mezzanine Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Mezzanine Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Mezzanine Lender of its right to pursue any other remedies available to it under this Agreement, the Pledge or any other Mezzanine Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Mezzanine Lender in the Mezzanine Loan Documents.

(c) Upon the occurrence of a Mortgage Default or an Event of Default pursuant to Section 18.1(a)(ix), Mezzanine Borrower shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower to deliver to Mezzanine Lender within five (5) Business Days after the first to occur of (a) receipt by Mortgage Borrower of notice of such Mortgage Default or Mortgage Event of Default from Mortgage Lender or (b) the date Mortgage Borrower obtains actual knowledge of the occurrence of such Mortgage Default or Mortgage Event of Default, a detailed description of the actions to be taken by Mortgage Borrower to cure such Mortgage Default or Mortgage Event of Default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Mezzanine Lender. Mezzanine Borrower shall cause Mortgage Borrower to take all such actions as are necessary to cure such Mortgage Default or Mortgage Event of Default by the date approved by Mezzanine Lender and shall deliver to Mezzanine Lender not less frequently than weekly thereafter written updates concerning the status of Mortgage Borrower’s efforts to cure such Mortgage Default or Mortgage Event of Default. Mezzanine Lender shall have the right, but not the obligation, to pay any sums or to take any action which Mezzanine Lender deems necessary or advisable to cure any default or alleged default under the Loan Documents (Mortgage) (whether or not Mortgage Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Mezzanine Borrower, and any sum so paid and any expense incurred by Mezzanine Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge and shall be immediately due and payable by Mezzanine Borrower to Mezzanine Lender with interest at the Default Rate until paid. Mezzanine Borrower shall cause Mortgage Borrower to permit Mezzanine Lender to enter upon the Property for the purpose of curing any default or alleged default under the Loan Documents (Mortgage) or hereunder. Mezzanine Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Loan Documents (Mortgage) or any instrument evidencing the indebtedness secured thereby, and Mezzanine Borrower hereby authorizes and directs the holder or holders of the Loan Documents (Mortgage) to pay such excess proceeds directly to Mezzanine Lender up to the amount of the Obligations (Second Mezzanine).

(d) Notwithstanding anything contained herein or in the other Mezzanine Loan Documents, if an Event of Default is caused by a Default in respect of a Property (such as, without limitation, a Default arising from an inability to maintain a material license for the operation of a Property), then, provided (i) Mezzanine Lender shall have not accelerated the Loan, and (ii) the elimination of the Ownership Interest relating to such Property from the collateral securing the Loan would eliminate the condition or circumstance giving rise to the Event of Default, then Mezzanine Borrower may, by notice to Mezzanine Lender, elect to prepay the Loan in the manner provided in (and subject to the requirements of) Section 2.3.4 in an amount equal to the Release Amount of such Ownership Interest, so as to obtain the release thereof from the Lien of the Mezzanine Loan Documents. Upon such prepayment and release, such Event of Default shall be deemed cured hereunder.

18.2 Remedies. Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Mezzanine Lender against Mezzanine Borrower and Guarantor under this Agreement or any of the other Mezzanine Loan Documents executed and delivered by, or applicable to, Mezzanine Borrower or Guarantor or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Mezzanine Loan Documents with respect to the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Mezzanine Loan Documents. Without limiting the generality of the foregoing, Mezzanine Borrower agrees that if an Event of Default is continuing (i) Mezzanine Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Mezzanine Lender shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and this Agreement and the Pledge have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(a) Upon the occurrence of any Event of Default, Mezzanine Lender may, but without any obligation to do so and without notice to or demand on Mezzanine Borrower and without releasing Mezzanine Borrower from any obligation hereunder, take any action to cure such Event of Default. Mezzanine Lender may appear in, defend, or bring any action or proceeding to protect its interests in the Collateral or to foreclose its security interest under this Agreement and the Pledge or under any of the other Mezzanine Loan Documents or collect the Indebtedness.

(b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral (Second Mezzanine), the Mezzanine Lender may:

(i) without notice to Mezzanine Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral (Second Mezzanine) against the Obligations (Second Mezzanine), operating expenses and/or capital expenditures for the Property or any part thereof;

(ii) in Mezzanine Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral

(Second Mezzanine) (or any portion thereof) as Mezzanine Lender may determine in its sole discretion; and

(iv) take all other actions provided in, or contemplated by, this Agreement.

(c) With respect to Mezzanine Borrower, the Account Collateral (Second Mezzanine), the Rate Cap Collateral and the Collateral, nothing contained herein or in any other Mezzanine Loan Document shall be construed as requiring Mezzanine Lender to resort to the Collateral for the satisfaction of any of the Indebtedness, and Mezzanine Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Mezzanine Lender shall have the right from time to time to partially foreclose this Agreement and the Pledge in any manner and for any amounts secured by this Agreement or the Pledge then due and payable as determined by Mezzanine Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Mezzanine Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Mezzanine Lender may foreclose this Agreement and the Pledge to recover such delinquent payments, or (ii) in the event Mezzanine Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Mezzanine Lender may foreclose this Agreement and the Pledge to recover so much of the principal balance of the Loan as Mezzanine Lender may accelerate and such other sums secured by this Agreement or the Pledge as Mezzanine Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to this Agreement and the Pledge to secure payment of sums secured by this Agreement and the Pledge and not previously recovered.

18.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Mezzanine Lender under this Agreement and the Mezzanine Loan Documents shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower pursuant to this Agreement or the other Mezzanine Loan Documents, or existing at law or in equity or otherwise. Mezzanine Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Mezzanine Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Mezzanine Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

18.4 Costs of Collection. In the event that after an Event of Default: (i) the Mezzanine Note or any of the Mezzanine Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Mezzanine Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Agreement, the Mezzanine Note or any of the Mezzanine Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge or any of the Mezzanine Loan Documents; then Mezzanine Borrower shall pay to Mezzanine Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Mezzanine Lender at the Default Rate (collectively, “Enforcement Costs”).

18.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Mezzanine Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, Mezzanine Lender for or in respect of all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been incurred or sustained by Mezzanine Lender to protect or preserve the Collateral or in connection with the collection of such monies by Mezzanine Lender (including without limitation, Enforcement Costs), for the exercise, protection or enforcement by Mezzanine Lender of all or any of the rights, remedies, powers and privileges of Mezzanine Lender under this Agreement or any of the other Mezzanine Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to Mezzanine Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Mezzanine Lender to such monies;

(b) Second, to all other Obligations (Second Mezzanine) in such order or preference as Mezzanine Lender shall determine in its reasonable discretion;

(c) Third, the excess, if any, shall be deposited in the Third Mezzanine Account for distribution or application under the Third Mezzanine Loan Documents, or if the Third Mezzanine Loan has been repaid, shall be deposited in the Fourth Mezzanine Account for distribution or application under the Fourth Mezzanine Loan Documents, or if the Fourth Mezzanine Loan has been repaid, shall be distributed to the Mezzanine Borrower.

XIX.	SPECIAL PROVISIONS

19.1 Exculpation.

19.1.1 Exculpated Parties. Except as set forth in this Section 19.1, the Recourse Guaranty (Mezzanine) and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Mezzanine Lender or enforceable against (i) Mezzanine Borrower, (ii) any Affiliate of Mezzanine Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Mezzanine Borrower or any Affiliate of Mezzanine Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the “Exculpated Parties”) and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency judgment or otherwise) in respect of the Obligations (Second Mezzanine), this Agreement, the Pledge, the Mezzanine Note, the Collateral or any other Mezzanine Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Mezzanine Lender. The foregoing limitation shall not in any way limit or affect Mezzanine Lender’s right to any of the following and Mezzanine Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Pledge in accordance with the terms and provisions set forth herein and in the Pledge;

(b) Action against any other security at any time given to secure the payment of the Mezzanine Note and the other Obligations (Second Mezzanine);

(c) Exercise of any other remedy set forth in this Agreement or in any other Mezzanine Loan Document which is not inconsistent with the terms of this Section 19.1;

(d) Any right which Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Pledge or to require that all collateral shall continue to secure all of the Indebtedness owing to Mezzanine Lender in accordance with the Mezzanine Loan Documents; or

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty (Mezzanine) and the Environmental Indemnity).

19.1.2 Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Mezzanine Loan Documents to the contrary, there shall at no time be any limitation on Mezzanine Borrower’s or any Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Mezzanine Note, the Pledge and the other Mezzanine Loan Documents, to Mezzanine Lender of:

(a) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the fraudulent acts of Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(b) Proceeds which Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower has received and to which Mezzanine Lender is entitled pursuant to the terms of this Agreement or any of the Mezzanine Loan Documents to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the Loan Agreement (Mortgage);

(c) all loss, damage, cost or expense as incurred by Mezzanine Lender and arising from any intentional misrepresentation of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(d) any misappropriation of Rents or security deposits by Mortgage Borrower, Master Lessee, Mezzanine Borrower or any of their respective Affiliates;

(e) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of all or any part of the Collateral, the Account Collateral or the Rate Cap Collateral being encumbered by a Lien by reason of the acts of Mezzanine Borrower or any Affiliate of Mezzanine Borrower from and after the date hereof (other than as provided in this Agreement, the Pledge and/or any other Mezzanine Loan Document) in violation of the Mezzanine Loan Documents;

(f) after the occurrence and during the continuance of an Event of Default by Mezzanine Borrower hereunder or under any other Mezzanine Loan Document, any Rents belonging to Mortgage Borrower or any Senior Mezzanine Borrower, issues, profits and/or income from the Property collected by Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower other than Rent sent to the Holding Account pursuant to the Loan Agreement (Mortgage) (and not paid directly to Mortgage Lender pursuant to any notice of direction delivered to tenants of the Property) and not applied to payment of the Obligations or used to pay normal and verifiable operating expenses of the Property or otherwise are not applied in a manner permitted under the Loan Documents (Mortgage) or the Mezzanine Loan Documents;

(g) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of any physical damage to the Property from intentional waste committed by Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(h) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the failure of Borrower to comply with any of the provisions of Article XIII;

(i) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of any breach of a representation by Mortgage Borrower set forth in Section 4.1.31 of the Loan Agreement (Mortgage).

(j) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the failure of Mezzanine Borrower to deliver to Mezzanine Lender the net sales proceeds of a Transfer of an Individual Property together with any shortfall necessary to pay in full the Release Price for such Individual Property in accordance with the provisions set forth herein;

(k) any loss, damage, cost, or expense incurred by or on behalf of Mezzanine Lender arising from any misrepresentation of Mezzanine Borrower in Section 4.1.6 (c) or (d) to the extent Mezzanine Lender claims or asserts such amounts are covered or insured by the Mortgage Borrower’s owner’s title policy or the Owner’s Title Policy Loss Payment Direction Letter;

(l) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Mezzanine Lender, in the event (and arising out of such circumstances) that (x) Mezzanine Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Mezzanine Lender relative to the Property, the Account Collateral or the Rate Cap Collateral or any part thereof which is found by a court to have been raised by Mezzanine Borrower in bad faith or to be without basis in fact or law, or (y) an involuntary case is commenced against Mezzanine Borrower or Guarantor under the Bankruptcy Code with the collusion of Mezzanine Borrower or Guarantor or any of their Affiliates or (z) an order for relief is entered with respect to the Mezzanine Borrower or Guarantor under the Bankruptcy Code through the actions of the Mezzanine Borrower or Guarantor or any of their Affiliates at a time when the Mezzanine Borrower or Guarantor, as applicable, is able to pay its debts as they become due unless Mezzanine Borrower or Guarantor, as applicable, shall have (i) received an opinion of independent counsel that the Mezzanine Borrower or Guarantor or such Affiliate, as applicable, has a fiduciary duty to seek such an order for relief;

(m) all liabilities, obligations, claims, damages, loss, penalties, costs and expenses imposed upon, incurred by or asserted against Mezzanine Lender or any Ground Lease Property and arising from or in connection with any inaccuracy or misrepresentation contained in any Clean Borrower Estoppel Certificate, provided, however, that as and when a Property is no longer a Deficient GL Property, as provided in the definition of the term “Deficient GL Property”, the recourse liability of Mezzanine Borrower under the Clean Borrower Estoppel Certificate and the recourse liability of Mezzanine Borrower and Guarantor under this clause (m) shall be automatically released in its entirety with with respect to such Property (or to the extent of the substance of any matter which is certified in the Clean Ground Lessor Estoppel Certificate without material exception, revision or supplement, as applicable) (and upon request by Mezzanine Borrower, Mezzanine Lender shall promptly confirm any such release in writing); or

(n) reasonable attorney’s fees and expenses actually incurred by Mezzanine Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (m).

XX.	MISCELLANEOUS

20.1 Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Mezzanine Lender of the Loan and the execution and delivery to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Mezzanine Loan

Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the successors and assigns of Mezzanine Lender. If Mezzanine Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Mezzanine Loan Documents shall be joint and several.

20.2 Mezzanine Lender’s Discretion. Whenever pursuant to this Agreement, Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Mezzanine Lender and shall be final and conclusive.

20.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY MEZZANINE LENDER AND ACCEPTED BY MEZZANINE BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS (SECOND MEZZANINE) ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MEZZANINE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE MEZZANINE NOTE, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT MEZZANINE LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND MEZZANINE BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND MEZZANINE BORROWER HEREBY

IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY 80 STATE STREET ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MEZZANINE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MEZZANINE BORROWER (I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

20.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Mezzanine Note, or of any other Mezzanine Loan Document, or consent to any departure by Mezzanine Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

20.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note or under any other Mezzanine Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Mezzanine Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

20.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Mezzanine Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Mezzanine Lender:	German American Capital Corporation, on behalf of the holders of the Notes
60 Wall Street, 10th floor
New York, NY 10005
Attention: Todd Sammann and General Counsel
Telecopy No.: (212) 797-4489
Confirmation No.: (212) 250-2748

With a copy to:	Bank of America, N.A., as Servicer, at such notice address as shall be designated by notice delivered in accordance with this Section.

With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Harvey R. Uris, Esq.
Telecopy No.: (917) 777-2212
Confirmation No.: (212) 735-3000

With a copy to:	Bank of America, N.A. 9 West 57th Street New York, NY 10019 Attention: Mr. Dean Ravosa Telecopy No.: (212) 847-5695 Confirmation No.: (212) 847-6398

With a copy to:	White & Case LLP 1155 Avenue of the Americas New York, New York 10036-2787 Attention: Tom Higgins, Esq. Telecopy No.: (212) 354-8113 Confirmation No.: (212) 819-8813

If to Mezzanine Borrower:	MPO Intermediate Holdings, LLC c/o Toys “R” Us, Inc. One Geoffrey Way Wayne, New Jersey 07470 Attention: Chief Financial Officer Telecopy No.: (973) 617 4006 Confirmation No.: (973) 617-5755

Bain Capital Partners, LLC 111 Huntington Avenue Boston, MA 02199 Attention: Mr. John Tudor Telecopy No.: (617) 516-2010 Confirmation No.: (617) 516-2194

Kohlberg Kravis Roberts & Co. 2800 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attention: Mr. David Kerko Telecopy No.: (650) 233-6538 Confirmation No.: (650) 233-6519

Vornado Realty Trust 888 Seventh Avenue New York, New York 10106 Attention: Wendy Silverstein Telecopy No.: (212) 894-7073 Confirmation No.: (212) 894-7000

With a copy to:	Sullivan & Cromwell LLP 125 Broad Street New York, N.Y. 10004-2498 Attention: Arthur Adler, Esq. Telecopy No.: (212) 558-3588 Confirmation No.: (212) 558-3960

Kirkland and Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 Attention: Chris Butler, Esq. Telecopy No.: (312) 861-2200 Confirmation No.: (312) 861-2298

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above, or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

20.7 TRIAL BY JURY. EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER EITHER OF THE FOREGOING, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER MEZZANINE LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER MEZZANINE LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

20.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

20.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.10 Preferences. To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

20.11 Waiver of Notice. Mezzanine Borrower shall not be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Mezzanine Loan Documents specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower and except with respect to matters for which Mezzanine Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Mezzanine Loan Documents do not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

20.12 Expenses; Indemnity. Mezzanine Borrower covenants and agrees to pay or, if Mezzanine Borrower fails to pay, to reimburse, Mezzanine Lender upon receipt of written notice from Mezzanine Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements), except as may be otherwise expressly provided in Article XIV or elsewhere in this Agreement or the Loan Documents incurred by Mezzanine Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Mezzanine Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Mezzanine Borrower (including without limitation any opinions requested by Mezzanine Lender pursuant to this Agreement); (ii) Mezzanine Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Mezzanine Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Mezzanine Loan Documents and any other documents or matters as required herein or under the other Mezzanine Loan Documents; (iv) securing Mezzanine Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Mezzanine Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Mezzanine Lender pursuant to this Agreement and the other Mezzanine Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, this Agreement, the other Mezzanine Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower under this

Agreement, the other Mezzanine Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1; provided, however, that Borrower shall not be liable for the payment of (A) any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender. Any cost and expenses due and payable to Mezzanine Lender may be paid from any amounts in the Mezzanine Account.

(a) Subject to the non-recourse provisions of Section 19.1, Mezzanine Borrower shall protect, indemnify and save harmless Mezzanine Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties, the Collateral or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Mezzanine Lender or its designee of a transfer-in-lieu of foreclosure with respect to the Collateral, (ii) an Indemnified Party or its designee or a receiver taking possession or control of the Property, or (iii) the foreclosure of the Pledge, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Mezzanine Borrower’s interest in Mortgage Borrower, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mezzanine Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Mezzanine Loan Documents or any failure on the part of Mezzanine Borrower to perform or comply or to cause Mortgage Borrower to perform or comply with any of the terms of any Operating Agreement within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Mezzanine Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 of the Loan Agreement (Mortgage) hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Subleases or the Master Lease, or (9) the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Mezzanine Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Agreement and the Pledge. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Mezzanine Borrower shall at Mezzanine Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mezzanine Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Mezzanine Borrower (unless reasonably disapproved by Mezzanine Lender promptly after Mezzanine Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mezzanine Lender (or any Indemnified Party) to appoint its own counsel at Mezzanine Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mezzanine Lender and Mezzanine Borrower that would make such separate representation advisable; provided further that if Mezzanine Lender shall have appointed separate counsel pursuant to the foregoing, Mezzanine Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Mezzanine Lender a conflict or potential conflict exists between such Indemnified Party and Mezzanine Lender. So long as Mezzanine Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mezzanine Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 20.12 with respect to such action, suit or proceeding and Mezzanine Lender agrees that it will not settle any such action, suit or proceeding without the consent of Mezzanine Borrower; provided, however, that if Mezzanine Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Mezzanine Lender has provided Mezzanine Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Mezzanine Lender may settle such action, suit or proceeding and claim the benefit of this Section 20.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mezzanine Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified under this Section 20.12 without notice to and reasonable consent of Mezzanine Borrower.

20.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

20.14 Offsets, Counterclaims and Defenses. Any assignee of Mezzanine Lender’s interest in and to this Agreement, the Mezzanine Note and the other Mezzanine Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Mezzanine Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower.

20.15 Liability of Assignees of Mezzanine Lender. No assignee of Mezzanine Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Mezzanine Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Mezzanine Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Mezzanine Lender hereunder. The limitation of liability provided in this Section 20.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

20.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Mezzanine Borrower and Mezzanine Lender intend that the relationships created hereunder and under the other Mezzanine Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender nor to grant Mezzanine Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Mezzanine Loan Documents are solely for the benefit of Mezzanine Lender and Mezzanine Borrower and nothing contained in this Agreement or the other Mezzanine Loan Documents shall be deemed to confer upon anyone other than Mezzanine Lender and Mezzanine Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Mezzanine Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Mezzanine Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mezzanine Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Mezzanine Lender if, in Mezzanine Lender’s sole discretion, Mezzanine Lender deems it advisable or desirable to do so.

20.17 Publicity. Each party shall endeavor to permit the other to review the initial press release relating to the Mezzanine Loan in order to provide the other with a reasonable opportunity to comment thereon.

20.18 Waiver of Marshaling of Assets. To the fullest extent permitted by law, Mezzanine Borrower, for itself and its successors and assigns, waives all rights to a marshaling of the assets of Mezzanine Borrower, Mezzanine Borrower’s members or partners, as applicable, and others with interests in Mezzanine Borrower and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Mezzanine Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Mezzanine Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

20.19 Waiver of Counterclaim and other Actions. Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge or any Mezzanine Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge or any Mezzanine Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

20.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Mezzanine Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Mezzanine Loan Documents and that such Mezzanine Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Mezzanine Borrower acknowledges that, with respect to the Loan, Mezzanine Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mezzanine Lender or any parent, subsidiary or Affiliate of Mezzanine Lender. Mezzanine Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Mezzanine Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Mezzanine Lender of any equity interest any of them may acquire in Mezzanine Borrower, and Mezzanine Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Mezzanine Lender’s exercise of any such rights or remedies. Mezzanine Borrower acknowledges that Mezzanine Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or its Affiliates.

20.21 Prior Agreements. This Agreement and the other Mezzanine Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Mezzanine Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

20.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

20.23 Direction of Mortgage Borrower with Respect to the Property. Mezzanine Borrower and Mezzanine Lender acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Mezzanine Loan Documents to the effect that (i) Mezzanine Borrower shall cause Mortgage Borrower to act or to refrain from acting in any manner, or (ii) Mezzanine Borrower shall cause to occur or not to occur, or otherwise be obligated in any manner with respect to, any matters pertaining to Mortgage Borrower or the Property, or (iii) other similar effect, such clause or provisions, in each case, is intended to mean, and shall be construed as meaning, that Mezzanine Borrower has undertaken to act and is obligated to act only in Mezzanine Borrower’s capacity as the direct or indirect sole member of Mortgage Borrower (which Mortgage Borrower, in turn, is the fee owner of the Property) but not directly with respect to Mortgage Borrower or the Property or in any other manner which would violate any of the covenants contained in Section 5.1.4 hereof or other similar covenants contained in Mezzanine Borrower’s Organizational Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MEZZANINE BORROWER:

MPO INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Jon W. Kimmins
Name: Jon W. Kimmins
Title: Senior Vice President-Treasurer

[Mezzanine Lender’s signature appears on following page]

MEZZANINE LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:	/s/ Todd O. Sammann
Name: Todd O. Sammann
Title: Vice President

By:	/s/ Eric M. Schwartz
Name: Eric M. Schwartz
Title: Vice President